As filed with the Securities and Exchange Commission on September 19, 2013

Registration No. [   ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	4899	94-3342064
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9710 E. 55th Pl.

Tulsa, OK 74146
(800) 243-1254
(Address and telephone number of principal executive offices and principal place of business)

President Stock Transfer

515 West Pender Street, Suite 217

Vancouver, BC, V6B 6H5

(604) 876-5526
(Name, address and telephone number of agent for service)

Copies to:
Mark C. Lee
GREENBERG TRAURIG, LLP
1201 K Street, Suite 1100
Sacramento, California 95814
Telephone: (916) 442-1111
Facsimile: (916) 448-1709

Approximate date of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of Shares to be Registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of Registration Fee

Common Stock	5,761,000	(1)	$0.30	(2)	$1,728,300	$235.74
Common Stock	1,890,000	(3)	$0.30	(2)	$567,000	$77.34
Total	7,651,000				$2,295,300	$313.08

(1)	Represents shares issued and issuable pursuant to the Common Stock Purchase Agreement, between the Company and Hanover Holdings I, LLC, a New York limited liability company (“Hanover”), dated August 28, 2013 (the “Purchase Agreement”).
(2)	Calculated in accordance with Rule 457(c) of the Securities Act, based upon the average high and low prices reported on the OTCQB on September 16, 2013.
(3)	Represents 1,890,000 shares of the Company’s Common Stock issuable upon conversion of the Senior Convertible Note, issued by the Company in favor of Hanover, dated July 31, 2013 (the “Convertible Note”), in the principal amount of $405,000.

In the event of stock splits, stock dividends, or similar transactions involving the Registrant’s common stock, the number of shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED September 19, 2013
PROSPECTUS
7,651,000 SHARES OF COMMON STOCK
SANWIRE CORPORATION

This prospectus relates to the resale of up to 7,651,000 shares of our common stock, which may be offered by the selling stockholder, Hanover Holdings I, LLC, a New York limited liability company, or Hanover. The shares of common stock being offered by the selling stockholder are issuable (i) upon conversion of a senior convertible note in the principal amount of $405,000, or the Convertible Note, that we issued to Hanover on July 31, 2013 and (ii) pursuant to a common stock purchase agreement dated as of August 28, 2013 between us and Hanover, or the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of shares of our common stock by the selling stockholder under this prospectus, however, we have received gross proceeds of $300,000 from the sale of the Convertible Note to Hanover and we may receive gross proceeds of up to $7,500,000 from sales of our common stock to Hanover under the Purchase Agreement.

Hanover may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how Hanover may sell its shares of common stock in the section titled “Plan of Distribution” on page 38. We will pay the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will be paid by the selling stockholder. In addition, we have agreed to issue 454,408 shares of our common stock to Hanover as an initial commitment fee for entering into the Purchase Agreement and we may issue additional commitment shares to Hanover under certain circumstances described in this Prospectus. With respect to the shares of common stock that have been and may be issued pursuant to the Purchase Agreement, Hanover is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and with respect to any other shares of common stock, Hanover may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our common stock is quoted on the OTCQB Marketplace operated by OTC Markets Group Inc., or the OTCQB, under the symbol “SNWR”. The last reported sale price of our common stock on the OTCQB on September 16, 2013 was $0.30 per share.

Investing in our common stock involves a high degree of risk. Please see the sections entitled “Risk Factors” on page 17 of this prospectus and “Part I—Item 1A Risk Factors” in Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September __, 2013.

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

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Glossary of Terms

Backhaul: The segment of a Wi-Fi network which comprises the intermediate links between the head end of the network and access points.

CLEC (Competitive Local Exchange Carrier): The local or regional carrier in most rural communities.

Explosion Proof (XP) enclosure: An enclosure that can withstand an explosion of gases within it and prevent the explosion of gases surrounding it due to sparks, flashes or the explosion of the container itself, and maintain an external temperature which will not ignite the surrounding gases.

Head End: The originating point in a communications system to provide a telecommunication service, and access to a gateway.

Internet Protocol (IP): A communications protocol used to send and receive data across the Internet using Internet Protocol.

Intrinsic Safety (IS): A device or an instrument which will not produce any spark or thermal effects under normal or abnormal conditions that will ignite a specified gas mixture.

iPMine-M8 Model 810T: The Company’s current handheld texting device.

iPMine-M8 Model 925V: The Company’s future/planned handheld voice-over-IP/texting device.

iPMine-ZAP (Zone Access Point): The Company’s wireless/wireline access point.

iPMine-VU: The Company’s enterprise management software that tracks, monitors, and displays the location of miners and/or equipment against a backdrop of a mine’s map.

Last Mile: The euphemism used to describe the end of the wired signal capability.

Leaky Feeder: An analog-based communication system. A typical system consists of a coaxial cable, spliced in pre-determined locations/distances, that acts as the medium to transport and “leaks” signals (radio waves).

LTE: Long Term Evolution

Mesh Networking: A type of networking where each node (access point) must not only capture and disseminate its own data, but also serve as a relay for other nodes, that is, it must collaborate to propagate the data in the network.

MINER Act: The US Mine Improvement and New Emergency Response Act of 2006.

Mine Safety and Health Administration (MSHA): A division of the US Department of Labor, MSHA is the US federal agency that approves electronic devices (explosion proof or intrinsic safety approval) for use in underground coal mines.

MPLS: An industry term that refers to MultiProtocol Label Switching.

Node: Also known as an access point or a router. We refer to these nodes as iPMine-ZAPs.

Non-LOS (Line of Sight): The description often used to describe the ability of a wireless signal to transmit in an interrupted or non-interupted status do to obstructions.

PPL09: MSHA’s guidelines to implement a wireless communication system in underground coal mines in the US per the MINER Act of 2006.

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QoS (Quality of Service): A level of service often referred to as five 9’s of reliability.

RF (Radio Frequency): The band of transmission for an electronic signal.

RFiD Tags: Radio Frequency IDentification tags. A small radio that transmits a unique code associated with a device or a person (in this case a miner).

Saas: An industry term that refers to Software as a Service.

TVWS (TV White Space): The TV frequencies available for use today that do not have line of sight limitations.

Voice over Internet Protocol (VoIP): A methodology and group of technologies for the delivery of voice communications and multimedia sessions over Internet Protocol (IP) networks, such as the Internet. Other terms commonly associated with VoIP are IP telephony, Internet telephony, voice over broadband (VoBB), broadband telephony, IP communications, and broadband phone service.

Wi-Fi: A popular technology that allows an electronic device to exchange data or connect to the internet wirelessly using radio waves.

Wireline Backhaul: Wired connection Backhaul network; typically fiber optic.

ZigBee: A specification for a suite of high level communication protocols used to create personal area networks built from small, low-power digital radios. ZigBee is based on an IEEE 802.15 standard. Though low-powered, ZigBee devices often transmit data over longer distances by passing data through intermediate devices to reach more distant ones, creating a mesh network; i.e., a network with no centralized control or high-power transmitter/receiver able to reach all of the networked devices.

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You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Sanwire Corporation, a Nevada corporation.

Our Business

Corporate Information

Sanwire was incorporated in the State of Nevada on February 10, 1997. The Company was formerly named Clear Water Mining, Inc. (February 10 1997 through March 11, 1999), E-Casino Gaming Corporation (March 2, 1999 through June 21, 1999), E-Vegas.com Inc. (June 22, 1999 through July 20, 2000), 1st Genx.com Inc. (July 21, 2000 through October 18, 2001), Oasis Information Systems, Inc. (October 19, 2001 through January 27, 2005), 777 Sports Entertainment, Corp. (January 28, 2005 through September 26, 2008) and NT Mining Corporation (September 28, 2008 through March 8, 2013).   The Company operates from its offices at 9710 E. 55th Pl., Tulsa, OK 74146. Our telephone number is (800) 243-1254.

Sanwire aims to be a global provider of wireless communication services and data solutions; delivering efficient and reliable communications to our customers. Sanwire’s goal is to operate a number of vertically integrated portfolio of wireless subsidiaries that are synergistic, diverse, and operate independently with their own revenue stream and customer base. We strive, however, to have our subsidiaries to cross sell to each other with respect to products and services, and share customer base. Sanwire plans to grow organically and through complementary acquisitions in the wireless sectors. Currently, Sanwire owns and operates two vertically integrated wholly-owned subsidiaries:

•	iPTerra Technologies, Inc., a Nevada corporation, designs and develops wireless and/or wireline communication solutions for hazardous environments including underground mines. iPTerra’s flagship product, the iPMine system, is a real-time 2-way wireless/fiber mine-safety system for the global mining industry. iPMine tracks, monitors, and communicates with miners and equipment underground and above ground. Our strategy is to acquire customers in the U.S. underground coal mining industry and evaluate opportunities in other international mine-safety markets.
•	Aeronetworks LLC, an Oklahoma limited liability company, provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero delivers 4G/LTE, TV White Space, and advanced wireless technologies.

The Company changed its business focus during 2007 and in 2008 and completed the changeover to mining exploration and development, which was the concept utilized when the Company was incorporated. In order to complete the transformation, the Company completed a reverse stock split during 2008, settled the majority of its liabilities through a share exchange for debt and acquired a privately held Canadian mining corporation with a single mining asset, former Gold Producer "The Bullmoose Mine", located in the Northwest Territory of Canada. In 2009 and 2010, the company completed a limited program on the mining properties in Canada, sufficient to maintain the lease and mineral claims in good standing.

In 2011, the Company settled litigation it had initiated to assert its interest in the Bullmoose Mine (“Bullmoose”). Under the settlement, the Company’s acquisition of Bullmoose will be rescinded. More particularly, the 120,000 shares issued by the company as consideration for the acquisition will be cancelled and $75,000 of the $85,000 paid as part consideration for the acquisition, will be returned to the Company. The closing date was set for June 30, 2012. Until that date and afterwards, if the settlement does not close, the Company continues to retain title to Bullmoose.

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On January 2, 2013, the Company signed an exclusive licensing and distribution agreement (the “Licensing Agreement”) to sell and market the iPMine communication and mine-safety system for underground mines for the European continent. The terms of the agreement includes exclusivity for the European market for a 5-year term renewable with an additional 5-year term and first right of refusal option to acquire 100% of the iPMine intellectual property. The Company issued 300,000 common shares of the Company at a fair value of $300 to the licensor.

On January 14, 2013, the Company signed a purchase agreement to acquire 100% ownership in newly created iPTerra Technologies, Inc. for cash consideration of $5,500, which shall be paid to a seller within a 12-month period from a closing date. The iPMine system will operate under iPTerra Technologies, Inc.

On March 22, 2013, the Company exercised its option under the recently executed Licensing Agreement to acquire 100% ownership of the iPMine communication and mine-safety system. The iPMine system will operate under the Company’s wholly owned subsidiary, iPTerra Technologies, Inc. The Company acquired 100% of the iPMine intellectual property for a total consideration of $10,000,000 comprised of 20,000,000 common shares with a fair value of $0.001 per share for total of $20,000 and the assumption of $9,980,000 in debt (the “Debt”) in favor to two companies controlled by Naiel Kanno (the “Debt Holders”). On May 10, 2013, the Company and the Debt Holders entered into an agreement to convert the Debt into a non-interest bearing convertible promissory note repayable in eighteen months with the conversion price of $1.00 per common share at the option of the Debt Holders.

On May 29, 2013, the Company completed the acquisition of Aeronetworks LLC (“Aero”), a company based in Tulsa, Oklahoma. In consideration for the acquisition, the Company (i) issued Two Million and Four Hundred Thousand (2,400,000) shares of its common stock, (ii) issued Three Million (3,000,000) warrants to purchase its common stock in three blocks consisting of One Million (1,000,000) warrants each, expiring in 2014, 2015, and 2017 at an exercise price of $0.50, $0.75, and $1.00 respectively, (iii) granted future earn-out performance bonus shares based on revenue growth, and (iv) granted a three-year extension to the management agreement for Aero’s management team. Aero provides advanced telecommunications and broadband services to rural communities and Native American tribes with a focus on public safety, education and healthcare sectors.

Recent Developments

Senior Convertible Note Financing with Hanover Holdings I, LLC

Note Purchase Agreement and Convertible Note

On July 31, 2013, we entered into a note purchase agreement with Hanover, which we refer to as the Note Purchase Agreement.  The Note Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Note Purchase Agreement, Hanover will purchase from us the Convertible Note with an initial principal amount of $405,000 for a purchase price of $300,000, representing an approximately 25.93% original issue discount. We issued the Convertible Note to Hanover on July 31, 2013.

$75,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by us) if (i) the registration statement of which this prospectus is a part is declared effective by the SEC on or prior to the earlier of (A) the 75th calendar day after July 31, 2013 and (B) the fifth business day after the date we are notified by the Securities and Exchange Commission, or the Commission, that the registration statement will not be reviewed or will not be subject to further review, and this prospectus is available for use by Hanover for the resale by Hanover of all of the shares of our common stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default under the Convertible Note or an event that with the passage of time or giving of notice would constitute an event of default under the Convertible Note has occurred on or prior to such date.

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The Convertible Note matures on January 27, 2014 and, in addition to the approximately 25.93% original issue discount, accrues interest at the rate of 8.0% per year. The Convertible Note is convertible at any time, in whole or in part, at Hanover’s option into shares of our common stock at a fixed conversion price of $0.2325 per share, subject to adjustment pursuant to the “full ratchet” and standard anti-dilution provisions contained in the Convertible Note. This conversion price represents a discount of 25% from the closing price of our common stock of $0.31 on July 24, 2013, which was the lowest closing price of our common stock during the five-trading-day period immediately prior to the date we issued the Convertible Note to Hanover. At no time will Hanover be entitled to convert any portion of the Convertible Note to the extent that after such conversion, Hanover (together with its affiliates) would beneficially own more than 4.99% of our common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder).

The Convertible Note includes customary event of default provisions, and provides for a default interest rate of 18%. Upon the occurrence of an event of default, Hanover may require us to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Note to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 125% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 125% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date we make the entire payment required to be made under this provision.

We have the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Note in cash at a price equal to 120% of the total amount of the Convertible Note then outstanding.

The Note Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. We also agreed to pay up to $10,000 of reasonable attorneys' fees and expenses incurred by Hanover in connection with the transaction. The Note Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations, warranties or covenants under the Note Purchase Agreement.

The issuance of the Convertible Note to Hanover under the Note Purchase Agreement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

Note Registration Rights Agreement

In connection with the execution of the Note Purchase Agreement, on July 31, 2013, Hanover and we also entered into a registration rights agreement, which we refer to as the Note Registration Rights Agreement. Pursuant to the Note Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 1,890,000 shares of our common stock into which the Convertible Note may be converted, on or prior to September 3, 2013, and have it declared effective at the earlier of (i) the 75th calendar day after July 31, 2013 and (ii) the fifth business day after the date we are notified by the Commission that the registration statement will not be reviewed or will not be subject to further review. Prior to September 3, 2013, we and Hanover agreed to extend the filing deadline to September 20, 2013.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Note Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Note Registration Rights Agreement.

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We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Note Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

Equity Enhancement Program with Hanover Holdings I, LLC

Common Stock Purchase Agreement

On August 28, 2013, which we refer to as the Closing Date, we entered into the Purchase Agreement with Hanover.  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover is committed to purchase up to $7,500,000, which we refer to as the Total Commitment, worth of our common stock, which we refer to as the Shares, over the 36-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, commencing on the trading day immediately following the date on which the registration statement of which this prospectus is a part is declared effective by the Commission, we may, in our sole discretion, provide Hanover with either “regular” draw down notices or, if certain conditions are satisfied, “fixed” draw down notices, each referred to as a Draw Down Notice, in each case to purchase a specified dollar amount of Shares, which we refer to as the Draw Down Amount, with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single “regular” Draw Down Notice, each a Regular Draw Down Notice, cannot exceed 300% of the average daily trading volume of the Company’s common stock for the 20 trading days immediately preceding the date of the Regular Draw Down Notice, which we refer to as the Maximum Regular Draw Down Amount. The maximum amount of Shares requested to be purchased pursuant to any single “fixed” Draw Down Notice, each a Fixed Draw Down Notice, cannot exceed 200% of the average daily trading volume of the Company’s common stock for the 20 trading days immediately preceding the date of the Fixed Draw Down Notice, which we refer to as the Maximum Fixed Draw Down Amount. Each purchase pursuant to a draw down will reduce, on a dollar-for-dollar basis, the Total Commitment under the Purchase Agreement.

We may, in our sole discretion, provide Hanover with Regular Draw Down Notices to purchase a specified Draw Down Amount, up to the Maximum Regular Draw Down Amount, over a 10 consecutive trading day period commencing on the trading day specified in the applicable Regular Draw Down Notice, which we refer to as the Pricing Period. Once presented with a Regular Draw Down Notice, Hanover is required to purchase a pro rata portion of the applicable Draw Down Amount on each trading day during the applicable Pricing Period on which the daily volume weighted average price for our common stock, or VWAP, equals or exceeds an applicable floor price, or Floor Price, equal to the product of (i) 0.70 and (ii) the VWAP over the 10 trading days immediately preceding the date the Regular Draw Down Notice is delivered, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions. If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that Hanover will not purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. The per share purchase price for the Shares subject to a Regular Draw Down Notice will be equal to 90% of the arithmetic average of the three lowest daily VWAPs that equal or exceed the applicable Floor Price during the applicable Pricing Period, except that if the VWAP does not equal or exceed the applicable Floor Price for at least three trading days during the applicable Pricing Period, then the per share purchase price will be equal to 90% of the arithmetic average of all VWAPs that equal or exceed the applicable Floor Price during such Pricing Period.

We may, in our sole discretion, on any trading day on which both of the equity conditions described below are satisfied, provide Hanover with a Fixed Draw Down Notice to purchase a specified Draw Down Amount, up to the Maximum Fixed Draw Down Amount, on the applicable settlement date, which will occur within one trading day following the date the Fixed Draw Down Notice is delivered. The per share purchase price for the Shares subject to a Fixed Draw Down Notice, or the Fixed Purchase Price, will be equal to 75% of the lower of (i) the lowest trade price of a share of our common stock on the date the Fixed Draw Down Notice is delivered, which we refer to as the Draw Down Exercise Date, and (ii) the arithmetic average of the three lowest daily VWAPs during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date. We may deliver a Fixed Draw Down Notice only if both of the following equity conditions have been satisfied as of the applicable Draw Down Exercise Date:

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•	on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the lowest trade price of a share of our common stock must be greater than $0.20, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions, which we refer to as the Fixed Floor Price; and
•	on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the trade price of a share of our common stock must not have declined more than 20% from an intraday high to an intraday low during such trading day.

We are prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Regular Draw Down Amount, in the case of a Regular Draw Down Notice, or exceeds the Maximum Fixed Draw Down Amount, in the case of a Fixed Draw Down Notice, (ii) the sale of Shares pursuant to such Draw Down Notice would cause us to issue or sell or Hanover to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Hanover to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by Hanover of more than 4.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act, and the rules and regulations thereunder).  With respect to a draw down pursuant to a Regular Draw Down Notice, we cannot make more than one draw down (whether pursuant to a Fixed Draw Down Notice or a Regular Draw Down Notice) in any Pricing Period and must allow 24 hours to elapse between the completion of the settlement of any one draw down pursuant to a Regular Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down. With respect to a draw down pursuant to a Fixed Draw Down Notice, we must allow 15 trading days to elapse between the completion of the settlement of any one draw down pursuant to a Fixed Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the date on which the registration statement of which this prospectus is a part is declared effective by the Commission, (ii) the date on which Hanover purchases the Total Commitment worth of common stock under the Purchase Agreement and (iii) the date on which our common stock ceases to be listed or quoted on an eligible trading market under the Purchase Agreement. Under certain circumstances set forth in the Purchase Agreement, we and Hanover each may terminate the Purchase Agreement on one trading day’s prior written notice to the other, without fee, penalty or cost.

We have agreed to pay to Hanover a commitment fee for entering into the Purchase Agreement equal to $150,000 (or 2.0% of the Total Commitment under the Purchase Agreement) in the form of 454,408 shares of our common stock, which we refer to as the Initial Commitment Shares, calculated using a per share price of $0.3301, representing the lowest daily volume weighted average price of a share of our common stock during the three-trading day period immediately preceding the Closing Date.  In addition, as soon as practicable following the effective date of the registration statement of which this prospectus is a part, we are required to issue to Hanover additional shares of our common stock, which we refer to as the Additional Commitment Shares, equal to the greater of (i) zero and (ii) the difference of (a) the quotient of (x) $150,000 divided by (y) the greater of (1) the lowest trade price of a share of our common stock during the period beginning two trading days immediately preceding the effective date of the registration statement of which this prospectus is a part and ending on such effective date and (2) $0.15, less (ii) 454,408, provided that in no event will we issue more than an aggregate of 545,592 shares of our common stock, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions, as Additional Commitment Shares. The Initial Commitment Shares, together with 545,592 Additional Commitment Shares, are being registered for resale in the registration statement of which this prospectus is a part. We sometimes in this prospectus refer to the Initial Commitment Shares and the Additional Commitment Shares, collectively, as the Commitment Shares.

We also agreed to pay up to $20,000 of reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Hanover in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, if we issue a Draw Down Notice and fail to deliver the shares to Hanover on the applicable settlement date, we agreed to pay Hanover, in addition to all other remedies available to Hanover under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

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The Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Hanover or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, we and Hanover also entered into a registration rights agreement dated as of the Closing Date, which we refer to as the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 7,651,000 shares of our common stock, which includes the 454,408 Initial Commitment Shares and 545,592 Additional Commitment Shares, on or prior to September 3, 2013, which we refer to as the Filing Deadline, and have it declared effective at the earlier of (A) the 75th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which the registration statement of which this prospectus is a part is filed with the Commission and (B) the fifth business day after the date the Company is notified by the Commission that the registration statement will not be reviewed or will not be subject to further review, which we refer to as the Effectiveness Deadline. Prior to September 3, 2013, we and Hanover agreed to extend the Filing Deadline to September 20, 2013. The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Hanover under the Purchase Agreement.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

Recent Issuances

The table below sets forth shares of our common stock that have been recently issued in exchange for certain services or rights.

Date	Issuance of Shares
January 3, 2013	The Company issued 300,000 shares of common stock with a fair value of $300 pursuant to the License Agreement.
March 22, 2013	The Company exercised its option under the License Agreement to acquire 100% ownership of the iPMine communication and mine safety system. As consideration, the Company issued 20,000,000 shares of common stock with a fair value of $20,000.
March 27, 2013	The Company issued 20,000,000 shares of common stock with a fair value of $20,000 to settle debt of $20,000. The shares were issued to Senso Investments (15,000,00 shares for $15,000 fair value) and, Northwest Management Anstalt (5,000,00 shares for $5,000 fair value).
May 17, 2013	The Company issued 200,000 shares of common stock with a fair value of $58,000 to J R Vetter Consulting, Inc., a company controlled by J R Roland Vetter, the Chief Financial Officer of the Company as compensation under this consultant agreement
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May 17, 2013	The Company issued 200,000 shares of common stock with a fair value of $58,000 to Biarritz Productions, of which $7,150 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013.
May 17, 2013	The Company issued 275,000 shares of common stock with a fair value of $79,750 to Lloyd Donner, of which $9,832 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013
May 29, 2013	The Company issued 2,400,000 shares of common stock with a fair value of $600,000 to acquire Aero.
May 29, 2013	The Company issued 300,000 shares of common stock with a fair value of $75,000 to the management team of Aero, which consists of Richard Bjorklund, James Bradley and Samuel Sibala.
June 1, 2013	The Company issued 50,000 shares of common stock with a fair value of $12,500 to Les Matthews, a consultant.
June 3, 2013	The Company issued 50,000 shares of common stock with a fair value of $13,500 to George Naylor and John Sisk, both of whom are members of IpTerra’s advisory board.
June 12, 2013	The Company issued 500,000 of common stock with a fair value of $170,000 to C Dillow & Co., of which $18,580 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013
June 12, 2013	The Company issued 250,000 shares of common stock with a fair value of $92,500 to Core Consulting, of which $9,604 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013.
June 27, 2013	The Company issued 500,000 shares of common stock with a fair value of $170,000 to Rovert Consulting, of which $3,716 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013.
June 28, 2013	The Company issued 96,000 shares of common stock with a fair value of $45,120 to Gross Capital which was recorded as deferred compensation which will be expensed on the vesting date of July 1, 2013.
June 1, 2013	The Company issued 250,000 share purchase warrants at an exercise price of $0.50 per share expiring on May 31, 2014 to Les Matthews, a consultant.

Transfer Agent

Our transfer agent is President Stock Transfer, and is located at 515 West Pender Street, Suite 217, Vancouver, BC, V6B 6H5. The agent’s telephone number is (604) 876-5526.

The Offering

As of September 2, 2013, there were 46,553,147 shares of our common stock outstanding, of which 22,953,147 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $7,500,000 of our common stock to Hanover, only 7,651,000 shares of our common stock are being offered under this prospectus, which represents (i) 1,890,000 shares of common stock that may be issued to Hanover upon conversion of the Convertible Note, (ii) 454,408 shares of common stock that we agreed to issue to Hanover as Initial Commitment Shares, (iii) a maximum of 545,592 shares of common stock that we may be required to issue to Hanover as Additional Commitment Shares and (iv) 4,761,000 shares of common stock that we may issue to Hanover as Shares pursuant to draw downs under the Purchase Agreement. If all of the 7,651,000 shares offered under this prospectus were issued and outstanding as of September 2, 2013, such shares would represent approximately 14.1% of the total number of shares of our common stock outstanding and 25.0% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of September 2, 2013.

At an assumed purchase price of $0.30 (equal to the closing price of our common stock of $0.30 on September 16, 2013), and assuming the sale by us to Hanover of all of the 4,761,000 Shares, or approximately 10.2% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $1,428,300 in gross proceeds. Furthermore, we may receive substantially less than $1,428,300 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 4,761,000 Shares offered under this prospectus to Hanover, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 20,239,000 shares of our common stock to obtain the balance of $6,071,700 of the Total Commitment that would be available to us under the Purchase Agreement. We currently have authorized and available for issuance 750,000,000 shares of our common stock pursuant to our charter. The number of shares of our common stock ultimately offered for resale by Hanover is dependent upon a number of factors, including the extent to which Hanover converts the Convertible Note into shares of our common stock and the number of Shares we ultimately issue and sell to Hanover under the Purchase Agreement.

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The Total Commitment of $7,500,000 was determined based on numerous factors, including our estimated operating expenses for the next three years. While it is difficult to estimate the likelihood that we will need the full Total Commitment, we presently believe that we may need the full Total Commitment under the Purchase Agreement.

Common stock offered by Selling Stockholder

7,651,000 shares of common stock, consisting of:

•        1,890,000 shares of common stock that we may issue to Hanover upon conversion of the Convertible Note;

•        454,408 shares of common stock that we issued to Hanover as Initial Commitment Shares;

•        a maximum of 545,592 shares of common stock that we may be required to issue to Hanover as Additional Commitment Shares; and

•        4,761,000 shares of common stock that we may issue to Hanover as Shares pursuant to draw downs under the Purchase Agreement.

Common stock outstanding before the offering	46,553,147 shares of common stock.

Common stock outstanding after the offering	54,204,147 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we have received gross proceeds of $300,000 from the sale of the Convertible Note to Hanover and we may receive gross proceeds of up to $7,500,000 from the sale of Shares to Hanover pursuant to the Purchase Agreement. The net proceeds received from the sale of the Convertible Note to Hanover and from the sale of Shares pursuant to the Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our Board of Directors, in its good faith deem to be in the best interest of the company and its stockholders.

OTCQB Trading Symbol	SNWR

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.
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SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Consolidated Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Statements of Operations

	Year Ended December 31, 2012	Six Months Ended June 30, 2013 (unaudited)
Total Revenue	$0	$117,800
Net loss	$(464,429)	$(10,619,869)
Net loss per common share (basic and diluted)	$(0.46)	$(0.44)
Weighted average common shares	1,004,540	24,028,385

Statement of Financial Position

	As At December 31, 2012	As At June 30, 2013 (unaudited)
Cash	$1,094	$2,413
Total current assets	$1,094	$113,833
Total assets	$1,094	$1,497,175
Total current liabilities	$1,373,129	$1,719,661
Stockholders’ deficit	$(1,372,035)	$(8,011,131)
Total liabilities and stockholders’ deficit	$1,094	$1,497,175

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this registration statement on Form S-1 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business and Industry

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to expand our business activities, and to take advantage of any available business opportunities. Historically, we have financed our expenditures primarily with proceeds from the sale of debt and equity securities. The proceeds from our operations are currently insufficient to fully meet our obligations or enable us to carry out our business plan, so we will have to raise additional funds. Obtaining additional financing will be subject to market conditions, industry trends, investor sentiment and investor acceptance of our business plan and management. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to further our operations, implementation of our business plan may fail or be delayed and any such failure or delay may have a material adverse effect on our company, stock price and business.

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Funding from our Purchase Agreement with Hanover may be limited or insufficient to fund our operations or to implement our strategy.

Under our Purchase Agreement with Hanover, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct Hanover to purchase up to $7,500,000 of our shares of common stock over a 36-month period. Although the Purchase Agreement provides that we may sell up to $7,500,000 of our common stock to Hanover, only 7,651,000 shares of our common stock are being offered under this prospectus, which represents (i) 1,890,000 shares of common stock that may be issued to Hanover upon conversion of the Convertible Note, (ii) 454,408 shares of common stock that we have agreed to issue to Hanover as Initial Commitment Shares, (iii) a maximum of 545,592 shares of common stock that we may be required to issue to Hanover as Additional Commitment Shares and (iv) 4,761,000 shares of common stock that we may issue to Hanover as Shares pursuant to draw downs under the Purchase Agreement.

At an assumed purchase price of $0.30 (equal to the closing price of our common stock of $0.30 on September 16, 2013), and assuming the sale by us to Hanover of all of the 4,761,000 Shares, or approximately 10.2% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $1,428,300 in gross proceeds. Furthermore, we may receive substantially less than $1,428,300 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 4,761,000 Shares offered under this prospectus to Hanover, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 20,239,000 shares of our common stock to obtain the balance of $6,071,700 of the Total Commitment that would be available to us under the Purchase Agreement. We currently have authorized and available for issuance 750,000,000 shares of our common stock pursuant to our charter. Depending on the price at which Shares are ultimately sold, we may have to increase the number of our authorized shares in order to issue Shares to Hanover.

There can be no assurance that we will be able to receive all or any of the Total Commitment from Hanover because the Purchase Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause Hanover to buy common stock from us. For instance, we are prohibited from issuing a Draw Down Notice if the amount requested in such Draw Down Notice exceeds the Maximum Regular Draw Down Amount, in the case of a Regular Draw Down Notice, or exceeds the Maximum Fixed Draw Down Amount, in the case of a Fixed Draw Down Notice, or the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Hanover to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by Hanover of more than 4.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder).  Since Hanover is the beneficial owner of 4.80% of our common stock as of September 2, 2013 (including the Initial Commitment Shares and the shares of our common stock issuable upon conversion of the Convertible Note), Hanover may not be able to issue a Draw Down Notice until Hanover’s beneficial ownership percentage is reduced, either through the sale of the shares of common stock held by Hanover, or through a reduction of the principal under the Convertible Note. Hanover is not obligated to reduce its beneficial ownership percentage through the sale of shares of our common stock.

Moreover, there are limitations with respect to the frequency with which we may provide Draw Down Notices to Hanover under the Purchase Agreement. Also, as discussed above, there must be an effective registration statement covering the resale of any Shares to be issued pursuant to any draw down under the Purchase Agreement, and the registration statement of which this prospectus is a part covers the resale of only 4,761,000 Shares that may be issuable pursuant to draw downs under the Purchase Agreement. These registration statements may be subject to review and comment by the staff of the Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured.

The extent to which we rely on Hanover as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Hanover were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all $7,500,000 of common stock under the Purchase Agreement with Hanover, we will still need additional capital to fully implement our current business, operating plans and development plans.

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Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated April 16, 2013, our independent auditors stated that our financial statements for the fiscal year ended December 31, 2012 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Because we have a limited history of revenues from our operations, our business may fail and investors may lose all of their investment in our Company.

We have a limited history of positive earnings and there can be no assurance that we will continue to operate profitably. If our business plan is not successful and we are not able to continue operating profitably, then our stock may become worthless and investors may lose all of their investment in our company.

We recognize that if we are unable to generate significant revenues from the sale of our products in the future, we will not be able to continue to earn profits or continue operations. There is very little history upon which to base any assumption as to the likelihood that we will prove successful in the long term, and we can provide no assurance that we will generate sufficient revenues or continue to achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

We may be unable to compete effectively with other companies in our market who offer, or may in the future offer, competing technologies.

We compete in a rapidly evolving and highly competitive sector of the wireless communications industry. Our competitors have also identified the potential market opportunity offered by us, and we therefore face intense competition in this portion of our market. We also face competition from companies that offer partial or alternative solutions addressing limited aspects of the challenges facing broadband providers.

Our competitors may announce new products, services or enhancements that better meet the needs of customers or changing industry requirements, or may offer alternative methods to achieve customer objectives. New competitors have entered and may continue to enter the market. The entry of new competitors into our market and acquisitions of our existing competitors by companies with significant resources and established relationships with our potential customers could result in increased competition and harm to our business. Increased competition may cause price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, financial condition or result of operations.

Industry consolidation may lead to increased competition and may harm our operating results.

Our market may be subject to industry consolidation, as companies attempt to maintain or strengthen their positions in an evolving industry, are unable to continue their operations or are acquired. For example, some of our current and potential competitors have made, or have been reported as considering making, acquisitions or have announced new strategic alliances designed to position them with the ability to provide many of the same services that we provide, to both the service provider and enterprise markets. We believe that industry consolidation may result in stronger competitors that are better able to compete as sole-source vendors for customers. This could lead to more variability in our operating results and could have a material adverse effect on our financial condition or results of operations.

Our products may not continue to comply with the regulations governing their sale, which may harm our business.

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Some of our products must comply with various regulations and standards defined by the [Federal Communications Commission (“FCC”), and the U.S. Mine Safety and Health Administration (“MSHA”). Products sold internationally may be required to comply with local regulations or standards established by communications authorities in various countries, as well as those of certain international bodies. Although we believe our products are currently in compliance with domestic regulations such as MSHA, there can be no assurance that we will be able to obtain international approvals in the future. Further, the cost of complying with the evolving standards and regulations, or the failure to obtain timely domestic or foreign regulatory approvals or certification such that we may not be able to sell our products where these standards or regulations apply, may adversely affect our results of operations and financial condition.

If our products do not interoperate with our customers’ networks, installations may be delayed or cancelled, which could harm our business.

Some of our products must interface with existing networks, each of which may have different specifications, utilize multiple protocol standards and incorporate products from other vendors. Many of our customers’ networks contain multiple generations of products that have been added over time as these networks have grown and evolved. Our products may be required to interoperate with many or all of the products within these networks as well as future products in order to meet our customers’ requirements. If we find errors in the existing software or defects in the hardware used in our customers’ networks, we may have to modify our software or hardware to fix or overcome these errors so that our products will interoperate with the existing software and hardware. Such issues may affect our ability to obtain product acceptance from other customers. Implementation of product corrections involving interoperability issues could increase our costs and adversely affect our results of operations.

We must continue to update and improve our products and develop new products in order to compete and to keep pace with improvements in communications technology.

The markets for our products are characterized by rapidly changing technology, evolving industry standards, and continuing improvements in the communications service offerings of common service providers. If technologies or standards applicable to our products, or common service provider offerings based on our products, become obsolete or fail to gain widespread commercial acceptance, our existing products or products under development may become obsolete or unmarketable. Moreover, the introduction of products embodying new technologies, the emergence of new industry standards, or changes in common service provider offerings could adversely affect our ability to sell our products. To meet the requirements of these new delivery systems and to maintain our market position, we may have to develop new products or modify existing products.

Our ability to adapt will be a significant factor in establishing a competitive position and our prospects for growth. We cannot assure that we will be able to respond effectively to changes in technology, industry standards, common service provider offerings or new product announcements by our competitors. We also cannot assure that we will be able to successfully develop and market new products or product enhancements, or that these products or enhancements will achieve market acceptance. Any failure by us to continue to anticipate or respond in a cost-effective and timely manner to changes in technology, industry standards, common service provider offerings, or new product announcements by our competitors, or any significant delays in product development or introduction, could have a material adverse effect on our ability to competitively market our products and on our revenues, results of operations and financial condition.

We need to increase the functionality of our products and offer additional features and value-added services in order to maintain or increase our profitability.

The market in which we operate is highly competitive and unless we continue to enhance the functionality of our products and add additional features, our competitiveness may be harmed and the average sale prices for our products may decrease. Decreases in sale prices generally result from the introduction by competitors of competing products. We may also need to reduce our per unit manufacturing costs at a rate equal to or greater than the rate at which selling prices decline. If we are unable to reduce costs or offer increased functionally and features, our profitability may be adversely affected.

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We integrate various third-party solutions into our products and may integrate or offer additional third-party solutions in the future. If we lose the right to use such solutions, our sales could be disrupted and we would have to spend additional capital to replace such components.

We integrate various third-party solutions into our products and may integrate or offer additional third-party solutions in the future. Sales of our products could be disrupted if such third-party solutions were either no longer available to us or no longer offered to us on commercially reasonable terms. In either case, we would be required to spend additional capital to either redesign our products to function with alternate third-party solutions or develop substitute components ourselves. We might, as a result, be forced to limit the features available in our current or future product offerings, which could have a material adverse effect on our business.

Our products are highly technical and any undetected software or hardware errors in our products could have a material adverse effect on our operating results.

Our products are complex and are incorporated into broadband networks, which are a major source of revenue for service providers and support critical applications for subscribers and enterprises. Due to the highly technical nature of our products and variations among customers’ network environments, we may not detect product defects until our products have been fully deployed in our customers’ networks. Regardless of whether warranty coverage exists for a product, we may be required to dedicate significant technical resources to repair any defects. If we encounter significant product problems, we could experience, among other things, loss of major customers, cancellation of product orders, increased costs, delay in recognizing revenues and damage to our reputation. We could also face claims for product liability, tort or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention. In addition, if our business liability insurance is inadequate or future coverage is unavailable on acceptable terms or at all, our financial condition could be harmed.

We may expand our business or enhance our technology through acquisitions that could result in diversion of resources and extra expenses. This could disrupt our business and adversely affect our financial condition.

Part of our strategy is to selectively pursue partnerships and acquisitions.  The negotiation of acquisitions, investments or joint ventures, as well as the integration of acquired or jointly developed businesses or technologies, could divert our management’s time and resources. Acquired businesses, technologies or joint ventures may not be successfully integrated with our products and operations and we may not realize the intended benefits of these acquisitions. We may also incur future losses from any acquisition, investment or joint venture. In addition, acquisitions could result in:

·	substantial cash expenditures;
·	potentially dilutive issuances of equity securities;
·	the incurrence of debt and contingent liabilities;
·	a decrease in our profit margins; and
·	amortization of intangibles and potential impairment of goodwill.

If acquisitions disrupt our operations or result in significant expenditures or liabilities, our business, operating results or financial conditions may suffer.

If we fail to attract and retain skilled employees, we may not be able to timely develop, sell or support our products.

Our success depends, in large part, on the contribution of our research and development, sales and marketing and managerial personnel. If our business continues to grow, we will need to hire additional qualified research and development, sales and marketing and managerial personnel to succeed. The process of hiring, training and successfully integrating qualified personnel into our operation is a lengthy and expensive one. The market for qualified personnel is very competitive because of the limited number of people available with the necessary technical skills, sales skills and understanding of our products and technology. Our failure to hire and retain qualified personnel could cause our revenues to decline and impair our ability to meet our research and development and sales objectives.

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If we are unable to successfully protect the intellectual property embodied in our technology, our business could be harmed significantly.

Know-how relating to the operational aspects of our business activities is an important aspect of our intellectual property. To protect our know-how, we customarily require our employees, distributors, resellers, software testers and contractors to execute confidentiality agreements or agree to confidentiality undertakings when their relationship with us begins. Typically, our employment contracts for management and senior members of our staff also include the following clauses: assignment of intellectual property rights for all inventions developed by employees and non-disclosure of all confidential information. We cannot provide any assurance that the terms of these agreements are being observed and will be observed in the future. Because our product designs and software are stored electronically and thus are highly portable, we attempt to reduce the portability of our designs and software by physically protecting our servers through the use of closed networks, which prevent external access to our servers. We cannot be certain, however, that such protection will adequately deter individuals or groups from wrongfully accessing our technology. Monitoring unauthorized use of intellectual property is difficult and some foreign laws do not protect proprietary rights to the same extent as the laws of the United States. We cannot be certain that the steps we have taken to protect our proprietary information will be sufficient. In addition, to protect our intellectual property, we may become involved in litigation, which could result in substantial expenses, divert the attention of management, cause significant delays, materially disrupt the conduct of our business or adversely affect our revenue, financial condition and results of operations.

The failure to protect our intellectual property and technology may weaken our competitive position and may adversely affect our revenues.

We may be subject to claims of intellectual property infringement by third parties that, regardless of merit, could result in litigation and our business, operating results or financial condition could be materially adversely affected.

There can be no assurance that we will not receive communications from third parties asserting that our products and other intellectual property infringe, or may infringe their proprietary rights. We are not currently subject to any proceedings for infringement of patents or other intellectual property rights and are not aware of any parties that intend to pursue such claims against us. Any such claim, regardless of merit, could result in litigation, which could result in substantial expenses, divert the attention of management, cause significant delays and materially disrupt the conduct of our business. As a consequence of such claims, we could be required to pay substantial damage awards, develop non-infringing technology, enter into royalty-bearing licensing agreements, stop selling our products or re-brand our products. If it appears necessary, we may seek to license intellectual property that we are alleged to infringe. Such licensing agreements may not be available on terms acceptable to us or at all. Litigation is inherently uncertain and any adverse decision could result in a loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses from others and otherwise negatively affect our business. In the event of a successful claim of infringement against us and our failure or inability to develop non-infringing technology or license the infringed or similar technology, our business, operating results or financial condition could be materially adversely affected.

Risks related to the mining industry could negatively effect on our profitability.

The mining industry is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. Any of these events may cause our customers in the mining industry to cancel order for our products or curtail planned acquisitions of our products. This could have a material adverse effect upon our financial performance and results of operations, which could negatively impact any investment you make in our shares.

Our customers in the mining industry may not be able to locate commercially viable reserves.

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. If our customers’ future mineral exploration and development activities do not result in any discoveries of proven or probable reserves, they may be forced to return our products or may not provide prompt payment for our products, which could have a material adverse effect upon our financial performance and results of operations.

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Enforcement of remedies or contracts against Native American tribes could be difficult.

Governing and Native American Law.  Federally recognized Native American tribes are independent governments, subordinate to the United States, with sovereign powers, except as those powers may have been limited by treaty or by the United States Congress. Native American tribes maintain their own governmental systems and often their own judicial systems. Native American tribes have the right to tax persons and enterprises conducting business on Native American lands, and also have the right to require licenses and to impose other forms of regulation and regulatory fees on persons and businesses operating on their lands.

Native American tribes, as sovereign nations, are generally subject only to federal regulation. Although Congress may regulate Native American tribes, states do not have the authority to regulate Native American tribes unless such authority has been specifically granted by Congress. In the absence of a specific grant of authority by Congress, states may regulate activities taking place on Native American lands only if the tribe has a specific agreement or compact with the state. In the absence of a conflicting federal or properly authorized state law, Native American law governs.

Sovereign Immunity; Applicable Courts. Native American tribes generally enjoy sovereign immunity from suit similar to that of the individual states and the United States. In order to sue a Native American tribe (or an agency or instrumentality of a Native American tribe), the tribe must have effectively waived its sovereign immunity with respect to the matter in dispute. We may not be able to enter into contracts with favorable provisions, such as a waiver of each tribe’s sovereign immunity with regard to disputes arising under our contracts. If such provisions are not included in our contracts with Native American tribes, we may not be able to enforce any remedies for non-performance or breach of such contracts.

If a Native American tribe has effectively waived its sovereign immunity, there exists an issue as to the forum in which a lawsuit can be brought against the tribe. Federal courts are courts of limited jurisdiction and generally do not have jurisdiction to hear civil cases relating to Native Americans. In addition, contractual provisions that purport to grant jurisdiction to a federal court are not effective. Federal courts may have jurisdiction if a federal question is raised by the suit, which is unlikely in a typical contract dispute. Diversity of citizenship, another common basis for federal court jurisdiction, is not generally present in a suit against a tribe, because a Native American tribe is not considered a citizen of any state. Accordingly, in most commercial disputes with tribes, the jurisdiction of the federal courts may be difficult or impossible to obtain.

Risks Relating to our Common Stock and our Status as a Public Company

We are required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

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i)	We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.
ii)	We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.
iii)	We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non- routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.
iv)	We did not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “SNWR” and currently trades at a low volume, based on quotations on the OTCQB, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in the securities. As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

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To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $4.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and stockholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

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If we issue additional shares in the future, whether in connection with a financing or in exchange for services or rights, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 750,000,000 shares of common stock with a par value of $0.00001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties, to fund our overhead and general operating requirements and in exchange for services rendered to the Company. Such issuances may not require the approval of our stockholders. We have previously issued shares of our common stock in exchange for services provided to the Company. Any future issuances may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares in the future, such issuance will reduce the proportionate ownership and voting power of all current stockholders.

The sale or issuance of our common stock to Hanover at a discount may cause substantial dilution and the resale of the shares of common stock by Hanover into the public market, or the perception that such sales may occur, could cause the price of our common stock to fall.

Under the Purchase Agreement with Hanover, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct Hanover to purchase up to $7,500,000 of our shares of common stock over a 36-month period. We are registering an aggregate of 7,651,000 shares of common stock in the registration statement of which this prospectus is a part pursuant to the Registration Rights Agreement. Notwithstanding Hanover’s beneficial ownership limitation set forth in the Purchase Agreement, if all of the 7,651,000 shares offered under this prospectus were issued and outstanding as of September 2, 2013, such shares would represent approximately 14.1% of the total number of shares of our common stock outstanding and 25.0% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of September 2, 2013. The number of shares ultimately offered for sale by Hanover under this prospectus is dependent upon a number of factors, including the extent to which Hanover converts the Convertible Note into shares of our common stock and the number of Shares we ultimately issue and sell to Hanover under the Purchase Agreement. Because the actual purchase price for the Shares that we may sell to Hanover will fluctuate based on the market price of our common stock during the term of the Purchase Agreement, we are not able to determine at this time the exact number of shares of our common stock that we will issue under the Purchase Agreement and, therefore, the exact number of shares we will ultimately register for resale under the Securities Act.

Specifically, because the per share purchase price for the Shares subject to a Regular Draw Down Notice will be equal to 90% of the arithmetic average of the VWAPs over a certain number of trading days during the applicable Pricing Period as set forth in the Purchase Agreement, Hanover will pay less than the then-prevailing market price for the Shares subject to a Regular Draw Down Notice, and the actual purchase price for the Shares that we may sell to Hanover pursuant to a Regular Draw Down Notice will fluctuate based on the VWAP of our common stock during the term of the Purchase Agreement. Similarly, because the per share purchase price for the Shares subject to a Fixed Draw Down Notice will be equal to 75% of the lower of (i) the lowest trade price of a share of our common stock on the applicable Draw Down Exercise Date, and (ii) the arithmetic average of the three lowest daily VWAPs during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date, Hanover will pay less than the then-prevailing market price for the Shares subject to a Fixed Draw Down Notice, and the actual purchase price for the Shares that we may sell to Hanover pursuant to a Fixed Draw Down Notice will fluctuate based on the market price of our common stock during the term of the Purchase Agreement. As a result of this discount, Hanover may have a financial incentive to sell our common stock immediately to realize the profit equal to the difference between the purchase price and the market price. If Hanover sells the common stock, the market price of our common stock could decrease. If the market price of our common stock decreases, Hanover may have a further incentive to sell the common stock that it holds. These sales may have a further impact on the market price of our common stock.

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Moreover, there is an inverse relationship between the market price of our common stock and the number of shares of our common stock that may be sold pursuant to the Purchase Agreement. That is, the lower the market price, the more shares of our common stock that may be sold under the Purchase Agreement. Accordingly, if the market price of our common stock decreases (whether such decrease is due to sales by Hanover in the market or otherwise) and, in turn, the purchase price of our common stock sold to Hanover under the Purchase Agreement decreases, this could allow Hanover to receive greater numbers of shares of our common stock pursuant to draw downs under the Purchase Agreement. Although the number of shares of our common stock that our existing stockholders own will not decrease, the common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such sales to Hanover. Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to Hanover at a discount to the then-prevailing market price for our common stock under the Purchase Agreement, and the resale of such shares by Hanover into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, result in substantial dilution to existing stockholders and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

For a tabular disclosure of the number of securities and percentage ownership to be issued assuming we sell all the securities on the registration statement and assuming sales to Hanover at various discounts to our current market price, please see “Equity Enhancement Program With Hanover” on page 32 of this prospectus.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered pursuant to this prospectus may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering at the current market value, you may suffer immediate and substantial dilution in the pro forma net tangible book value per share of common stock. See the section entitled “Dilution” elsewhere in this prospectus for a more detailed discussion of the dilution you may incur if you purchase shares in this offering.

We may use the net proceeds from sales of our common stock to Hanover pursuant to the Purchase Agreement in ways with which you may disagree.

We intend to use the net proceeds from sales of our common stock to Hanover pursuant to the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of common stock to Hanover pursuant to the Purchase Agreement.  Accordingly, we will have significant discretion in the use of the net proceeds of sales of common stock to Hanover pursuant to the Purchase Agreement.  It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds.  We may, subsequent to this offering, modify our intended use of the proceeds from sales of common stock to Hanover pursuant to the Purchase Agreement to pursue strategic opportunities that may arise, such as potential acquisition opportunities.  You will be relying on the judgment of our management with regard to the use of the net proceeds from the sales of common stock to Hanover pursuant to the Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  Any failure to apply the proceeds from sales of common stock to Hanover pursuant to the Purchase Agreement effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

USE OF PROCEEDS

Selling Stockholder may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock. We may, however, receive aggregate gross proceeds of $7,500,000 if all shares of common stock in this offering are sold to Selling Stockholder pursuant to the Purchase Agreement. Any such proceeds we receive will be used for working capital and general corporate matters.

The exact purchase price at which we will sell the Purchase Shares pursuant to the Purchase Agreement is dependent upon the market price for our common stock, therefore, it is likely that the number of shares offered in this registration statement will be insufficient to allow us to receive the full amount of proceeds under the Purchase Agreement.

At an assumed purchase price of $0.30 (equal to the closing price of our common stock of $0.30 on September 16, 2013), and assuming the sale by us to Hanover of all of the 4,761,000 Shares, or approximately 10.2% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $1,428,300 in gross proceeds. Furthermore, we may receive substantially less than $1,428,300 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 4,761,000 Shares offered under this prospectus to Hanover, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 20,239,000 shares of our common stock to obtain the balance of $6,071,700 of the Total Commitment that would be available to us under the Purchase Agreement.

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DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. Selling Stockholder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of any or all of the shares of common stock that have been or may be issued by us to Hanover under the Purchase Agreement and upon conversion of the Convertible Note. For additional information regarding the issuance of common stock covered by this prospectus, see “Summary—Recent Developments” and “Equity Enhancement Program With Hanover” above. We are registering the shares of common stock pursuant to the provisions of the Note Registration Rights Agreement we entered into with Hanover on July 31, 2013 and the Registration Rights Agreement we entered into with Hanover on August 28, 2013, in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Convertible Note, the Note Purchase Agreement, the Note Registration Rights Agreement, the Purchase Agreement and the Registration Rights Agreement, Hanover has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of September 2, 2013. As used in this prospectus, the term “selling stockholder” means Hanover. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 46,553,147 shares of our common stock outstanding on September 2, 2013. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each settlement date, and because the principal amount under the Convertible Note may be reduced under certain circumstances (thereby resulting in fewer shares being issued to Hanover upon conversion of the Convertible Note), the number of shares that may actually be sold by the Company under the Purchase Agreement and the number of shares that may actually be issued to Hanover upon conversion of the Convertible Note may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(3)	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(4)	Percent(2)
Hanover Holdings I, LLC (5)	2,344,408	4.8%	7,651,000	-0-	*

* Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	This number represents (i) 1,890,000 shares of common stock underlying the Convertible Note we issued to Hanover on July 31, 2013 and (ii) the 454,408 shares of common stock we have agreed to issue to Hanover as Initial Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering (i) up to 545,592 shares that may be issued to Hanover as Additional Commitment Shares under the terms of the Purchase Agreement, because the issuance of such shares is dependent on, among other things, the registration statement of which this prospectus is a part becoming effective and (ii) all of the shares that Hanover may be required to purchase pursuant to draw downs under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Hanover’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, the maximum amount of each put of common stock to Hanover under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth in the Purchase Agreement. Also, under the terms of the Purchase Agreement, we may not issue shares of our common stock to Hanover to the extent that Hanover or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock.
(2)	Applicable percentage ownership is based on 2,344,408 shares of our common stock beneficially owned by Hanover as of September 2, 2013, and 46,553,147 shares of our common stock outstanding as of September 2, 2013.
(3)

At an assumed average purchase price of $0.30, which is equal to the closing sale price of our common stock on September 16, 2013, we would be required to issue a total of 25,000,000 shares of our common stock (or 19,239,000 shares in addition to those currently being registered hereby) to obtain the entire $7,500,000 Total Commitment under the Purchase Agreement. At an assumed average purchase price of $0.075, which is equal to 25% of the closing sale price of our common stock of $0.30 on September 16, 2013, we would be required to issue a total of 100,000,000 shares of our common stock (or 94,239,000 shares in addition to those currently being registered hereby) to obtain the entire $7,500,000 Total Commitment under the Purchase Agreement. At an assumed average purchase price of $0.15, which is equal to 50% of the closing sale price of our common stock of $0.30 on September 16, 2013, we would be required to issue a total of 50,000,000 shares of our common stock (or 44,239,000 shares in addition to those currently being registered hereby) to obtain the entire $7,500,000 Total Commitment under the Purchase Agreement. At an assumed average purchase price of $0.225, which is equal to 75% of the closing sale price of our common stock of $0.30 on September 16, 2013, we would be required to issue a total of 33,333,333 shares of our common stock (or 27,572,333 shares in addition to those currently being registered hereby) to obtain the entire $7,500,000 Total Commitment under the Purchase Agreement. Please see the section titled “Equity Enhancement Program With Hanover” elsewhere in this prospectus for a more detailed discussion of the number of shares we may be required to issue at various prices and the percentage of our outstanding shares that such shares would represent.

(4)	Assumes the sale of all shares being offered pursuant to this prospectus.
(5)	The business address of Hanover is c/o Magna Group, 5 Hanover Square, New York, New York 10004. Hanover’s principal business is that of a private investment firm. We have been advised that Hanover is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Hanover nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Joshua Sason is the Chief Executive Officer of Hanover and owns all of the membership interests in Hanover, and that Mr. Sason has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Hanover.
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EQUITY ENHANCEMENT PROGRAM WITH HANOVER

Common Stock Purchase Agreement

On August 28, 2013, we entered into the Purchase Agreement with Hanover.  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover is committed to purchase up to $7,500,000 worth of our common stock over the 36-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, commencing on the trading day immediately following the date on which the registration statement of which this prospectus is a part is declared effective by the Commission, we may, in our sole discretion, provide Hanover with either Regular Draw Down Notices or, if certain conditions are satisfied, Fixed Draw Down Notices, in each case to purchase a specified dollar amount of Shares, with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single Regular Draw Down Notice cannot exceed the Maximum Regular Draw Down Amount. The maximum amount of Shares requested to be purchased pursuant to any single Fixed Draw Down Notice cannot exceed the Maximum Fixed Draw Down Amount. Each purchase pursuant to a draw down will reduce, on a dollar-for-dollar basis, the Total Commitment under the Purchase Agreement.

We may, in our sole discretion, provide Hanover with Regular Draw Down Notices to purchase a specified Draw Down Amount, up to the Maximum Regular Draw Down Amount, over a 10 consecutive trading day period commencing on the trading day specified in the applicable Regular Draw Down Notice. Once presented with a Regular Draw Down Notice, Hanover is required to purchase a pro rata portion of the applicable Draw Down Amount on each trading day during the applicable Pricing Period on which the daily VWAP equals or exceeds the Floor Price for such draw down. If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that Hanover will not purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. The per share purchase price for the Shares subject to a Regular Draw Down Notice will be equal to 90% of the arithmetic average of the three lowest daily VWAPs that equal or exceed the applicable Floor Price during the applicable Pricing Period, except that if the VWAP does not equal or exceed the applicable Floor Price for at least three trading days during the applicable Pricing Period, then the per share purchase price will be equal to 90% of the arithmetic average of all VWAPs that equal or exceed the applicable Floor Price during such Pricing Period.

We may, in our sole discretion, on any trading day on which both of the equity conditions described below are satisfied, provide Hanover with a Fixed Draw Down Notice to purchase a specified Draw Down Amount, up to the Maximum Fixed Draw Down Amount, on the applicable settlement date, which will occur within two trading days following the date the Fixed Draw Down Notice is delivered. The Fixed Purchase Price will be equal to 75% of the lower of (i) the lowest trade price of a share of our common stock on the Draw Down Exercise Date and (ii) the arithmetic average of the three lowest daily VWAPs during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date. We may deliver a Fixed Draw Down Notice only if both of the following equity conditions have been satisfied as of the applicable Draw Down Exercise Date:

•	on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the lowest trade price of a share of our common stock must be greater than the Fixed Floor Price; and
•	on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the trade price of a share of our common stock must not have declined more than 20% from an intraday high to an intraday low during such trading day.

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We are prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Regular Draw Down Amount, in the case of a Regular Draw Down Notice, or exceeds the Maximum Fixed Draw Down Amount, in the case of a Fixed Draw Down Notice, (ii) the sale of Shares pursuant to such Draw Down Notice would cause us to issue or sell or Hanover to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Hanover to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by Hanover of more than 4.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder).  Furthermore, with respect to a draw down pursuant to a Regular Draw Down Notice, we cannot make more than one draw down (whether pursuant to a Fixed Draw Down Notice or a Regular Draw Down Notice) in any Pricing Period and must allow 24 hours to elapse between the completion of the settlement of any one draw down pursuant to a Regular Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down. With respect to a draw down pursuant to a Fixed Draw Down Notice, we must allow 15 trading days to elapse between the completion of the settlement of any one draw down pursuant to a Fixed Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down.

As of September 2, 2013, there were 46,553,147 shares of our common stock outstanding, of which 22,953,147 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $7,500,000 of our common stock to Hanover, only 7,651,000 shares of our common stock are being offered under this prospectus, which represents (i) 1,890,000 shares of common stock that may be issued to Hanover upon conversion of the Convertible Note, (ii) 454,408 shares of common stock that we have agreed to issue to Hanover as Initial Commitment Shares, (iii) a maximum of 545,592 shares of common stock that we may be required to issue to Hanover as Additional Commitment Shares and (iv) 4,761,000 shares of common stock that we may issue to Hanover as Shares pursuant to draw downs under the Purchase Agreement. If all of the 7,651,000 shares offered under this prospectus were issued and outstanding as of September 2, 2013, such shares would represent approximately 14.1% of the total number of shares of our common stock outstanding and 25.0% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of September 2, 2013.

At an assumed purchase price of $0.30 (equal to the closing price of our common stock of $0.30 on September 16, 2013), and assuming the sale by us to Hanover of all of the 4,761,000 Shares, or approximately 10.2% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the Purchase Agreement, we would receive only approximately $1,428,300 in gross proceeds. Furthermore, we may receive substantially less than $1,428,300 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 4,761,000 Shares offered under this prospectus to Hanover, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional Shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 20,239,000 shares of our common stock to obtain the balance of $6,071,700 of the Total Commitment that would be available to us under the Purchase Agreement. We currently have authorized and available for issuance 750,000,000 shares of our common stock pursuant to our charter.

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The number of shares of our common stock ultimately offered for resale by Hanover is dependent upon a number of factors, including the extent to which Hanover converts the Convertible Note into shares of our common stock and the number of Shares we ultimately issue and sell to Hanover under the Purchase Agreement. The following table sets forth the amount of proceeds we would receive from Hanover from the sale of Shares under the Purchase Agreement that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price(1)	Number of Registered Shares to be Issued if Full Purchase	Percentage of Currently Outstanding Shares(2)	Proceeds from the Sale of Shares to Hanover Under the Purchase Agreement
$0.075 (3)	100,000,000	214.8%	$7,500,000
$0.15 (4)	50,000,000	107.4%	$7,500,000
$0.225 (5)	33,333,333	71.6%	$7,500,000
$0.30 (6)	25,000,000	53.7%	$7,500,000
$0.375 (7)	20,000,000	42.9%	$7,500,000
$0.45 (8)	16,666,666	35.8%	$7,500,000

(1)	Under the Purchase Agreement, with respect to a Regular Draw Down Notice, if the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that Hanover will not purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. We may not sell shares to Hanover pursuant to a Fixed Draw Down Notice for a Fixed Purchase Price less than the Fixed Floor Price due to certain equity conditions that must be satisfied in order for us to be eligible to deliver a Fixed Draw Down Notice.

(2)	The denominator is based on 46,553,147 shares outstanding as of September 2, 2013, adjusted to include the 454,408 Initial Commitment Shares that we are required to issue to Hanover as consideration for its commitment to purchase our common stock pursuant to the Purchase Agreement. The numerator is based on the number of Shares issuable to Hanover under the Purchase Agreement at the corresponding assumed average purchase price set forth in the adjacent column.

(3)	Assumed average purchase price is equal to 25% of the closing sale price of our common stock of $0.30 on September 16, 2013.

(4)	Assumed average purchase price is equal to 50% of the closing sale price of our common stock of $0.30 on September 16, 2013.

(5)	Assumed average purchase price is equal to 75% of the closing sale price of our common stock of $0.30 on September 16, 2013.

(6)	Represents the closing sale price of our common stock on September 16, 2013.

(7)	Assumed average purchase price is equal to 125% of the closing sale price of our common stock of $0.30 on September 16, 2013.

(8)	Assumed average purchase price is equal to 150% of the closing sale price of our common stock of $0.30 on September 16, 2013.

Hanover has agreed that during the term of the Purchase Agreement, neither Hanover nor any of its affiliates will, directly or indirectly, engage in any short sales involving our securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of any shares of our common stock. Hanover will not be prohibited from selling any of the shares of our common stock that it owns or that it is obligated to purchase under a pending Draw Down Notice.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. Before Hanover is obligated to purchase any Shares pursuant to a Draw Down Notice, certain conditions specified in the Purchase Agreement, none of which are in Hanover's control, must be satisfied, including the following:

•	Each of our representations and warranties in the Purchase Agreement must be true and correct in all material respects.
•	We must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by us.
•	The registration statement of which this prospectus forms a part must be effective under the Securities Act.
•	We must not have knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the registration statement of which this prospectus forms a part or the prohibition or suspension of the use of this prospectus.
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•	We must have filed with the Commission all required prospectus supplements relating to this prospectus and all periodic reports and filings required to be filed by us under the Exchange Act.
•	Trading in our common stock must not have been suspended by the Commission, the OTCQB or the Financial Industry Regulatory Authority, or FINRA, there must not have been imposed, and we must not have received any notice of, any suspension of electronic trading or settlement services by The Depository Trust Company, and trading in securities generally on the OTCQB must not have been suspended or limited.
•	We must have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement.
•	No statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction shall have been enacted, entered, promulgated, threatened or endorsed which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.
•	No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transaction.
•	The absence of any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on our business, operations, properties or financial condition that is material and adverse to us.

There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the Purchase Agreement or that we will be able to draw down any portion of the Total Commitment available under the Purchase Agreement with Hanover.

The obligations of Hanover under the Purchase Agreement to purchase shares of our common stock may not be transferred to any other party, and none of the terms or conditions contained in the Purchase Agreement may now be amended or waived by the parties. The registration statement of which this prospectus is a part will not cover sales by Hanover’s transferees, notwithstanding Hanover’s right to assign its rights under the Registration Rights Agreement to its affiliates.

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the effective date of the Registration Statement of which this prospectus is a part, (ii) the date on which Hanover purchases the Total Commitment worth of common stock under the Purchase Agreement and (iii) the date on which our common stock ceases to be listed or quoted on an eligible trading market under the Purchase Agreement. We may terminate the Purchase Agreement on one trading day’s prior written notice to Hanover, subject to certain conditions, without fee, penalty or cost. Hanover may terminate the Purchase Agreement effective upon one trading day’s prior written notice to us under certain circumstances, including the following:

•	The existence of any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on our business, operations, properties or financial condition that is material and adverse to us.
•	We enter into an agreement providing for certain types of financing transactions that are similar to the equity enhancement program with Hanover.
•	Certain transactions involving a change in control of the company or the sale of all or substantially all of our assets have occurred.
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•	We are in breach or default in any material respect under any of the provisions of the Purchase Agreement or the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us.
•	While Hanover holds any shares issued under the Purchase Agreement, the effectiveness of the registration statement that includes this prospectus is suspended or the use of this Prospectus is suspended or prohibited, and such suspension or prohibition continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, subject to certain exceptions.
•	Trading in our common stock is suspended and such suspension continues for a period of five consecutive trading days or for more than an aggregate of 20 trading days in any 365-day period.
•	We have filed for and/or are subject to any bankruptcy, insolvency, reorganization or liquidation proceedings.

The Purchase Agreement provides that no termination of the Purchase Agreement will limit, alter, modify, change or otherwise affect any of the parties' rights or obligations with respect to any pending Draw Down Notice, and that the parties must fully perform their respective obligations with respect to any such pending Draw Down Notice under the Purchase Agreement, provided all of the conditions to the settlement thereof are timely satisfied.

We have agreed to pay to Hanover a commitment fee for entering into the Purchase Agreement equal to $150,000 (or 2.0% of the Total Commitment under the Purchase Agreement) in the form of 454,408 Initial Commitment Shares, calculated using a per share price of $0.3301, representing the lowest daily volume weighted average price of a share of our common stock during the three-trading day period immediately preceding the Closing Date.  In addition, as soon as practicable following the effective date of the registration statement of which this prospectus is a part, we are required to issue to Hanover a number of Additional Commitment Shares equal to the greater of (i) zero and (ii) the difference of (a) the quotient of (x) $150,000 divided by (y) the greater of (1) the lowest trade price of a share of our common stock during the period beginning two trading days immediately preceding the effective date of the registration statement of which this prospectus is a part and ending on such effective date and (2) $0.15, less (ii) 454,408, provided that in no event will we issue more than an aggregate of 545,592 shares of our common stock, subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions, as Additional Commitment Shares. The Commitment Shares are being registered for resale in the registration statement of which this prospectus is a part.

We also agreed to pay up to $20,000 of reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Hanover in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, if we issue a Draw Down Notice and fail to deliver the shares to Hanover on the applicable settlement date, we agreed to pay Hanover, in addition to all other remedies available to Hanover under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

The Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Hanover or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

The issuances of the Commitment Shares and the sale of the Shares to Hanover under the Purchase Agreement are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Regulation D under the Securities Act.

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Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, we and Hanover also entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission on or prior to the Filing Deadline, which has been extended to September 20, 2013,to register for resale 7,651,000 shares of our common stock, which includes the 454,408 Initial Commitment Shares and 545,592 Additional Commitment Shares, and have it declared effective prior to the Effectiveness Deadline.  The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Hanover under the Purchase Agreement.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

As discussed above, the obligations of Hanover under the Purchase Agreement to purchase shares of our common stock may not be transferred to any other party. Hanover may not assign its rights under the Registration Rights Agreement other than to an affiliate of Hanover. The registration statement of which this prospectus is a part will not cover sales by Hanover’s transferees, notwithstanding Hanover’s right to assign its rights under the Registration Rights Agreement to its affiliates. None of the terms or conditions contained in the Registration Rights Agreement may now be amended or waived by the parties.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We are registering shares of common stock that have been or may be issued by us from time to time to Hanover under the Purchase Agreement and upon conversion of the Convertible Note to permit the resale of these shares of common stock after the issuance thereof by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may decide not to sell any shares of common stock. The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. With respect to the shares of common stock that have been and may be issued pursuant to the Purchase Agreement, Hanover is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, and with respect to any other shares of common stock, Hanover may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Hanover has advised us that it will use an unaffiliated broker-dealer to effectuate all resales of our common stock. To our knowledge, Hanover has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because Hanover is (with respect to shares of common stock issued under the Purchase Agreement) and may be deemed to be (with respect to any other shares of common stock), and any other selling stockholder, broker, dealer or agent may be deemed to be, an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, Hanover will (and any other selling stockholder, broker, dealer or agent may) be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

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The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•        on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        in the over-the-counter market in accordance with the rules of NASDAQ;

•        in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•        through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Hanover has informed us that each such broker-dealer will receive commissions from Hanover which will not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•        the name of any such broker-dealers;

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•        the number of shares involved;

•        the price at which such shares are to be sold;

•        the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•        that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•        other facts material to the transaction.

Hanover has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $26,854.82 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, Hanover will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify Hanover and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Hanover has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Hanover specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

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DESCRIPTION OF BUSINESS

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “Sanwire” or the “Registrant” refer to Sanwire Corporation, a Nevada corporation and its wholly owned subsidiaries.

Overview

Sanwire was incorporated in the State of Nevada on February 10, 1997. The Company was formerly named Clear Water Mining, Inc. (February 10 1997 through March 11, 1999), E-Casino Gaming Corporation (March 2, 1999 through June 21, 1999), E-Vegas.com Inc. (June 22, 1999 through July 20, 2000), 1st Genx.com Inc. (July 21, 2000 through October 18, 2001), Oasis Information Systems, Inc. (October 19, 2001 through January 27, 2005), 777 Sports Entertainment, Corp. (January 28, 2005 through September 26, 2008) and NT Mining Corporation (September 28, 2008 through March 8, 2013).

Sanwire aims to be a global provider of wireless communication services, and data solutions; delivering efficient and reliable communications to our customers. Sanwire’s goal is to operate a number of vertically integrated portfolio of wireless subsidiaries that are synergistic, yet offer diversity. Because our philosophy is to acquire wireless companies under Sanwire’s umbrella that can operate independently with their individual revenue and customer models, each of our subsidiaries must be able to cross sell to other Sanwire subsidiaries, with respect to both products and customers.

Sanwire plans to grow organically and through complementary acquisitions in the wireless sector. Currently, Sanwire owns and operates two vertically integrated wholly-owned subsidiaries:

•	iPTerra Technologies, Inc., a Nevada corporation, designs and develops wireless and/or wireline communication solutions for hazardous environments including underground mines. iPTerra’s flagship product, the iPMine system, is a real-time 2-way wireless/fiber mine-safety system for the global mining industry. iPMine tracks, monitors, and communicates with miners and equipment underground and above ground. Our strategy is to acquire customers in the U.S. underground coal mining industry and evaluate opportunities in other international mine-safety markets.
•	Aeronetworks LLC, an Oklahoma limited liability company, provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero delivers 4G/LTE, TV White Space, and advanced wireless technologies.

Background

The Registrant was organized under the laws of the State of Nevada on February 10, 1997 under the name Clear Water Mining, Inc. with a focus on mining operations.

The Company changed its business focus during 2007 and in 2008 and completed the changeover to mining exploration and development, which was the concept utilized when the Company was incorporated. In order to complete the transformation, the Company completed a reverse stock split during 2008, settled the majority of its liabilities through a share exchange for debt and acquired a privately held Canadian mining corporation with a single mining asset, former Gold Producer "The Bullmoose Mine", located in the Northwest Territory of Canada. In 2009 and 2010, the company completed a limited program on the mining properties in Canada, sufficient to maintain the lease and mineral claims in good standing.

In 2011, the Company settled litigation it had initiated to assert its interest in the Bullmoose Mine (“Bullmoose”). Under the settlement, the Company’s acquisition of Bullmoose will be rescinded. More particularly, the 120,000 shares issued by the company as consideration for the acquisition will be cancelled and $75,000 of the $85,000 paid as part consideration for the acquisition, will be returned to the Company. The closing date was set for June 30, 2012. Until that date and afterwards, if the settlement does not close, the Company continues to retain title to Bullmoose.

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Technology Intellectual Property

On January 2, 2013, the Company signed an exclusive licensing and distribution agreement (the “License Agreement”) to sell and market the iPMine communication and mine safety system for underground mines for the European continent. The terms of the agreement includes exclusivity for the European market for a five year term renewable with an additional five year term and first right of refusal to acquire 100% of the iPMine intellectual property. The Company issued 300,000 shares of common stock with a fair value of $300 to the licensor.

On January 14, 2013, the Company acquired 100% ownership of newly created iPTerra. for $5,500, which is to be paid to the seller within a one year period from the closing date. The iPMine system will operate under iPTerra.

On March 22, 2013, the Company exercised its option under the License Agreement to acquire 100% ownership of the iPMine communication and mine safety system. The Company acquired 100% of the iPMine intellectual property for total consideration of $10,000,000, comprised of 20,000,000 shares of common stock with a fair value of $20,000 and the assumption of $9,980,000 in debt owing to two companies controlled by a director of the Company (the director also became the President and Chief Executive Officer of the Company on April 17, 2013). The debt was non-interest bearing, due on demand, and secured by the iPMine technology. On May 10, 2013, the Company entered into an agreement to convert the debt into non-interest bearing convertible promissory notes.

Acquisition of Aeronetworks LLC

On May 28, 2013, the Company completed the acquisition of Tulsa, Oklahoma-based Aeronetworks LLC (“Aero”) and its wholly-owned subsidiary Birchtree LLC. The Company has broadened its business plan to include wireless application in the mining sector through the acquisition of iPMine, which is operated under its subsidiary, iPTerra, and Aero plays a role in the design and deployment of the underground network. iPTerra is a designer, developer, manufacturer and marketer of a real-time 2-way wireless and/or wireline communications, and mine safety solution for the global mining and industrial industry. Aero provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on the public safety, education and healthcare sectors.

On May 28, 2013 the Company completed a stock purchase agreement with all the shareholders of Aero. The Company acquired 100% of the issued and outstanding shares of Aero and Birchtree LLC by issuing 2,400,000 shares of common stock and 3,000,000 share purchase warrants in three 1,000,000 share tranches expiring in 2014, 2015, and 2017 at an exercise price per share of $0.50, $0.75, and $1.00, respectively. The Company also agreed to issue future earn-out performance bonus shares based on revenue growth and entered into a three year agreement with Aero’s management team.

Strategy

iPTerra Technologies, Inc.

iPMine, iPTerra’s flagship product, is a real-time 2-way wireless system that tracks, monitors, and communicates with miners and equipment underground and above ground. The location information of the miners and equipment is collected and displayed live in real time on one or more viewing monitoring stations against a background of the mine’s terrain map. We believe iPMine can be deployed in any mine size.

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Our go-to-market strategy is to create and maintain a reputation as the market leader in underground communications and mine-safety solutions. To leverage rapid growth, we believe it is imperative to pursue an aggressive multi-channel sales strategy that includes direct and reseller sales teams. Our market strategy is multi-fold and spans a number of regions with different goals.

iPMine can operate in a purely wireless environment, based on the Wi-Fi/802.11x standards, or a combination of wireless and fiber. With this approach, the iPMine system is more flexible and adaptable to underground terrain.

Aeronetworks

Aero provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero’s philosophy is to create a three-way partnership among Aero, the rural community management and its inhabitants/subscriber to Aero’s products and services.

Aero expanded its operations by opening a new office facility in Santa Fe, New Mexico. This office expansion comes as a result of Aero’s planned growth in the New Mexico area and the need for a local presence. Rural New Mexico communities have long lagged behind in development of advanced communication capabilities and Aero sees this as an opportunity to capitalize. The New Mexico office will emphasize cultivating new relationships with the local business community. Aero will not only gain better relationships with several different agencies and communities in the area, but also leverage the company’s core strengths in order to improve communication services especially in rural areas. Aero will develop New Mexico partnerships to bring broadband, cellular and emergency 911 services to Pueblos and other rural communities in the state that lack access to these vital services.

Aero’s management team has many years of experience, working in private equity, mergers and acquisitions, partnerships with Native Tribes. Team members have prior work experience with Level 3, Cox, Sprint/Nextel, Bell Labs, Lucent Technologies, Walt Disney, nine professional sports organizations and have founded Internet Service Providers, as well as private equity-funded health care companies and private equity firms. Additionally the team has successfully obtained and implemented USDA Community Connect grants in several states bringing broadband services to rural communities.

Our mission isto focus on two principal business opportunities in the State of New Mexico. The first phase of these projects will be to partner with rural communities and Pueblos to obtain USDA Community Connect grants to bring broadband and telecom services to these underserved areas. Phase two will be to start a new Wireless Internet Service Provider in Grants, New Mexico. Grants is a city with a population of 10,000, it is currently served by Cibola Wireless which has 450 local subscribers, and Comcast Cable whose subscriber count is unknown. Cibola has operated this network since 1998. It serves all of its subscribers from a DS-3 (45 mpbs). All of the network is old first generation wireless equipment (FSK).

Aero’s products and services have or will have the following characteristics:

➢	Designed for sustainability;
➢	Dual use and multi-use to benefit emergency first responders as well as the community at large, including medical facilities, schools, government facilities, etc.;
➢	Subscription service pricing designed to meet client’s operating budget needs;
➢	Revenue sharing option based on investment in the network construction; and
➢	Benefits to community economic development, schools, critical community facilities, and emergency first responder organizations throughout a community or network.

Products and Services

Current Products and Services

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iPTerra Technologies, Inc.

iPMine is a real-time 2-way wireless system that tracks, monitors, and communicates with miners and equipment underground and above ground. The location information of the miners and equipment is collected and displayed live in real time on one or more viewing monitoring stations against a background of the mine’s terrain map. We believe iPMine can be deployed in any mine size.

iPMine utilizes the Internet Protocol technology and Wi-Fi/802.11x wireless mesh network standards to create an in-mine communication network backbone. Our standards-based solution provides us the ability:

➢	to introduce new features in a much faster timeframe
➢	lower components pricing; pass savings to customers
➢	Internet Protocol; instant and secured access to the system from anywhere in the world
➢	can support any standard Wi-Fi device or IP-based application.

Our solution utilizes mesh wireless networking technologies that creates multiple paths to increase system availability in case of a node failure. The data of a failed node is re-routed between nodes which provides continuous network connections.

iPMine consists of three components:

1)	iPMine-M8: Tracking and Communication Device
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This is a portable, fully-functional communications device that miners carry or can be attached to equipment. The iPMine-M8 sends its signals to the iPMine-ZAP (Zone Access Points) units, which use signal strength to calculate the position of miners or equipment. The iPMine-M8 is based on the 802.11x standards and compliant with domestic and international mine-safety standards. The iPMine-M8 model 810T text-based model has a multi-line LCD with soft function keys, for easy usability and convenience. The iPMine-M8 Model 810T handheld texting device received Intrinsic Safety and Part 23 approvals for use in underground coal mines from MSHA; approval no. 23-A080014-0 dated August 21, 2008. Due to the recent acquisition of the iPMine intellectual property by Sanwire, Sanwire has filed an application with MSHA to re-approve the iPMine-M8 Model 810T device under the iPTerra’s name (MSHA application PAR# 0102247).

2)	iPMine-ZAP: Zone Access Point

These are wireless access points (with a fiber option), placed throughout a mining terrain, that receive signals from the iPMine-M8 devices and provide an ad-hoc link to the back-end enterprise servers running the iPMine-VU enterprise application software. The iPMine-ZAPs physical locations create zones or areas that act as different regions throughout the mine. When a miner/equipment moves from one region to another, the signals are received by the various iPMine-ZAPs, establishing an in-mine wireless communications network. The iPMine-ZAP Model IM6-XP72 received Intrinsic Safety and Part 23 approvals for use in underground coal mines from MSHA; approval no. 23-A120006-0 dated December 21, 2012. This approval was issued to Immersive Technologies, LLC, a partner and product supplier to us.

3)	iPMine-VU: Display, Messaging, and Administration Enterprise Software

The iPMine-VU enterprise application software allows control room operators/administrators create multiple mining areas and zones (e.g. active, inactive, restricted, etc.) and monitor these zones, while concurrently tracking miners/equipment as they move around. The re al-time, 2-way messaging ensures dependable communication such as SOS notifications, alerts, or messages to miners when they enter restricted zones. Operators and administrators can also assign security privileges based on job function, and view historical movement and communications information. The iPMine-VU enterprise application software uses innovative technologies to track, monitor, and interact with miners and equipment. iPMine-VU supports multi-processing and multi-threading utilizing Microsoft’s Windows environment. iPMine-VU does not require any government approval.

Aeronetworks – Products and Services

Aero provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero’s philosophy is to create a three-way partnership among Aero, the rural community management and its inhabitants/subscriber to Aero’s products and services. Aero’s operations consist of three strategic business segments:

1. BOTT Consulting and Project Management

The BOTT (Build-Operate-Train-Transfer) business segment includes all consulting, project management, network construction and network operations contracts, where the client becomes a service provider and owner. We believe tribes and communities are aware that their success in these projects is a function of skills and knowledge yet to be achieved.

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Their primary caution comes from experience where certain contractors or vendors have abandoned them after installation is complete. BOTT is defined as:

1)	Build is the capital intensive part of the defined project requiring technical specification, contract oversight and phased (if necessary) construction.
2)	Operate is the start-up and ongoing management of the project so that the community is served, the tribe and the customers receive superior service and the project is viewed as successful.
3)	Training begins as the operating environment is stabilized. Sufficient training of local and regional workers takes place so that they are able to be assimilated into the ongoing operation or replace workers during normal attrition.
4)	Transfer is the process whereby the tribal entity or the community gathers adequate confidence to assume managerial and administrative duties adequate to continue on-going operations. Such transfer may take place over several years and is conducted cautiously so as not to disrupt superior service to the customer.

BOTT Consulting Services Overview

Aero offers a suite of consulting, marketing, and project management services which are customized to our clients’ goals and objectives. In some cases, Aero may simply provide sales and marketing services for a newly deployed tower site and market coverage. In many cases, Aero is the general contractor for a startup network provider, and is a strategic partner with the new service provider, establishing business plans, building the network and the service provider organization, and then training the staff, and transferring the operations to the client. We believe these multiyear projects generate incremental revenue for Aero, leverage the depth of the Aero management team, and enable Aero to provide its services multifold to diverse regional clients.

Aero offers a number of planning services to prospective startup and rural service providers with the goal of growing a client’s broadband service revenues and profitability. The Build-Operate-Train-Transfer ala carte contract services include the following type of professional services;

•        Business plans, including capital expenditures and operating expenditures;

•        Establishing CLEC (Competitive Local Exchange Carrier) licensing;

•        Market and competitive analysis;

•        Project funding including private investment and federal/state loans and grants;

•        Service definition, network design and product selection;

•        Project management, procurement, construction and installation;

•        Network and services testing and certification;

•        RF (Radio Frequency) engineering, licensed engineering services;

•        Network operations center and business operations support systems;

•        Sales and marketing campaigns;

•        Network operations, service installations, customer support;

•        Call center services; and

•        New technology assessment including intellectual property development.

Obtaining funding for a client company is a critical milestone for expanding any telecom business. From time to time, Aero may assist a client in developing the business plan justification and/or application to secure capital for network infra-structure build-out from a variety of sources including government grants and loans. Aero’s goal is to partner with clients and build a sustainable broadband business.

2. Network and Infra-structure Services and Technologies

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In some markets, Aero operates as the Network Service Provider either through wholesale agreements, Aero infrastructure, or Virtual Network Operator (VNO) agreements.

Aero provides service infrastructure to broadband service providers and private networks. In most rural markets, Aero offers quad play services including; Internet Access, VoIP (Voice over IP), IP Television, and 4G/LTE mobile services for business and residential customers. Aero offers the following broadband services:

•        Ethernet Services: Industry leading Ethernet transport services including VPN, QOS, encryption, management for mission critical applications with bandwidths from 10 Mbps to 1 Gbps.

•        Broadband Access: Economical last mile access solutions via fiber, microwave, and Ethernet over copper technologies and satellite.

•        Internet Access: Dedicated and shared Internet access services based on company and community needs.

•        Fixed Wireless Access: WiFi, WiMAX, and TV White Space access.

•        Cellular Service: 3G and 4G/LTE cellular services.

•        Cloud Based Services including; VoIP and VoIP-PBX services, video conferencing, telemedicine, distance education, and ala carte IPTV.

•        Broadband Satellite Service: In many remote areas of the US and the World satellite service is the only readily available Broadband service. Aero, through its partners, provides services for communities and mobile industry needs.

Aero strives to adopt the most advanced communications technology in its service offerings. We believe our competitive advantage in the market is most often achieved by using the best high performance technologies. The following are some examples of leading edge technologies, which Aero uses in the access network, the transport network, and the service cloud. Summary of our advanced wireless technologies, transport technologies, and service layer cloud offerings:

TV White Space Access Point Radio: TV White Space (TVWS) Access Points bond together unused analog TV channels, which in rural markets often providing over 50MHz of bandwidth. Spectrum use is licensed with the FCC, making TVWS very attractive for rural WISP operations. Non-LOS (Line of Sight) coverage is achieved using channels in the TV White Space spectrum ranging from 470 – 698 MHz.

3G/4G LTE/WiFi Multiband SDN Radio: Mobile service providers are rapidly deploying advanced small cell deployment to offload voice and data traffic from macro cell sites as well as provide new services to the enterprise. We believe Software Defined Network (SDN) Radios should result in capital expenditures and operating expenditures savings along with higher traffic capacity.

High Capacity Satellite Technology: The latest modulation technique used for satellite links more than doubles the capacity per Hz using a 5 bit per Hz modulation method.

MPLS Transport: With the adoption of MPLS (MultiProtocol Label Switching) Transport with LTE (Long Term Evolution) networks, now all the traffic from cell towers can be backhauled to the core network nodes using MPLS of Ethernet.

Unified VoIP Cloud Technology: Using unified communication software in the Cloud, a global Voice over IP communication system can be built based on the SIP protocol.

Adaptive IP Video Conferencing: Dynamic IP Video Conferencing is being rapidly adopted for distance learning, business conferences, and telemedicine applications.

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3. Customized Solutions

The third business segment is Aero Customized Solutions targeted at industry specific service needs and opportunities; including public safety, telemedicine, and distance learning:

➢	Public Safety Services: Public-private networks serving towns and communities with unique public safety features including priority-calling, crime alerts, public safety alerting, cell-broadcast, video surveillance technologies, and other applications derived from U.S. military, U.S. National Security Agency, and government programs.
➢	Telemedicine Services: Complete telemedicine solution for rural medical clinics, which connects rural clinics with host medical hospitals for patient care, medical diagnostics, and doctor consultation. The solution consists of the rural clinical medical equipment, broadband communications, and host medical hospital support systems for records management, secure/private communications, and billing management. Portable solutions and equipment are available for emergency responders, ambulance services, and other mobile medical care personnel.
➢	Distance Learning Services: Complete distance learning and education systems for schools, colleges, and communities. The distance learning solutions leverage cloud based media storage, streaming video content delivery over broadband networks, and unified IP video communications conference for real time education and on-demand self paced study.

Products and Services in Development

iPTerra Technologies, Inc.

iPTerra’s product development cycle is largely dictated by funding, market conditions and feedback from our customers and partners. To that end, iPTerra has identified the following features to be developed at a later stage:

➢  Fully functional iPMine-M8 Model 925V voice handheld device;

➢  Built-in gas detection in our iPMine-M8 Model 810T handheld devices;

➢  Expanded voice and streaming video;

➢  Expanded HR/Crew management;

➢  Location-based services (LBS) alerts; and

➢  Rescue management & dispatch.

We believe the barriers to entry include:

➢	Long product approval process by MSHA’s certification body. The iPMine product fully meets MSHA’s requirements for deployment in underground coal mines;
➢	Extensive testing in an underground coal mine. The iPMine system was deployed and installed as a pilot project at the Mt. Laurel underground coal mine located in Logan, West Virginia (Mingo county); and
➢	Long research and development cycle. Several years in product development has been invested to create the iPMine intellectual property.

Aeronetworks

Aero’s product and services development cycle is driven by market opportunities and our ability to take market share from small local service providers. With the goal of growing our service and solution revenues, Aero has identified the following services and industry vertical solutions to develop future offerings:

➢	TV White Space Fixed Wireless services;
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➢	IPTV Video Broadcast and Video on Demand services;
➢	Public Safety Networks services for schools, university campus, and cities;
➢	Event Center Broadband services for facility, vendors, and public use;
➢	Private Network for ATM (Automated Teller Machine) and financial transactions;
➢	Mobile Broadband service for traveling venues including circus, music festivals; and
➢	Unified Hotel VoIP and Facilities Management services.

Revenues and Customers

iPTerra Technologies

For near-term revenue growth, iPTerra will focus on selling its iPMine product to underground coal mines in the United States, which are mandated by the MINERS Act of 2006 to purchase and deploy a system like iPMine. In addition, we believe there’s a growing need for our products in other underground metal and non-metal mining opportunities. As the product installs mature, we believe there are other opportunities in other harsh environments which are not mining related, such as chemical plants, refineries, etc.

iPTerra’s revenue generation model is to sell through direct and indirect sales channels. We offer an integrated system to our customers that include:

•        Handheld devices, zone access points, and enterprise software

•        Installation services;

•        System training targeted to different levels: management, supervisors, and miners;

•        On-going support and system updates;

•        Optional enterprise computer system; if requested by the client.

Aeronetworks

Aero’s primary customer base resides in the rural community and tribal nations throughout the U.S. We believe as projects in these venues develop, by their nature, they begin to overlap into neighboring cities and towns. Such an overlap creates potential additional customers and potential recurring revenue. As the chart shows the, Creek Nation project is a good example of that overlap.

Aero
Networks
Okemah
Eufaula
Holdenville
Bristow
Checotah
Beggs
Ethernet Ring
50M
50M
50M
10M MPLS
10M MPLS
10M MPLS
AT&T POP at Perimeter
50M MPLS
RIVER SPIRIT Casino
500 Meg Circuit; 100M Internet, And 400M to Remotes
Perimeter Technology Center
300M Ethernet
Carrier POP
270M Ethernet
Okmulgee Tribal Complex
Ethernet 50M
Okmulgee Legislative Center
Ethernet 50M
Ethernet 10M
Okmulgee Travel Complex
Ethernet 10M
50 Meg Ethernet
CREEK NATION Casino

Presented By: Sheryl Macoubrie

Adding to what we believe are the vast opportunities in the Native American and rural communities, Aero is in discussion with the Assiniboine and Sioux Tribes in northern Montana to provide telecommunications products and service to tribe members, srounding areas and businesses. The tribal geography is directly in the path of the vast Bakken Oil Reserve (as the map below shows).

We believe the tribal government along with Aero are in a unique position to benefit and profit from the continued growth and development of the Bakken. A recent study by the Montana World Trade Center found that, “high oil prices coupled with an evolution of drilling technology and a greater understanding of the underlying geology have enable independent oil companies to rapidly increase Bakken production. Using these new technologies, the Bakken is now pumping more oil than Alaska and it will soon surpass Texas to become the country's largest oil production center. The Bakken, the largest oil formation in the Western Hemisphere, encompasses some 25,000 square miles of North Dakota, Montana, Saskatchewan, and Manitoba. Already, oil production activities in western North Dakota and eastern Montanan have overwhelmed the area's ability to provide the services and products needed to support and expand operations there.”

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As Aero brings the benefit of broadband and wireless to the benefit of the tribal community, some of its tribal clients have already declared their intent to become their own telecom with the assistance of Aero. We believe additional benefits from such service establishment is that enterprise and oil field demand for service, signal, communications and infratructure will be met by the alliance of Aero and the Assiniboine and Sioux Tribes.

Intellectual Property

Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we will rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

We own 100% of the iPMine intellectual property. The Company does not have a patent for the iPMine intellectual property and has not applied for a patent application. The Company will evaluate a patent filing in the future.

Aero has identified several services and technologies which are proprietary, and potentially patentable. Based on their value and importance to our business and the industry, Aero will file copyrights, trademarks, and patents and licensing agreements to fully protect Aero intellectual property.

Manufacturing and Suppliers

iPTerra Technologies

Our products are currently designed for low-volume automated assembly and manufacturing in North America. Our North American contract manufacturers and original design manufacturers typically obtain some or all required material from overseas markets. Our products must be manufactured with our specific bill of materials (BOM) to meet MSHA approval standards and requirements. Our manufacturers typically insert parts onto the printed circuit board, with most parts automatically inserted by machine, solder the circuit board, and test the completed assemblies. Final packaging is sometimes performed by the contract manufacturer. For the North American and many other markets, packaging is often performed at manufacturing facilities in North America, allowing us to tailor the packaging and its contents for our customers prior to shipping. We, sometimes, perform component sourcing or ask our contract manufacturers to source our components and get their volume discount pricing. Wherever our products are built, we perform our own quality testing and install specific micro code to enable the products to work with our end-to-end system.

We usually use one primary manufacturer for a given design. We sometimes maintain back-up production tooling at a second manufacturer for our products. Our manufacturers are normally adequate to meet reasonable and properly planned production needs; but a fire, natural calamity, strike, financial problem, or other significant event at an assembler's facility could adversely affect our shipments and revenues.

Our products include off-the-shelf parts, most of which are available from multiple sources with varying lead times. However, most of our products include a sole-sourced wireless chipset as the most critical component of the product. For our handheld devices, we purchase our wireless chipsets from Digi International. For our Zone Access Points, we have multiple vendors that our complete unit supplier purchases the wireless chipsets. Serious problems at any of our wireless chipset manufacturers would probably impact our ability to deliver our products in a timely fashion.

We cannot assure that our chipset suppliers will, in the future, continue to sell or support our required chipset. Although most chipset suppliers would provide us with enough notice of their decision to discontinue a certain product line, we would require development time to include replacement chipset into our products and we may be required to get our products re-approved by MSHA; albeit rapid approval process referred to as a Revised Approval Modification Program (RAMP) up process.

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We are also subject to price fluctuations in our cost of goods. Our costs may increase if component shortages develop, lead-times stretch out, or fuel costs continue to rise.

We retain contract manufacturers to manufacture, and control the quality of our products. We will, at all times, request from manufacturers to ship our products to a designated facility for us to install specific micro code and perform a series of final quality test process. We utilize contract manufacturers located in North America only. Our relationships with contract manufacturers allow us to conserve working capital, reduce manufacturing costs and minimize delivery lead times while maintaining high product quality and the ability to scale quickly to handle increased order volume. We make substantially all of our purchases from our contract manufacturers on a purchase order basis. We expect that it would take approximately three to six months to transition manufacturing, and quality assurance to new providers. We, at all times, ship our products directly to our customers.

We rely on third party components and technology to build and operate our products, and we rely on our contract manufacturers to obtain the components, subassemblies and products necessary for the manufacture of our products. While components and supplies are generally available from a variety of sources, we and our contract manufacturers currently depend on a single or limited number of suppliers for several components for our products. We and our contract manufacturers rely on purchase orders rather than long-term contracts with these suppliers. For our handheld devices, they incorporate components from Digi International and we do not have a second source for their chipsets.

We do not stockpile chipsets to cover the time it would take to re-engineer our products to replace the Digi International chipsets for our handheld devices. If we need to seek a suitable second source for these chipsets, there can be no assurance that we would be able to successfully source our chipsets on suitable terms, if at all. In any event, our use of chipsets from multiple sources may require us to significantly modify our designs and manufacturing processes to accommodate these different chipsets.

Aeronetworks

Aero does not manufacture product directly or through third party sources. Original Equipment Manufacturer (OEM) or private labeled opportunities may arise in the future at which time Aero will evaluate the potential benefit for the company.

Distribution and Marketing

iPTerra Technologies

Our iPMine go-to-market strategy is to create and maintain a reputation as the market leader in underground communications and mine-safety solutions. We plan to pursue an aggressive multi-channel sales strategy that includes direct sales force and indirect sales force.

Direct sales efforts consist of direct contact with customers who will purchase the iPMine system directly from us. Indirect sales efforts might consist of a combination of product resellers and strategic partnerships with key coal industry product and service providers to resell the iPMine system. Under the indirect sales model, we will provide an incentive to the indirect sales channel to place our products at end-users operations. Such incentives include, but are not limited to, volume product discounting.

From a marketing perspective, we anticipate participating in coal industry trade shows, conferences, advertise in coal journals and publications, and promote our website.

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Aeronetworks

Aero markets to specifically targeted tribal entities and rural communities. Aero conducts research using mapping data, relationships with federal, state and regional officials and direct contact with tribal officials to determine areas of need. Additionally, Aero maintains relationships with contractors, engineers, industry professionals and subject matter experts to identify and target opportunities.

We believe, based on our experience, that tribal entities are cautious about vendors and providers because many past providers have simply been interested in selling goods and failed to provide support, on-going maintenance or service. Some tribes, in the past, had invoked sovereign status and failed to compensate their providers for equipment or services rendered. Aero strives to developed regional relationships with entities and individuals that will manage Aero’s business contacts.

Markets

iPTerra Technologies

As a result of the January 2006 two deadly accidents in underground coal mines, the U.S. government enacted the MINERS Act of 2006 mandating every underground coal mine to implement and deploy a mine-safety system such as the iPMine product. The U.S. federal enforcement agency, MSHA, has set stringent requirements for mine-safety solution providers that they must meet. The barriers to entry are significant and they include:

➢	Long product approval process by MSHA’s certification body. The iPMine product fully meets MSHA’s requirements for deployment in underground coal mines;
➢	Extensive testing in an underground coal mine. The iPMine system was deployed and installed as a pilot project at the Mt. Laurel underground coal mine located in Logan, West Virginia (Mingo county); and
➢	Long research and development cycle. Several years in product development has been invested to create the iPMine intellectual property.

Underground Coal Mines

U.S. Market: Short-Term (commences in 2013): sell the iPMine solution and services to the U.S. underground coal mining industry. This market will generate near-term revenues for Sanwire since all underground coal mines are mandated by a federal law to deploy a wireless mine-safety system. Once a system is deployed, it provides an attractive growth opportunity because underground coal mines are continually growing on daily/weekly basis. As the coal mine expands, additional Sanwire equipment and services will be required to continue to meet the federal mandate. Sanwire will work with early adopters/customers to ensure system stability, and implement new features as requested by the mine operators to increase iPMine’s product depth. With over 500 underground coal mines in the U.S., this market provides an excellent foundation to establish a base client as references for other opportunities.

Chinese Market: Mid-Term (commences in early 2015): sell the iPMine solution and services to Chinese underground coal mines. With over 12,000 coal mines in China (source: MINING.com February 9, 2013 article), China is the world’s largest coal producer, and coal production is by far the largest in China. Most of these mines are small. In recent years, the Chinese central government mandated all small mines to either sell to larger operations, or combine several small operations to create a medium-large operation. We estimate there are approximately 5,000 medium and large underground coal mines in China; this is iPTerra’s addressable market. Our strategy is to work with government agencies and reputable local partners to penetrate the Chinese market.

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Other International Markets: Long-Term (commences in early 2016): sell the iPMine solution and services to other international markets such as India, Australia, Russia, South Africa, Indonesia, and selected countries in Latin America. There are other markets that Sanwire will explore based on opportunities and those include Turkey, Poland, Mongolia, and Kazakhstan.

Underground Non-Coal Mines

With no modifications to the current iPMine solution, Sanwire can deploy the system in underground non-coal mines such gold or silver mines. This presents iPTerra with a sizable opportunity.

Non-Mining Opportunities

With minimal modifications to the current iPMine solution, Sanwire can explore market entry into other harsh environments such as oil refineries and chemical plants. Sanwire believes there’s a great opportunity to deploy a safety and communication system into these markets, where they have similar needs as the underground mining operations in that to track, monitor, and communicate with their work force and outside contractors that work on-site.

Aeronetworks

Aero focuses on core areas of service to open client and customer contract opportunities. The three areas of core service are: (1) distance learning and remote education, (2) tele-medicine and remote health care, and (3) public safety, security, early warning and disaster preparation. These service areas can be seen in varying degrees of need by the community or the tribal government but are the easiest issues to focus on and for the potential customer to relate to. Broadband service is the common denominator by which the service can be delivered to the community.

From the onset of Aero’s discussion with a community or a tribe, Aero’s effort is to keep the message simple so that the customer can digest the information. Aero understands that the community or the tribe may be inundated with service offerings and thus become overwhelmed. Aero seeks the highest category of need as defined by the community or the tribe and focus on solving that issue first.

1. Distance Learning

Distance Learning requires preparation by Aero and the education providers on-site and the originating institution to coordinate the level of course, the number of students and teachers and the sustained service level agreement to deliver uninterrupted programs and classes. For students enrolled in online universities, classes can be completed using computer labs located throughout campuses. There are advantages and disadvantages of both distance and online classes:

•	Distance classes are generally taught in the traditional setting – students and instructor in the classroom. The cohort involves students from other universities linked together. Some instruction may be delivered via telecom.
•	Online classrooms, or virtual classrooms, allow students 24/7 access to individual classrooms to complete their studies. Students generally work from home and are assigned an individual academic mentor, with whom they meet weekly for guidance until completion.
•	Cost of attendance varies at each university. Some schools charge by the credit while others charge by the semester. Financial aid assistance is offered at each of our partner universities with some awarding scholarships for students displaying financial need and/or ethnicity.
•	Distance education classes generally start and end on certain dates, whereas online classes can be started monthly, allowing students to begin when it is convenient.

2. Tele-Medicine

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Tele-Medicine for rural communities is a critical need nationwide. The lack of medical help in smaller towns and remote areas is a common need and one which has been given targeted grant backing by the federal government. Aero strives to bring telemedicine to tribes on various broadband backbone installations.

The provision of broadband allows the local and regional leadership prioritize which public sector entities receive enhanced service, state of the art equipment, legacy conversion and jobs growth. Aero receives the long term benefit of becoming a member of the community, sales of enhanced service to enterprise customers, residual retail revenue and wholesale pricing nationwide.

3. Public Safety

Public-private networks serving towns and communities with unique public safety features including priority-calling, crime alerts, public safety alerting, cell-broadcast, video surveillance technologies, and other applications derived from U.S. military, U.S. National Security Agency, and government programs.

Industry

iPTerra Technologies

iPTerra’s overall industry penetration will be in harsh environments; providing wireless communications (voice and text), monitoring, tracking, and safety solutions. Harsh environments can be underground mines, oil refineries, chemical plants, or other installations where there’s a great deal of challenging environmental factors to operate. To generate revenue in the near term, our initial go-to-market strategy will focus on underground coal mines in the U.S.

The mine accidents of 2006 in the U.S., as well as the passage of the MINER Act of 2006 by Congress, have highlighted the need for improved safety capabilities in the nation’s underground coal mines. These safety capabilities include not only improved breathing apparatuses and emergency shelters, but also the systems necessary for mine operators and mine rescue teams to communicate with and locate miners in both every day and emergency situations. We believe this underground coal market in the U.S. will generate revenues in the near term for us since all underground coal mines are mandated by a federal law to deploy a wireless mine-safety system, such as the iPMine. Once a system is deployed, it provides an attractive growth opportunity because underground coal mines are continually growing on weekly/monthly basis. With over 500 underground coal mines in the U.S., this market provides a solid foundation to establish a base client as references for other opportunities.

With no modifications to the current iPMine solution, we can deploy the iPMine system in underground non-coal mines such gold or silver mines. This presents a sizable opportunity for us.

With minimal modifications to the current iPMine solution, we can explore market entry into other harsh environments such as oil refineries and chemical plants. We believe there’s a great opportunity to deploy a safety and communication system into these markets, where they have similar needs as the underground mining operations in that to track, monitor, and communicate with their work force and outside contractors that work on-site.

Aeronetworks

The telecom industry is highly competitive with several service providers in most markets except for the most rural markets. To remain competitive, carriers must reinvest in the infrastructure adopting the newest telecom technologies. The life cycle of many telecom networks may be as small as a decade or less. For example in the cellular industry, service providers have migrated their networks from 2G, to 3G, and currently to 4G/LTE. Because of the competition, and the competitive need, most telecoms are well capitalized public companies.

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A huge change in the US telecom industry is the FCC (Federal Communications Commission) policy and laws which are ending the federal subsidies for telephone service in rural markets. The government and FCC regulators plan to stimulate broadband networks throughout the US, by creating federal subsidies for broadband service.

Because of these important policy and regulatory changes, Aero is well positioned to capitalize on the new broadband subsidies. Most traditional service providers with POTS (Plain old Telephone Service) face a large drop in revenue with the removal of telephone cost subsidies.

The telecom industry of the future will use IP for all its services. Many networks today are converging on quad play services which are all Internet Protocol based. Voice, video, data, and mobile services will all be IP. Voice over LTE may be the last non IP protocol, but once it hits the cell tower its converted to IP.

Competition

iPTerra Technologies

Competition in mine-safety and communication is diverse, and fall into two categories: analog-based and digital-based solutions (the iPMine system is digital).

Analog Solutions

The analog-based solution utilizes very old “Leaky Feeder” technology. A typical system consists of a coaxial cable, spliced in pre-determined locations/distances, that acts as the medium to transport and “leaks” signals, walkie-talkie radio handsets to communicate, and amplifiers to boost signals. There are numerous disadvantages of this type of technology, including poor voice quality, limited data capability, service interruptions, difficulty of repair, and limited range.

Digital Solutions

Digital-based solutions can be further broken down to 1-way and 2-way communication (the iPMine system is a digital 2-way communication system).

Solutions based on 1-way communication are basically a tag scanner without any messaging capability. A typical system consists of RFiD tags that are attached to miners’ hardhats, a cable technology (either fiber or coaxial), tag readers clamped on the cable, tag reader amplifiers (not always) to increase the tag scanning distance, and a software management system. The disadvantages of this type of solution include limited miner to control center interaction, inaccurate and limited information regarding miner locations, and inability to communicate during accidents.

Solutions based on 2-way communication consist of a network of wireless nodes/access points, handheld devices (text messaging or voice), and software management system. The wireless nodes are further categorized as standards-based (Wi-Fi/802.11x, or ZigBee/802.15.4), or proprietary. The iPMine system is a 2-way communication system utilizing the Wi-Fi/802.11x standards.

The main disadvantage of a ZigBee-based network is the low data rate, typically less than 100 kbps. With such a low data rate, it would be very challenging for a network to service 100+ devices simultaneously sending and receiving large amount of data/packets. The disadvantages of a proprietary-based network include slower availability of new products, prohibitive costs, and slower product development.

The Wi-Fi/802.11x wireless technology platform offers a superior experience compared to other wireless technologies. The data speed is much faster than other wireless networks. Because they are widely used in many areas, the cost has become very attractive, networks have become faster, and a myriad of diagnostic tools and applications are readily available.

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iPMine Competitive Advantages

iPMine can operate in a purely wireless environment, based on the Wi-Fi/802.11x standards, or a combination of wireless and fiber. With this approach, the iPMine system is more flexible and adaptable to underground terrain. We believe iPMine has a number of competitive advantages that makes it a premium solution, including:

➢	Sanwire is the owner and developer of the iPMine intellectual properties
-	Design own devices, firmware, and software from the ground up
-	Work with customers to enhance and build additional features in an expeditious way
-	Provide faster customer support, knowledge of our products
-	Introduce new features faster
-	Technology based on 802.11x standards provides off-the-shelf components at a lower cost; pass savings to customers
-	Internet Protocol; instant and secured access to the system worldwide
-	One system that supports data, messages, videos, and voice devices; no need to deploy multiple systems
➢	Real-time connectivity
-	Instant interaction between control center and underground operation
-	Make decisions with the most accurate and up-to-date information
➢	Dynamic operational map/layout management
-	Upload any map; divide map into areas with multi viewing stations
-	Miners’ movement super-imposed on actual map
➢	Audit trail playback of miners’ movement
-	Select specific date/time
-	View in graphical presentation
-	Look at specific events and confirm specific events

iPMine Competitive Disadvantages

Cost. The iPMine system is more expensive than analog systems and 1-way digital solutions. However, we believe it is priced competitively with other 2-way digital solutions.

Expertise. Because the iPMine system employs a true wireless environment, it requires network design knowledge to make the system perform optimally. Smaller size customers may lack such in-house expertise.

Aeronetworks

AT&T, Verizon, Sprint, US Cellular and other “mega” telecoms could be considered our competition. In general, they possess the capacity and depth to enter any market they wish. However, the past decade has shown that these large companies are not interested in rural and tribal markets by their lake of presence there and by the fact that if they happen to serve one of these communities, they do so in a degraded manner. The large companies have, for the past decade, been encouraged by the federal government to use the Universal Services Fee funds to build-out rural America.

The fact that so little build-out actually took place resulted in the federal government redefining the use of the Universal Services Fee Funds to encourage smaller entrepreneurs like Aero to focus on the rural and tribal build-out. Grants that underwrite the capital expenditures required in the rural settings now are making it possible for tribes and rural communities to partner with Aero to become their own telecoms as well as internet and wireless providers.

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Aero attempts to work with Competitive Local Exchange Carriers when feasible. Many small and regional carriers face cloud based service challenges and the inability to access adequate credit to provide full service. Aero fills that gap and creates win-win situations for the tribe and the rural community.

Government Regulation

iPTerra Technologies

All electronic devices deployed in an underground coal mine must receive MSHA’s approval and certification in accordance with Communication Equipment and Signaling Devices per 30 CFR Part 23. The standard application procedure applies to all applications submitted for approval or extension of approval of mine communication equipment, signaling devices, or systems pursuant to Part 23 of Title 30 of the Code of Federal Regulations (30 CFR Part 23). Once a device is approved and receives Part 23 approval, an applicant may make changes to the original design and re-submits for a new approval under a process known as RAMP (Revised Approval Modification Program).

The iPMine-M8 Model 810T handheld texting device received Intrinsic Safety and Part 23 approvals for use in underground coal mines from MSHA; approval no. 23-A080014-0 dated August 21, 2008. Due to the recent acquisition of the iPMine intellectual property by Sanwire, Sanwire has filed an application with MSHA to re-approve the iPMine-M8 Model 810T device under the iPTerra’s name (MSHA application PAR# 0102247). The iPMine-ZAP (Zone Access Point) received Intrinsic Safety and Part 23 approvals for use in underground coal mines by the U.S. Department of Labor’s Mine Safety and Health Administration (“MSHA”); approval no. 23-A120006-0 dated December 21, 2012. This approval was issued to Immersive Technologies, LLC, a partner and product supplier to us. For product installation in underground coal mines, we rely on certified installers.

Future new products developed in-house or by our partners, must undergo a rigorous MSHA approval process that takes months to obtain product certification. There are no guarantees that any of iPMine’s future products will receive MSHA approval. For existing MSHA-approved products, any changes/updates are done through a process called a RAMP which is an expedited version of the full blown new product approval process.

The MINER Act of 2006

The Mine Improvement and New Emergency Response Act of 2006, also known as the MINER Act, was signed by President George W. Bush on June 15, 2006. This legislation, the most significant mine safety legislation in 30 years, amends the Mine Safety and Health Act of 1977 and contains a number of provisions to improve safety and health in U.S. mines. In summary, the MINER Act mandates every underground coal mine in the U.S. to deploy and install a wireless communications, monitoring, and tracking system like the iPMine system.

Aeronetworks

Aero is subject to federal, state and local regulation.  We have various regulatory authorizations for our regulated service offerings.  At the federal level, the FCC generally exercises jurisdiction over facilities and services of common carriers, such as Aero, to the extent those facilities are used to provide, originate or terminate interstate or international telecommunications services.  State regulatory commissions generally exercise jurisdiction over common carriers’ facilities and services to the extent those facilities are used to provide, originate or terminate intrastate telecommunications services. In particular, state regulatory agencies have substantial oversight over the provision by incumbent telephone companies of interconnection and non-discriminatory network access to competitive providers.  In addition, local governments often regulate the public rights-of-way necessary to install and operate networks, and may require service providers to obtain licenses or franchises regulating their use of public rights-of-way.  Municipalities and other local government agencies also may regulate other limited aspects of our business, by requiring us to obtain cable franchises, construction permits and to abide by building codes.

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We believe that competition in our service areas will continue to increase in the future as a result of the Telecommunications Act of 1996 (the “1996 Act” or the “Telecommunications Act”) and actions taken by the FCC and state regulatory authorities, and through increased deployment of various types of technology, although the ultimate form and degree of competition cannot be predicted at this time.  Competition may lead to loss of revenues and profitability as a result of loss of customers; reduced usage of our network by our customers who may use alternative providers for voice and data services; and reductions in prices for our services which may be necessary to meet competition.

Some legislation and regulations are, or could in the future be, the subject of judicial proceedings, legislative hearings and administrative proposals or challenges which could change the manner in which the entire industry operates.  Neither the outcome of any of these developments, nor their potential impact on us, can be predicted at this time.  Regulation can change rapidly in the telecommunications industry, and such changes may have an adverse effect on us.

Employees

Because of the nature of our businesses, we rely on a core group of management consultants and retain the services of outside professionals and contractors to deliver services to us. Sanwire’s core management consultants totals seven. Every individual that provides services to Sanwire, full time or part time, must execute an appropriate non-disclosure and/or a consulting agreement. We believe our relations with our staff are good. None of our staff members are subject to collective bargaining agreements.

One of the most significant strengths of Sanwire is its team. The team’s extensive knowledge in building world-class organizations and the development of leading-edge wireless technology provides Sanwire with the necessary vision and dedication.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 750,000,000 shares of common stock, par value $0.00001 per share. As of September 2, 2013, there were issued and outstanding 46,553,147 shares of our common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

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Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Convertible Notes

We issued the Convertible Note to Hanover on July 31, 2013 in the initial principal amount of $405,000 for a purchase price of $300,000, representing an approximately 25.93% original issue discount. We are registering the shares of common stock underlying the Convertible Note. For a complete description of the Convertible Note, reference is made to the section entitled “Prospectus Summary” above, which is incorporated herein by reference.

Registration Rights

Note Registration Rights Agreement

In connection with the execution of the Note Purchase Agreement, on July 31, 2013, Hanover and we also entered into a registration rights agreement, which we refer to as the Note Registration Rights Agreement. Pursuant to the Note Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 1,890,000 shares of our common stock into which the Convertible Note may be converted, on or prior to September 3, 2013, and have it declared effective at the earlier of (i) the 75th calendar day after July 31, 2013 and (ii) the fifth business day after the date we are notified by the Commission that the registration statement will not be reviewed or will not be subject to further review. Prior to September 3, 2013, we and Hanover agreed to extend the filing deadline to September 20, 2013.

We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Note Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Note Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Note Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, we and Hanover also entered into a registration rights agreement dated as of the Closing Date, which we refer to as the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register for resale 7,651,000 shares of our common stock, which includes the 454,408 Initial Commitment Shares and 545,592 Additional Commitment Shares, on or prior to September 3, 2013, which we refer to as the Filing Deadline, and have it declared effective at the earlier of (A) the 75th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which the registration statement of which this prospectus is a part is filed with the Commission and (B) the fifth business day after the date the Company is notified by the Commission that the registration statement will not be reviewed or will not be subject to further review, which we refer to as the Effectiveness Deadline. Prior to September 3, 2013, we and Hanover agreed to extend the filing deadline to September 20, 2013. The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Hanover under the Purchase Agreement.

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We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

Filings

We are obligated to file a registration statement with respect to the Registrable Securities. Upon becoming effective, we shall use commercially reasonable efforts to maintain the continuous effectiveness of such registration statement during the period the Rights Agreement is in effect. We will also take such action, if any, as is necessary to obtain an exemption for or to qualify the Registrable Securities under applicable state securities or “Blue Sky” laws; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify or to consent to service of process in any such jurisdiction.

Expenses of Registration Rights

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by MaloneBailey, LLP, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Greenberg Traurig, LLP.

PROPERTIES

Our corporate headquarters are located at 9710 E. 55th Pl., Tulsa OK 74146. The Company does not own or lease any manufacturing/storage facilities.

LEGAL PROCEEDINGS

Bullmoose Mine

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On October 22, 2010, the Company initiated a claim in the Supreme Court of British Columbia against a former officer of the Company and certain other companies controlled directly or indirectly by the former officer (collectively the “Defendant”), to assert its interest in Bullmoose. On October 14, 2008, the Company had acquired Bullmoose. However, on or about August 10, 2010, the Company and its directors and officers other than the Defendant discovered that the Defendant had apparently taken steps to sell the Company’s interest in Bullmoose to a third party in which that Defendant had a significant interest.

On or about December 15, 2010, the Company entered into a settlement agreement under which the Company’s acquisition of Bullmoose will be rescinded (the “Settlement Agreement”). More particularly, the 120,000 shares issued by the Company as consideration for the acquisition will be cancelled and $75,000 of the $85,000 as part consideration for the acquisition, will be returned to the Company. The Company continues to retain title to Bullmoose as of March 31, 2013.

On July 3, 2012, all parties to the Settlement Agreement, except those responsible to return the $75,000 to the Company, tendered signed settlement documents. As a result, the Company cancelled the 120,000 shares and commenced an action in the Supreme Court of British Columbia to recover the $75,000. The Company takes the position that until this sum is paid, it continues to hold title to the mineral properties through its ownership of all issued Bullmoose shares.

Cease Trade Order

On July 12, 2013, the British Columbia Securities Commission (“BCSC”) issued a cease trade order to the Company for its alleged failure to file a preliminary prospectus and prospectus in British Columbia in connection with certain share distributions that were made by the Company and failure to file a Form 45-106F1 Report of Exemption Distribution.  Under the cease trade order, the BCSC has directed us to cease issuing any new securities until the Company complies with the filing requirements in British Columbia, Canada. We have engaged a British Columbia securities attorney to assist us with making the requisite filings and we believe that we will be able to comply with the BCSC within the next thirty (30) days, after which we believe the cease trade order will be removed.

We know of no other material, active or pending legal proceedings against our Company, nor are we involved as a plaintiff in any other material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is traded on the OTCQB under the symbol “SNWR”. The closing bid price for our stock as of September 16, 2013 was $0.30.

The following is the range of high and low bid prices for our common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

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Fiscal 2013	High	Low
First Quarter (March 31, 2013)	$1.00	$0.05
Second Quarter (June 30, 2013)	$0.54	$0.18
Third Quarter (through September 16, 2013)	$0.54	$0.25

Fiscal 2012	High	Low
First Quarter (March 31, 2012)	$0.35	$0.08
Second Quarter (June 30, 2012)	$0.40	$0.08
Third Quarter (September 30, 2012)	$0.25	$0.06
Fourth Quarter (December 31, 2012)	$0.44	$0.07

Fiscal 2011	High	Low
First Quarter (March 31, 2011)	$1.75	$0.75
Second Quarter (June 30, 2011)	$1.45	$0.57
Third Quarter (September 30, 2011)	$0.90	$0.05
Fourth Quarter (December 31, 2011)	$0.50	$0.02

Stockholders

As of September 2, 2013, there were 46,553,147 shares of our common stock issued and outstanding held by 178 stockholders of record (not including street name holders).

Dividends

We have not paid dividends to date and do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the period for the fiscal years ended December 31, 2012 and 2011 and for the six months ended June 30, 2013, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this Prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this registration statement on Form S-1. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Report. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements.

Background

Sanwire was organized under the laws of the State of Nevada on February 10, 1997 under the name Clear Water Mining, Inc. with a focus on mining operations.

Sanwire aims to be a global provider of wireless communication services and data solutions; delivering efficient and reliable communications to our customers. Sanwire’s goal is to operate a number of vertically integrated portfolio of wireless subsidiaries that are synergistic, diverse, and operate independently with their own revenue stream and customer base. We strive, however, to have our subsidiaries to cross sell to each other with respect to products and services, and share customer base. Sanwire plans to grow organically and through complementary acquisitions in the wireless sectors. Currently, Sanwire owns and operates two vertically integrated wholly-owned subsidiaries:

•	iPTerra Technologies, Inc., a Nevada corporation, designs and develops wireless and/or wireline communication solutions for hazardous environments including underground mines. iPTerra’s flagship product, the iPMine system, is a real-time 2-way wireless/fiber mine-safety system for the global mining industry. iPMine tracks, monitors, and communicates with miners and equipment underground and above ground. Our strategy is to acquire customers in the U.S. underground coal mining industry and evaluate opportunities in other international mine-safety markets.
•	Aeronetworks LLC, an Oklahoma limited liability company, provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero delivers 4G/LTE, TV White Space, and advanced wireless technologies.

The Company changed its business focus during 2007 and in 2008 and completed the changeover to mining exploration and development, which was the concept utilized when the Company was incorporated. In order to complete the transformation, the Company completed a reverse stock split during 2008, settled the majority of its liabilities through a share exchange for debt and acquired a privately held Canadian mining corporation with a single mining asset, former Gold Producer "The Bullmoose Mine", located in the Northwest Territory of Canada. In 2009 and 2010, the company completed a limited program on the mining properties in Canada, sufficient to maintain the lease and mineral claims in good standing.

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In 2011, the Company settled litigation it had initiated to assert its interest in the Bullmoose Mine (“Bullmoose”). Under the settlement, the Company’s acquisition of Bullmoose will be rescinded. More particularly, the 120,000 shares issued by the company as consideration for the acquisition will be cancelled and $75,000 of the $85,000 paid as part consideration for the acquisition, will be returned to the Company. The closing date was set for June 30, 2012. Until that date and afterwards, if the settlement does not close, the Company continues to retain title to Bullmoose.

On January 2, 2013, the Company signed an exclusive licensing and distribution agreement (the “Licensing Agreement”) to sell and market the iPMine communication and mine-safety system for underground mines for the European continent. The terms of the agreement includes exclusivity for the European market for a 5-year term renewable with an additional 5-year term and first right of refusal option to acquire 100% of the iPMine intellectual property. The Company issued 300,000 common shares of the Company at a fair value of $300 to the licensor.

On January 14, 2013, the Company signed a purchase agreement to acquire 100% ownership in newly created iPTerra Technologies, Inc. for cash consideration of $5,500, which shall be paid to a seller within a 12-month period from a closing date. The iPMine system will operate under iPTerra Technologies, Inc.

On March 22, 2013, the Company exercised its option under the recently executed Licensing Agreement to acquire 100% ownership of the iPMine communication and mine-safety system. The iPMine system will operate under the Company’s wholly owned subsidiary, iPTerra Technologies, Inc. The Company acquired 100% of the iPMine intellectual property for a total consideration of $10,000,000 comprised of 20,000,000 common shares with a fair value of $0.001 per share for total of $20,000 and the assumption of $9,980,000 in debt (the “Debt”) in favor to two companies controlled by Naiel Kanno (the “Debt Holders”). On May 10, 2013, the Company and the Debt Holders entered into an agreement to convert the Debt into a non-interest bearing convertible promissory note repayable in eighteen months with the conversion price of $1.00 per common share at the option of the Debt Holders.

On April 30, 2013, the Company announced the appointment of Mr. Naiel Kanno as its new President and Chief Executive Officer replacing Mr. Carman Parente. Mr. Kanno continues to hold a seat on the Company’s board of directors.

On April 30, 2013, the Company announced the appointment of Mr. Carman Parente as Chairman of the board. Mr. Parente continues to hold a seat on the Company’s board of directors.

On May 1, 2013, Mr. J Roland Vetter assumed the position of the Company’s Chief Financial Officer. Mr. Vetter continues to hold a seat on the Company’s board of directors.

On May 29, 2013, the Company completed the acquisition of Aeronetworks LLC (“Aero”) and its wholly-owned subsidiary Birchtree LLC, a company based in Tulsa, Oklahoma. In consideration for the acquisition, the Company (i) issued Two Million and Four Hundred Thousand (2,400,000) shares of its common stock, (ii) issued Three Million (3,000,000) warrants to purchase its common stock in three blocks consisting of One Million (1,000,000) warrants each, expiring in 2014, 2015, and 2017 at an exercise price of $0.50, $0.75, and $1.00 respectively, (iii) granted future earn-out performance bonus shares based on revenue growth, and (iv) granted a three-year extension to the management agreement for Aero’s management team. Aero provides advanced telecommunications and broadband services to rural communities and Native American tribes with a focus on public safety, education and healthcare sectors.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management of our Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

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The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. We believe certain critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization. The Company’s intangible asset is the iPMine technology which is being amortized straight-line over 10 years.

Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually, during the fourth quarter, or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

The Company consists of a single reporting unit. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit including goodwill is compared with its fair value. The estimated fair value is determined utilizing a market-based approach, based on the quoted market price of the Company’s stock in an active market, adjusted by an appropriate control premium. When the carrying amount of a reporting unit exceeds its fair value, goodwill of the reporting unit is considered to be impaired and the second step is necessary.

In the second step of the goodwill impairment test, the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination using the fair value of the reporting unit as if it were the acquisition price. When the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the consolidated statements of operations. Establishing an implied fair value of goodwill requires the Company to make estimates for key inputs into complex valuation models and to apply significant judgment in the selection of estimates, assumptions and methodologies required to complete the analysis. Areas of judgment include, but are not limited to, development of multi-year business cash flow forecasts, the selection of discount rates and the identification and valuation of unrecorded assets.

Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk.

Revenue Recognition

The Company earns revenue from the provision of advanced telecommunications and broadband services. The Company recognizes revenue in accordance with ASC 605, “Revenue Recognition”. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service has been performed, and collectability is reasonably assured.

Stock-based compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

Results of Operations

Comparison of the Six Months Ended June 30, 2013 to the Six Months Ended June 30, 2012

Revenue – Sanwire has generated revenue of $117,800 (2012 - $nil) and gross profit of $5,130 (2012 - $nil) through its subsidiary, Aero.

Expenses - Total expenses were $10,619,869 for the six month period ended June 30, 2013. Expenses had increased for the current six month period as compared to the six month period ended June 30, 2012 – $159,591. The increase in costs over this six month period is due to the increase in management/consulting fees and interest expense. The costs can be subdivided into the following categories:

1.	General and administrative expenses: $470,628 in general and administrative expenses was incurred for the six month period ended June 30, 2013 as compared to $87,523 for the six month period ended June 30, 2012, an increase of $383,147, mainly due to the write-down of intangible asset of $9,970,020 and the increase in management/consulting and administrative services and addition of expenses incurred by Aero.

2.	Interest expense: The Company incurred interest expense of $29,138 for the six month period ended June 30, 2013 as compared to $36,098 for the six month period ended June 30, 2012.

3.	Technology Intellectual Property

	Cost $	Accumulated amortization $	Write-down $	June 30, 2013 Net carrying value $	December 31, 2012 Net carrying value $

iPMine technology	10,000,300	832	9,970,020	29,448	–

On January 2, 2013, the Company signed an exclusive licensing and distribution agreement (the “License Agreement”) to sell and market the iPMine communication and mine safety system for underground mines for the European continent. The terms of the agreement includes exclusivity for the European market for a five year term renewable with an additional five year term and first right of refusal to acquire 100% of the iPMine intellectual property. The Company issued 300,000 shares of common stock with a fair value of $300 to the licensor.

On January 14, 2013, the Company acquired 100% ownership of newly created iPTerra. for $5,500, which is to be paid to the seller within a one year period from the closing date. The iPMine system will operate under iPTerra.

On March 22, 2013, the Company exercised its option under the License Agreement to acquire 100% ownership of the iPMine communication and mine safety system. The Company acquired 100% of the iPMine intellectual property for total consideration of $10,000,000 comprised of 20,000,000 shares of common stock with a fair value of $20,000 and the assumption of $9,980,000 in debt owing to two companies controlled by a director of the Company (the director also became the President and Chief Executive Officer of the Company on April 17, 2013). The debt was non-interest bearing, due on demand, and secured by the iPMine technology. On May 10, 2013, the Company entered into an agreement to convert the debt into non-interest bearing convertible promissory notes.

On March 31, 2013, the Company recognized a write down of $9,970,020 due to the uncertainty of expected future cash flows.

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Comparison of the Fiscal Years ended December 31, 2012 and December 31, 2011

Revenue – Sanwire has not generated any revenues from inception through December 31, 2012.

Expenses – Total expenses in the amount of $239,786 were recorded for the year ended December 31, 2012, as compared to expenses of $209,426 for the year ended December 31, 2011. The increase in expenses for the year ended December 31, 2012, as compared to the year ended December 31, 2011, is primarily attributable to the increase in general and administrative expenses. The costs can be subdivided into the following categories.

1.	General and administrative expenses: $221,786 in general and administrative expenses was incurred for the year ended December 31, 2012 as compared to $173,426 for the year ended December 31, 2011, an increase of $48,360, which was primarily due to an increase in legal fees and management fees offset by reduction in consulting, accounting, administration and promotional services.
2.	Royalty expenses: $18,000 in royalty expenses was incurred for the year ended December 31, 2012 as compared to $36,000 for the year ended December 31, 2011. The decrease was due to the cancellation of the agreement under which the royalty expenses were paid.

We plan to carefully control our expenses and overall costs. We do not have any employees and engage personnel through outside consulting contracts or agreements or other such arrangements.

Liquidity and Capital Resources

During the six month period ended June 30, 2013, Sanwire satisfied its working capital needs by carefully managing its cash flow and deferring payments to its services vendors. As June 30, 2013, the Company had cash on hand in the amount of $2,413 (December 31, 2012 - $1,094) and current liabilities of $1,719,661 (December 31, 2012 - $1,373,130). As of June 30, 2013, Sanwire has $581,294 in accounts payable $132,339 in accrued liabilities, $673,624 in loans payable, $332,404 to related parties and an additional $7,788,645 in convertible debt payable to related parties. Given the current financial situation of Sanwire, management does not expect that the current level of cash on hand will be sufficient to fund its operation for the next twelve month period.

To achieve our goals and objectives for the next 12 months, we plan to manage our operating expenses, negotiate with creditors to defer payments, or convert debt into equity. In addition management is actively seeking long term funding and seeking investors to invest in the company; refer to Note 14 - Subsequent Events.

Cash Used in Operating Activities

Operating activities for the six months ended June 30, 2013 and 2012 used cash of $36,793 and $28,392, respectively, which reflect our recurring operating losses. Our net losses of $10,619,869 and $159,591 for the six months ended June 30, 2013 and 2012, respectively, were the primary reasons for our negative operating cash flow in both years.

Cash Used in Investing Activities

Net cash flows from investing activities for the six month ended June 30, 2013 was $3,930 (2012 - $nil). For the six months ended June 30, 2013, we used $5,000 for loan advanced and $766 for the purchase of a computer, and received $9,696 cash upon acquisition of Aero in investing activities.

Cash from Financing Activities

Net cash flows provided by financing activities for the six month ended June 30, 2013 was $34,182 mainly from proceeds from notes payable and related party loans. Net cash flows provided by financing activities for the six months ended June 30, 2012 was $34,451.

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We are currently seeking both short-term funding to finance current operations as well as significant amounts of long term capital to execute our business plan. We project that to keep operations at our current level, approximately $1,500,000 in short term funding will be required over the next twelve (12) months to cover our anticipated monthly expenses and modest growth plans. In order to successfully execute our business plan including the planned development and marketing of our current products, an additional $2,500,000 will be required in long term financing.

Our current cash requirements are significant due to planned development and marketing of our current products, and we may be unable to continue generating positive revenues. In order to execute on our business strategy, we will require additional working capital commensurate with the operational needs of planned marketing, development and production efforts. We anticipate that we will be able to raise sufficient amounts of working capital through debt or equity offerings as may be required to meet short-term obligations. However, changes in operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional equity or debt financing in the future. We expect to incur additional marketing, development and production expenses.

We have generated a limited history of revenue and therefore we may not be able to produce adequate cash flows to support our existing operations. Moreover, the historical and existing capital structure is not adequate to fund our planned growth. We intend to finance our operations in part by issuing additional common stock, warrants and through bridge financing. There can be no assurance that we will be successful in procuring the financing we are seeking. Future cash flows are subject to a number of variables, including the level of production, economic conditions and maintaining cost controls. There can be no assurance that operations and other capital resources will provide cash in sufficient amounts to maintain planned or future levels of capital expenditures.

To meet future objectives, we will need to meet revenue targets and sell additional equity and debt securities, which most likely will result in dilution to current stockholders. We may also seek additional loans where the incurrence of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand business operations and could harm our overall business prospects. In addition, we cannot be assured of profitability in the future.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

As previously disclosed on a Current Report on Form 8-K filed with the SEC on April 12, 2013, James Stafford Chartered Accountants was dismissed as our independent accountant on November 15, 2012. On November 21, 2013, we engaged Malone Bailey LLP as our new independent registered public accounting firm. In connection with the foregoing change in accountants, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) or reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

As previously disclosed on a Current Report on Form 8-K filed with the SEC on June 27, 2013, Malone Bailey LLP was dismissed as our independent accountant on June 5, 2013. On June 24, 2013, we engaged Saturna Group Chartered Accountants LLP as our new independent registered public accounting firm. In connection with the foregoing change in accountants, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) or reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

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As a smaller reporting company, the Company is not required to provide this disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Position	Date Appointed
Naiel Kanno	56	President, CEO, and Director	January 18, 2013
J Roland Vetter	62	Chief Financial Officer, Treasurer and Director	January 21, 2013
Carman Parente	60	Chairman and Director	May 16, 2011

Mr. Carman Parente

With over 25 years of entrepreneurship, Mr. Carman Parente is a seasoned business and financial consultant with knowledge and experience in public markets, finance and funding. In May 2011, Mr. Parente joined the Sanwire team as its President, CEO, CFO, Director and Treasurer and is now currently the Chairman and Director. Since March 2008, he is also the President of Carbon Products Industries Inc., a company specializing in energy management and conservation solutions. Since November 9, 2010, Mr. Parente has also been the President, CEO and Director of Five Nines Ventures, a mineral resource exploration company. In 2005, Mr. Parente founded and became President of Natural Health Industries Inc. a private company that grows organic culinary herbs for local distribution. In 2007, Mr. Parente founded and became the President of Natural Health Solutions Inc., a private company that manufactures and distributes natural health supplements and nutraceuticals. Except for Sanwire, none of the aforementioned companies are a parent, subsidiary or affiliate of the Company.

Mr. Parente holds a Diploma of Technology in Operations Management from British Columbia Institute of Technology as well as his C.I.M. Designation, Canadian Institute of Management, Ottawa. We believe that Mr. Parente’s entrepreneurial business experience will be a valuable resource as we seek to expand our business.

Naiel P. Kanno

With over 22 years of success in developing and guiding leading-edge technology companies, Mr. Kanno brings knowledge and skills in management, marketing, engineering, and enterprise application sales with a focus in the telecommunications and wireless sectors. He is an entrepreneur and trusted executive with proven ability to identify and recognize opportunities and market trends. He’s is a strategist with diverse management, financial, and operational experience at executive level.

From, October 2005 until September 2012 when he joined the Sanwire team, Mr. Kanno was the President, CEO, a major shareholder, and investor of iPackets International, Inc., a provider of mine-safety solutions. From 2000 to 2004, he was the President, CEO, a major shareholder and investor of L3 Technology, Inc., a provider of wireless solutions. From 1988 to 1999, he was the founder, President and CEO of EXL Information Corp., a provider of billing and customer care software solutions to competitive local exchange carriers, inter-exchange carriers, and long distance providers. He sold EXL to Los Angeles-based OAN Services, a premium provider of specialized billing services and clearinghouse. OAN was a former division of EDS. He also had a successful tenure at Boston-based Prime Computer, Inc., which included technical positions. Mr. Kanno has been a director of Kanno Group Holdings, Ltd. since July 15, 1996 and a director of Kanno Group Holdings II, Ltd. since August 1, 2000. Except for Sanwire, none of the aforementioned companies are a parent, subsidiary or affiliate of the Company. Mr. Kanno holds a B.Sc. degree in Computer Science from Simon Fraser University, Burnaby, British Columbia, Canada. Mr. Kanno’s broad business experience with developing technology companies is expected to provide our Board with helpful insight as to its growth potential and objectives.

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J. Roland Vetter

As an executive with a significant background in growing start-up companies, Mr. Roland Vetter specializes in technology, manufacturing and mining, with the skill to highlight opportunities and find innovative solutions to successfully grow such companies. Mr. Vetter has diverse financial and operational ability at an executive level, including specialist expertise in completing due diligence, business plans and fund-raising. Historically, Mr. Vetter has had hands on expertise in assimilating and rationalizing operations as well as implementing projects, mergers, acquisitions and disposals. Mr. Vetter has been responsible for risk management, internal controls, Corporate-governance and in optimizing funding structures including corporate tax planning. Mr. Vetter is a Member of the Canadian and the South African Institute of Chartered Accountants. He holds a Bachelor of Commerce and a Bachelor of Accounting degree from the University of the Witwatersrand, South Africa. Mr. Vetter was the former Group Financial Director Services for the Zimco Group, a producer of industrial and base minerals, and a former Chairman of the Anglo American Audit Liaison Committee. He worked for 12 years for Zimco (part of Anglo American Corporation), comprised twelve distinct operations involved in manufacturing and mining with an annual turnover in excess of $300 million. The Zimco Group is not a parent, subsidiary or affiliate of the Company. Mr. Vetter has been a director of J R Vetter Consulting, Inc. since January 1, 2013 and a director of Conventus Energy Inc. since April 21, 2008. Since immigrating to Canada in 1998, Roland Vetter has been actively involved in venture capital and has consulted to start up companies in both the technology and mining sectors. We believe that with Mr. Vetter’s extensive background in finance, financial services and accounting will be critical to our success.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws and the provisions of the Nevada Revised Statutes. Our directors hold office after the expiration of his or her term until his or her successor is elected and qualified or until he or she resigns or is removed in accordance with our bylaws and the provisions of the Nevada Revised Statutes.

Our officers are appointed by the Company’s Board and hold office until removed by the Board.

Significant Employees

We have no significant employees other than our officers and our directors.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of ours has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors, and persons who own more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

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Based solely upon a review of Forms 3, 4, and 5 that have been filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock have filed the reports required pursuant to Section 16(a) of the Exchange Act.

Family Relationships

There are no arrangements, understandings, or family relationships pursuant to which our executive officers were selected.

EXECUTIVE COMPENSATION

Summary of Compensation of Executive Officers

The following table summarizes the compensation paid to our executive officers during the last three complete fiscal years. No other officer or director received annual compensation in excess of $8,000 during the last three complete fiscal years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan ($)	Nonquali-fied Deferred Comp. ($)	All Other Comp. ($)	Total ($)
Jordan S. Wangh (1) Director	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2010	Nil	Nil	Nil	Nil	Nil	Nil	36,000	36,000
Richard A. Fesiuk (2) Director	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2010	Nil	Nil	Nil	Nil	Nil	Nil	12,000	12,000
Carman Parente (3) CFO, Treasurer and Director	2012	Nil	Nil	Nil	Nil	Nil	Nil	39,000	39,000
	2011	Nil	Nil	Nil	Nil	Nil	Nil	33,600	33,600
	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Notes:
(1)	Mr. Jordan S. Wangh was a director as of December 31, 2011. Mr. Wangh or entities controlled by him were paid or accrued management fees during the fiscal years ended December 31, 2010 and 2009. Mr. Wangh resigned as President and CEO on May 16, 2011.
(2)	Mr. Richard A. Fesiuk was a director as of December 31, 2011. Mr. Fesiuk or entities controlled by him were paid or accrued management fees during the fiscal years ended December 31, 2010 and 2009. Mr. Fesiuk resigned as Treasurer and CFO on May 16, 2011.
(3)	Mr. Carman Parente was appointed to the office of President, CEO, CFO, treasurer and director on May 16, 2011. Mr. Parent resigned as president and CEO on April 30, 2013. Mr. Parente or entities controlled by him were paid or accrued management fees during the fiscal years ended December 31, 2011 and December 31, 2012.

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None of our executive officers or directors received, nor are there any arrangements to pay out stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation. Certain of our executive officers and directors have arrangements to receive performance bonuses as described below.

In connection with the acquisition of Aero, the Company agreed to issue future earn-out performance bonus shares of our common stock based on revenue growth with Aero’s management team, including James Bradley, Richard Bjorklund and Samuel Sibala (the “PBS Recipients”). The performance bonus shares pool is based solely on the internal revenue growth of Aero’s business, excluding any revenues from acquisitions, and is determined as follows:

a)	Using the gross revenue amount for the year ended December 31, 2012, as outlined in Aero’s financial statements as the base (the “Base”);
b)	Subtract the Base from the December 31, 2013 audited year end revenue amount (the “Performance Bonus Year“). The balance is a dollar amount that gets converted to common stock at a rate of $1.00 for one share; and
c)	Repeat steps (a) and (b) for three (3) successive years, whereby the Performance Bonus Year becomes the Base for the second year calculation.

To receive the performance bonus shares, each PBS Recipient must be under a valid consulting agreement with the Company at the time of each Performance Bonus Year. The PBS Recipients will inform the Company on the desired Performance Bonus Shares pool individual allocation and will be paid immediately after the completion of the Company’s consolidated audited financial statements for the relevant year.

Potential Payments Upon Termination or Change-in-Control

As of the date of this Registration Statement on Form S-1, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from a change in control of our Company or a change in such officer's responsibilities following a change in control. The Company has entered into consulting agreements with several of its officers that provide for a three (3) month termination fee as further described in the section below.

Employment Agreements

Naiel Kanno

On April 17, 2013, the Company entered into a consulting agreement with Naiel Kanno in connection with his service as President, Chief Executive Officer and Director of the Company, for a term commencing on May 1, 2013 and continuing for a three (3) year period. Mr. Kanno is entitled to receive $15,000 per month for the first year of the agreement, $18,000 for the second year of the agreement and $20,000 for the third year of the agreement. Mr. Kanno is entitled to (i) convert all or any part of his consulting fees into fully paid shares of common stock of the Company at a conversion price of $0.01 per share, (ii) receive performance bonus shares as established by the Company’s compensation committee, and (iii) participate in the Company’s share option plan.

The Company has the right to terminate the consulting agreement upon breach of the agreement and for cause, such as an act sufficient at law to result in the termination of the agreement, any act involving fraud, embezzlement, dishonesty, securities law violation or other gross misconduct, breach of good faith, moral turpitude, or gross negligence. Any such termination terminates the right of the consultant to receive further compensation, bonus, severance or benefits under the agreement. The Company may also terminate the agreement upon three (3) months’ notice if the consultant incurs a condition that prevents him from carrying out essential job functions for a period of three (3) months. If Mr. Kanno is terminated for any other reason, he is entitled to three (3) month termination fee.

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Pursuant to the consulting agreement, Mr. Kanno is subject to certain confidentiality requirements and a non-competition provision which will survive for twelve (12) months after any termination of the agreement.

J Roland Vetter

On April 17, 2013, the Company entered into a consulting agreement with J Roland Vetter in connection with his service as Chief Financial Officer and Director of the Company, for a term commencing on May 1, 2013 and continuing for a three (3) year period. Mr. Vetter is entitled to receive $5,000 per month for the first year of the agreement, $8,000 for the second year of the agreement and $10,000 for the third year of the agreement. Mr. Vetter is entitled to (i) convert all or any part of his consulting fees into fully paid shares of common stock of the Company at a conversion price of $0.01 per share, (ii) receive performance bonus shares as established by the Company’s compensation committee, and (iii) participate in the Company’s share option plan.

The Company has the right to terminate the consulting agreement upon breach of the agreement and for cause, such as an act sufficient at law to result in the termination of the agreement, any act involving fraud, embezzlement, dishonesty, securities law violation or other gross misconduct, breach of good faith, moral turpitude, or gross negligence. Any such termination terminates the right of the consultant to receive further compensation, bonus, severance or benefits under the agreement. The Company may also terminate the agreement upon three (3) months’ notice if the consultant incurs a condition that prevents him from carrying out essential job functions for a period of three (3) months. If Mr. Vetter is terminated for any other reason, he is entitled to three (3) month termination fee.

Pursuant to the consulting agreement, Mr. Vetter is subject to certain confidentiality requirements and a non-competition provision which will survive for twelve (12) months after any termination of the agreement.

Carman Parente

On April 17, 2013, the Company entered into a consulting agreement with Carman Parente in connection with his service as Chairman of the Board and Director of the Company, for a term commencing on May 1, 2013 and continuing for a three (3) year period. Mr. Parente is entitled to receive $10,000 per month for the first year of the agreement, $12,000 for the second year of the agreement and $15,000 for the third year of the agreement. Mr. Parente is entitled to (i) convert all or any part of his consulting fees into fully paid shares of common stock of the Company at a conversion price of $0.01 per share, (ii) receive performance bonus shares as established by the Company’s compensation committee, and (iii) participate in the Company’s share option plan.

The Company has the right to terminate the consulting agreement upon breach of the agreement and for cause, such as an act sufficient at law to result in the termination of the agreement, any act involving fraud, embezzlement, dishonesty, securities law violation or other gross misconduct, breach of good faith, moral turpitude, or gross negligence. Any such termination terminates the right of the consultant to receive further compensation, bonus, severance or benefits under the agreement. The Company may also terminate the agreement upon three (3) months’ notice if the consultant incurs a condition that prevents him from carrying out essential job functions for a period of three (3) months. If Mr. Parente is terminated for any other reason, he is entitled to three (3) month termination fee.

Pursuant to the consulting agreement, Mr. Parente is subject to certain confidentiality requirements and a non-competition provision which will survive for twelve (12) months after any termination of the agreement.

Richard Bjorklund

On May 28, 2013, the Company entered into a consulting agreement with Richard Bjorklund in connection with his service as President of Aero, for a term commencing on June 1, 2013 and continuing for a three (3) year period. Mr. Bjorklund is entitled to receive $10,000 per month for the first year of the agreement, $12,000 for the second year of the agreement and $15,000 for the third year of the agreement. Mr. Bjorklund is entitled to (i) convert all or any part of his consulting fees into fully paid shares of common stock of the Company at a conversion price of $1.00 per share, (ii) receive performance bonus shares as established by the Company’s compensation committee, and (iii) participate in the Company’s share option plan.

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The Company has the right to terminate the consulting agreement upon breach of the agreement and for cause, such as an act sufficient at law to result in the termination of the agreement, any act involving fraud, embezzlement, dishonesty, securities law violation or other gross misconduct, breach of good faith, moral turpitude, or gross negligence. Any such termination terminates the right of the consultant to receive further compensation, bonus, severance or benefits under the agreement. The Company may also terminate the agreement upon three (3) months’ notice if the consultant incurs a condition that prevents him from carrying out essential job functions for a period of three (3) months. If Mr. Bjorklund is terminated for any other reason, he is entitled to three (3) month termination fee.

Pursuant to the consulting agreement, Mr. Bjorklund is subject to certain confidentiality requirements and a non-competition provision which will survive for twelve (12) months after any termination of the agreement.

James Bradley

On May 28, 2013, the Company entered into a consulting agreement with James Bradley in connection with his service as Senior Vice President of Engineering of Aero, for a term commencing on June 1, 2013 and continuing for a three (3) year period. Mr. Bradley is entitled to receive $10,000 per month for the first year of the agreement, $12,000 for the second year of the agreement and $15,000 for the third year of the agreement. Mr. Bradley is entitled to (i) convert all or any part of his consulting fees into fully paid shares of common stock of the Company at a conversion price of $1.00 per share, (ii) receive performance bonus shares as established by the Company’s compensation committee, and (iii) participate in the Company’s share option plan.

The Company has the right to terminate the consulting agreement upon breach of the agreement and for cause, such as an act sufficient at law to result in the termination of the agreement, any act involving fraud, embezzlement, dishonesty, securities law violation or other gross misconduct, breach of good faith, moral turpitude, or gross negligence. Any such termination terminates the right of the consultant to receive further compensation, bonus, severance or benefits under the agreement. The Company may also terminate the agreement upon three (3) months’ notice if the consultant incurs a condition that prevents him from carrying out essential job functions for a period of three (3) months. If Mr. Bradley is terminated for any other reason, he is entitled to three (3) month termination fee.

Pursuant to the consulting agreement, Mr. Bradley is subject to certain confidentiality requirements and a non-competition provision which will survive for twelve (12) months after any termination of the agreement.

Samuel Sibala

On May 28, 2013, the Company entered into a consulting agreement with Samuel Sibala in connection with his service as Chief of Business Development of Aero, for a term commencing on June 1, 2013 and continuing for a three (3) year period. Mr. Sibala is entitled to receive $10,000 per month for the first year of the agreement, $12,000 for the second year of the agreement and $15,000 for the third year of the agreement. Mr. Sibala is entitled to (i) convert all or any part of his consulting fees into fully paid shares of common stock of the Company at a conversion price of $1.00 per share, (ii) receive performance bonus shares as established by the Company’s compensation committee, and (iii) participate in the Company’s share option plan.

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The Company has the right to terminate the consulting agreement upon breach of the agreement and for cause, such as an act sufficient at law to result in the termination of the agreement, any act involving fraud, embezzlement, dishonesty, securities law violation or other gross misconduct, breach of good faith, moral turpitude, or gross negligence. Any such termination terminates the right of the consultant to receive further compensation, bonus, severance or benefits under the agreement. The Company may also terminate the agreement upon three (3) months’ notice if the consultant incurs a condition that prevents him from carrying out essential job functions for a period of three (3) months. If Mr. Sibala is terminated for any other reason, he is entitled to three (3) month termination fee.

Pursuant to the consulting agreement, Mr. Sibala is subject to certain confidentiality requirements and a non-competition provision which will survive for twelve (12) months after any termination of the agreement.

Compensation of Directors for Year Ended December 31, 2012

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Set forth below is a summary of the compensation paid to each person that served as a director in the year ended December 31, 2012.

DIRECTOR COMPENSATION
Name	Fees Earned Or Paid in Cash ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Jordan S. Wangh	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Richard A. Fesiuk	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Carman Parente (1)	Nil	Nil	Nil	Nil	Nil	39,000	39,000

(1)	Mr. Carman Parente was appointed to serve as a director on May 16, 2011.
(2)	The amounts listed under the Column entitled “All Other Compensation” in the “Director Compensation” table relate to management fees earned during the period reported by the officers, or entities controlled by the officers.

Stock Option Plans — Outstanding Equity Awards at Fiscal Year End

None.

Pension Table

None.

71

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

Compensation Committee

We do not have a separate Compensation Committee. Instead, our Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers the Company’s stock option plans and other benefit plans, if any, and considers other matters.

Risk Management Considerations

We believe that our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the best knowledge of the Company as of September 2, 2013 with respect to each director and officer and management as a group and any holder owning more than 5% of the outstanding common stock

Name and Address	Position	Class of Shares	Number of Shares	Percentage Note (1)
Naiel Kanno (2) 5900 Muir Drive Richmond, BC V6V 2Y2	Director (from January 18, 2013)	Common	20,300,000	43.60%
J Roland Vetter (3) 189 Talisman Ave, Vancouver BC V5Y 2L6 Canada	Director	Common	200,000	0.43%

(1)	The above percentages are based on 46,553,147 shares of common stock outstanding as of September 2, 2013.
(2)	4,700,000 shares are held by Kanno Group Holding Ltd., a BC Canadian Company located at 5900 Muir Drive, Richmond, BC V6V 2Y2, and a further 15,300,000 shares are held by Kanno Group Holdings II Ltd., a BC Canadian Company located at 5900 Muir Drive, Richmond, BC V6V 2Y2, both of which are owned by Naiel Kanno, who also holds 300,000 shares directly, for a total of 20,300,000.
(3)	200,000 shares are held by J R Vetter Consulting, Inc., a BC Canadian Company controlled by J Roland Vetter and located at 189 Talisman Ave., Vancouver BC, V5Y 2L6 Canada.

Change in Control

There are no arrangements known to us, including any pledge by any person of our securities or any of our parent entities, the operation of which may at a subsequent date result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AND DIRECTOR INDEPENDENCE

72

Unless otherwise indicated below, amounts due to related parties are non-interest bearing, unsecured and due on demand.

During the six months ended June 30, 2013, the Company incurred consulting fees of $55,000 (2012 - $nil) to Naiel P Kanno, the President and Chief Executive Officer of the Company.

During the six months ended June 30, 2013, the Company incurred consulting fees of $68,000 (2012 - $nil) to J Roland Vetter, the Chief Financial Officer of the Company.

During the six months ended June 30, 2013, the Company incurred consulting fees of $20,000 (2012 - $nil) to Carman Parente, the Chairman of the Board of the Company.

During the six months ended June 30, 2013, the Company incurred consulting fees of $10,000 (2012 - $nil) to Naiel P Kanno, the President and Chief Executive Officer of the Company.

During the six months ended June 30, 2013, the Company incurred management fees of $nil (2012 - $15,900) to a company controlled by Richard Fesiuk, the former Chief Executive Officer of the Company.

As at June 30, 2013, the amount of $94,517 (December 31, 2012 - $nil) is owed to Naiel P Kanno, the President and Chief Executive Officer of the Company, and Kanno Group Holdings Ltd, a company controlled by Mr. Kanno, which is non-interest bearing, unsecured, and due on demand.

As at June 30, 2013, the amount of $10,000 (December 31, 2012 - $nil) is owed to J Roland Vetter, the Chief Financial Officer of the Company, which is non-interest bearing, unsecured, and due on demand.

As at June 30, 2013, the amount of $121,757 (December 31, 2012 - $106,557) is owed to Carman Parente, the Chairman of the Board of the Company and companies controlled by the Chairman, which is non-interest bearing, unsecured, and due on demand.

As at June 30, 2013, the amount of $22,948 (December 31, 2012 - $22,948) is owed to Richard Fesiuk, a former director and Atrypa Gold Corp. a company controlled by a former director of the Company, which is non-interest bearing, unsecured, and due on demand.

As at June 30, 2013, the amount of $44,717 (December 31, 2012 - $44,717) is owed to Richard Fesiuk, a former director and Atrypa Gold Corp., a company controlled by a former director of the Company, which is non-interest bearing, unsecured, and due on demand.

As at June 30, 2013, the amount of $38,465 (December 31, 2012 - $nil) is owed to Richard Bjorklund, the President of Aero, which is non-interest bearing, unsecured, and due on demand.

On January 2, 2013, Mr. Naiel Kanno, our Chief Executive Officer, President and director, was granted 300,000 shares of our common stock. Mr. Kanno also acquired 4,700,000 shares of our common stock through Kanno Group Holding Ltd., and a further 15,300,000 shares of our common stock through Kanno Group Holdings II Ltd., both companies are controlled by Mr. Kanno. In consideration for these shares of common stock, Mr. Kanno and his two companies signed an exclusive licensing and distribution agreement (the “License Agreement”) to sell and market the iPMine communication and mine safety system for underground mines for the European continent. The terms of the agreement includes exclusivity for the European market for a five year term renewable with an additional five year term and first right of refusal to acquire 100% of the iPMine intellectual property. The Company issued 300,000 shares of common stock with a fair value of $300 to the licensor.

73

On March 22, 2013, the Company exercised its option under the License Agreement to acquire 100% ownership of the iPMine communication and mine safety system. The Company acquired 100% of the iPMine intellectual property for total consideration of $10,000,000 comprised of 20,000,000 shares of common stock with a fair value of $20,000 and the assumption of $9,980,000 in debt owing to two companies controlled by Mr. Naiel Kanno, who is our Chief Executive Officer, President and director. The debt was non-interest bearing, due on demand, and secured by the iPMine technology. On May 10, 2013, the Company entered into an agreement to convert the debt into non-interest bearing convertible promissory notes.

Review, Approval or Ratification of Transactions with Related Persons

Although we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with our best interests.

Director Independence

During fiscal 2012, we did not have any independent director on our board. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., The NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. In addition, the registrant’s Bylaws provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. The registrant is also empowered under the registrant’s Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

74

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

FINANCIAL STATEMENTS

Our interim unaudited consoildated financial statements as of and for the six months ended June 30, 2013, and audited consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 are included herewith.

75

SANWIRE CORPORATION

(formerly NT Mining Corporation)

Consolidated balance sheets

(Expressed in U.S. dollars)

	(Restatement – Note 13) June 30, 2013 $	December 31, 2012 $
	(unaudited)

ASSETS

Current assets

Cash	2,413	1,094
Accounts receivable	82,800	–
Loans receivable (Note 6)	28,620	–

Total current assets	113,833	1,094

Technology intellectual property (Note 4)	29,448	–
Property and equipment (Note 5)	1,682	–
Goodwill	1,352,212	–

Total assets	1,497,175	1,094

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities

Accounts payable and accrued liabilities	581,294	455,083
Accrued liabilities	132,339	113,201
Loans payable (Note 7)	673,624	630,624
Due to related parties (Note 9)	332,404	174,222

Total current liabilities	1,719,661	1,373,130

Convertible debt, net of unamortized discount of $$2,191,355 (Note 8)	7,788,645	–

Total liabilities	9,508,306	1,373,130

Nature of operations and continuance of business (Note 1)
Commitments (Note 12)
Subsequent events (Note 14)

Stockholders’ equity (deficit)

Common stock Authorized: 750,000,000 shares, par value $0.00001 Issued and outstanding: 46,273,147 (December 31, 2012 – 1,151,937) shares	463	12

Additional paid-in capital	13,954,997	9,408,186

Shares issuable (Note 10)	60,000	60,000

Deferred compensation (Note 10)	(566,488)	–

Accumulated other comprehensive loss	(5,776)	(5,776)

Deficit	(21,454,327)	(10,834,458)

Total stockholders’ equity (deficit)	(8,011,131)	(1,372,036)

Total liabilities and stockholders’ equity (deficit)	1,497,175	1,094

76

SANWIRE CORPORATION

(formerly NT Mining Corporation)

Consolidated statements of operations

(Expressed in U.S. dollars)

(unaudited)

	(Restated – Note 13) Three Months Ended June 30, 2013 $	Three Months Ended June 30, 2012 $	(Restated – Note 13) Six Months Ended June 30, 2013 $	Six Months Ended June 30, 2012 $

Revenue	117,800	—	117,800	—

Cost of sales	112,670	—	112,670	—

Gross profit	5,130	—	5,130	—

Operating expenses

Amortization of intangible assets	757	—	832	—
Depreciation of property and equipment	329	—	329	—
General and administrative (Note 9)	439,290	67,057	470,628	87,523
Royalties	—	36,000	—	36,000
Write-down of intangible assets	—	—	9,970,020	—

Total operating expenses	440,376	103,057	10,441,809	123,523

Loss before other income (expense)	(435,246)	(103,057)	(10,436,679)	(123,523)

Other income (expense)

Accretion of discount on convertible debt	(196,602)	—	(196,602)	—
Interest expense	(14,478)	(18,014)	(29,138)	(36,068)
Write-off of accounts payable	42,550	—	42,550	—

Total other income (expense)	(168,530)	(18,014)	(183,190))	(36,068)

Net loss for the period	(603,776)	(121,071)	(10,619,869)	(159,591)

Net loss per share, basic and diluted	(0.01)	(0.13)	(0.44)	(0.17)

Weighted average number of shares outstanding	43,066,576	951,937	24,028,385	951,937

77

SANWIRE CORPORATION

(formerly NT Mining Corporation)

Consolidated statements of stockholder’s equity (deficit)

(expressed in U.S. dollars)

(unaudited)

	Common Stock		Additional paid-in capital $	Shares issuable $	Deferred compensation $	Accumulated other comprehensive loss $	Deficit $	Total stockholders’ equity (deficit) $
	Number	Amount $

Balance, December 31, 2012	1,151,937	12	9,408,187	60,000	–	(5,776)	(10,834,458)	(1,372,035)

Shares issued to acquire technology intellectual property	20,300,000	203	20,097	–	–	–	–	20,300

Shares issued to settle debt	20,000,000	200	19,800	–	–	–	–	20,000

Shares issued for services	2,421,000	24	774,346	–	(566,488)	–	–	207,882

Shares issued to acquire Aeronetworks LLC	2,400,000	24	599,976	–	–	–	–	600,000

Share purchase warrants issued to acquire Aeronetworks LLC	–	–	699,750	–	–	–	–	699,750

Share purchase warrants issued for services	–	–	44,884	–	–	–	–	44,884

Gain on extinguishment of related party debt	–	–	2,387,957	–	–	–	–	2,387,957

Adjustment for reverse stock split	210	–	–	–	–	–	–	–

Net loss for the period	–	–	–	–	–	–	(10,619,869)	(10,619,869)

Balance, June 30, 2013	46,273,147	463	13,954,997	60,000	(566,488)	(5,776)	(21,454,327)	(8,011,131)

78

SANWIRE CORPORATION

(formerly NT Mining Corporation)

Consolidated statements of cash flows

(Expressed in U.S. dollars)

(unaudited)

	Six Months Ended June 30, 2013 $	Six Months Ended June 30, 2012 $

Operating activities

Net loss for the period	(10,619,869)	(159,591)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount on convertible debt	196,602	—
Amortization of intangible asset	832	—
Depreciation of property and equipment	329	6,730
Stock-based compensation	252,752	—
Write-down of intangible assets	9,970,020	—
Write off of accounts payable	(42,550)	—

Changes in operating assets and liabilities:

Accounts receivable	(82,800)	41
Prepaid expenses and deposits	—	(1,000)
Accounts payable	154,760	125,428
Accrued liabilities	19,138	—
Due to related parties	113,993	—

Net cash used in operating activities	(36,793)	(28,392)

Investing activities

Loans receivable advances	(5,000)	—
Purchase of property and equipment	(766)	—
Cash acquired on purchase of subsidiary	9,696	—

Net cash provided by investing activities	3,930	—

Financing activities

Proceeds from notes payable	22,012	—
Proceeds from related parties	12,170	34,451

Net cash provided by financing activities	34,182	34,451

Effect of exchange rate changes on cash	—	(1,122)

Change in cash	1,319	4,937

Cash, beginning of period	1,094	1,136

Cash, end of period	2,413	6,073

Non-cash investing and financing activities:

Shares and warrants issued for the acquisition of Aeronetworks LLC	1,299,765	—
Technology intellectual property acquired with convertible debt and share issuance	10,000,300	—
Gain on extinguishment of related party debt recorded as additional paid-in capital	2,387,957	—

Supplemental disclosures:

Interest paid	—	—
Income taxes paid	—	—

79

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

1.	Nature of Operations and Continuance of Business

Sanwire Corporation (formerly NT Mining Corporation) (the “Company”) was incorporated in the State of Nevada on February 10, 1997. The Company’s subsidiary, Bullmoose Mines Ltd. owns mineral lease #2775 plus 4 mineral claims located in the South Mackenzie Mining District, Northwest Territories, Canada.

On March 22, 2013, the Company exercised its option under a license agreement to acquire 100% ownership of the iPMine communication and mine safety system. Refer to Note 4. On May 28, 2013, the Company completed the acquisition of Tulsa, Oklahoma-based Aeronetworks LLC (“Aero”). Refer to Note 3. The Company has broadened its business plan to include wireless application in the mining sector through the acquisition of iPMine, which is operated under its subsidiary, iPTerra Technologies, Inc. (“iPTerra”), and Aero plays a role in the design and deployment of the underground network. iPTerra is a designer, developer, manufacturer and marketer of a real-time 2-way wireless and/or wireline communications, and mine safety solution for the global mining and industrial industry. Aero provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on the public safety, education and healthcare sectors Upon the acquisition of Aero, the Company is no longer a development stage company as defined by Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. As at June 30, 2013, the Company has a working capital deficit of $1,605,828 and has an accumulated deficit of $21,454,327 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies
(a)	Basis of Presentation and Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These consolidated financial statements are expressed in US dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Bullmoose Mines Ltd., iPTerra Technologies, Inc., Aeronetworks LLC and Birchtree, LLC. All inter-company balances and transactions have been eliminated.

80

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

2.	Summary of Significant Accounting Policies (Continued)

(b)	Interim Financial Statements
These interim unaudited consolidated financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.
(c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, fair value of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

(e)	Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk.

(f)	Property and Equipment
Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:
Computer equipment	55% declining balance
(g)	Intangible Assets

Intangible assets are stated at cost less accumulated amortization. The Company’s intangible asset is the iPMine technology which is being amortized straight-line over 10 years.

81

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

2. Summary of Significant Accounting Policies (continued)

(h)	Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

(i)	Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually, during the fourth quarter, or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

The Company consists of a single reporting unit. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit including goodwill is compared with its fair value. The estimated fair value is determined utilizing a market-based approach, based on the quoted market price of the Company’s stock in an active market, adjusted by an appropriate control premium. When the carrying amount of a reporting unit exceeds its fair value, goodwill of the reporting unit is considered to be impaired and the second step is necessary.

In the second step of the goodwill impairment test, the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination using the fair value of the reporting unit as if it were the acquisition price. When the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the consolidated statements of operations. Establishing an implied fair value of goodwill requires the Company to make estimates for key inputs into complex valuation models and to apply significant judgment in the selection of estimates, assumptions and methodologies required to complete the analysis. Areas of judgment include, but are not limited to, development of multi-year business cash flow forecasts, the selection of discount rates and the identification and valuation of unrecorded assets.

82

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

2. Summary of Significant Accounting Policies (continued)

(j)	Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

The Company’s integrated foreign subsidiaries are financially or operationally dependent on the Company. The Company uses the temporal method to translate the accounts of its integrated operations into U.S. dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. The resulting exchange gains or losses are recognized in income.

(k)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

(l)	Revenue Recognition

The Company earns revenue from the provision of advanced telecommunications and broadband services. The Company recognizes revenue in accordance with ASC 605, “Revenue Recognition”. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service has been performed, and collectability is reasonably assured.

(m)	Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

83

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

2. Summary of Significant Accounting Policies (continued)

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable, accrued liabilities, loans payable, convertible debt, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(n)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

(o)	Loss Per Share

The Company computes loss per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

84

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

2. Summary of Significant Accounting Policies (continued)

Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at June 30, 2013, the Company had 13,230,000 dilutive potential shares outstanding.

(p)	Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2013 and 2012, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

(q)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Acquisition of Aeronetworks LLC

On May 28, 2013 the Company completed a stock purchase agreement with all the shareholders of Aeronetworks LLC (“Aero”). The Company acquired 100% of the issued and outstanding shares of Aero and its wholly-owned subsidiary Birchtree, LLC by issuing 2,400,000 shares of common stock and 3,000,000 share purchase warrants in three 1,000,000 blocks expiring in 2014, 2015, and 2017 at an exercise price of $0.50, $0.75, and $1.00 respectively. The Company also agreed to issue future earn-out performance bonus shares based on revenue growth and extended a three year agreement to Aero’s management team. Refer to Note 11(f).

As a result, the Company issued 2,400,000 shares of common stock with a fair value of $600,000, and 3,000,000 share purchase warrants with a fair value of $699,765 to the shareholders of Aero. The Company determined the fair value of the share purchase warrants using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 0.63%, expected life of 2.9 years, expected volatility of 256%, and no expected dividends.

$

Fair value of shares issued	600,000
Fair value of share purchase warrants issued	699,765

Total purchase price	1,299,765

85

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

3.	Acquisition of Aeronetworks LLC (continued)

At the date of acquisition, the fair values of the assets and liabilities of Aero consisted of the following

$

Cash	9,696
Loans receivable	23,620
Property and equipment	1,245
Goodwill	1,352,212
Accounts payable	(34,001)
Loans payable	(20,988)
Due to related parties	(32,019)

Total purchase price	1,299,765

4.	Technology Intellectual Property
	Cost $	Accumulated amortization $	Write-down $	June 30, 2013 Net carrying value $	December 31, 2012 Net carrying value $

iPMine technology	10,000,300	832	9,970,020	29,448	–

On January 2, 2013, the Company signed an exclusive licensing and distribution agreement (the “License Agreement”) to sell and market the iPMine communication and mine safety system for underground mines for the European continent. The terms of the agreement includes exclusivity for the European market for a five year term renewable with an additional five year term and first right of refusal to acquire 100% of the iPMine intellectual property. The Company issued 300,000 shares of common stock with a fair value of $300 to the licensor.

On January 14, 2013, the Company acquired 100% ownership of newly created iPTerra. for $5,500, which is to be paid to the seller within a one year period from the closing date. The iPMine system will operate under iPTerra.

On March 22, 2013, the Company exercised its option under the License Agreement to acquire 100% ownership of the iPMine communication and mine safety system. The Company acquired 100% of the iPMine intellectual property for total consideration of $10,000,000 comprised of 20,000,000 shares of common stock with a fair value of $20,000 and the assumption of $9,980,000 in debt owing to two companies controlled by a director of the Company (the director also became the President and Chief Executive Officer of the Company on April 17, 2013). The debt was non-interest bearing, due on demand, and secured by the iPMine technology. On May 10, 2013, the Company entered into an agreement to convert the debt into non-interest bearing convertible promissory notes. Refer to Note 8.

On March 31, 2013, the Company recognized a write down of $9,970,020 due to the uncertainty of expected future cash flows.

86

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

5. Property and Equipment

	Cost $	Accumulated depreciation $	June 30, 2013 Net carrying value $	December 31, 2012 Net carrying value $

Computer equipment	2,011	329	1,682	–

6.	Loans Receivable

As at June 30, 2013, the Company has loans receivable totaling $28,620, which are non-interest bearing, unsecured, and due on demand.

7.	Loans Payable
(a)	As at June 30, 2013, the amount of $150,000 (December 31, 2012 - $150,000) is owed to a non-related party which bears interest at 10% per annum, unsecured, and due on demand. As at June 30, 2013, the Company has accrued interest of $25,431 (December 31, 2012 - $37,931) which is included in accrued liabilities.
(b)	As at June 30, 2013, the amount of $480,624 (December 31, 2012 - $480,624) is owed to a non-related party, which bears interest at 12% per annum, due on demand, and secured by the assets of the Company. As at June 30, 2013, the Company has accrued interest of $96,808 (December 31, 2012 - $75,270) which is included in accrued liabilities.
(c)	As at June 30, 2013, the amount of $28,000 (December 31, 2012 – $nil) is owed to a non-related party, which is non-interest bearing, unsecured, and due on demand.
(d)	As at June 30, 2013, the amount of $15,000 (December 31, 2012 - $nil) is owed to a non-related party which is non-interest bearing, unsecured, and due on demand.

8.	Convertible Debt

On May 10, 2013, the Company amended the loans payable issued to two companies controlled by the President of the Company for the $9,980,000 debt that arose from the purchase of the iPMine system. Refer to Note 4. As per the amended agreements the terms of the notes were changed from being due on demand to being due eighteen months from the date of the amended agreements, as well, the amended agreements added a conversion feature to the notes whereby any unpaid amount of principal can be converted at any time at the holder’s option into shares of the Company’s common stock at a price of $1.00 per share. The Company determined that there was no embedded beneficial conversion feature.

In accordance with ASC 470-60, “Debt - Troubled Debt Restructurings by Debtors”, the Company determined that the creditor did not grant a concession as the only modifications to the debt was the extension of the maturity date and the addition of a conversion option. The modification was then analyzed under ASC 470-50, “Debt - Modifications and Extinguishments” and the Company determined that the present value of the cash flows of the new debt instrument differs by 10% or more from the present value of the remaining cash flows under the original debt. As a result, the debt instruments have substantially different terms and the original debt is considered extinguished. The Company recorded a gain on extinguishment of debt of $2,387,957 and which was recorded as additional paid-in capital. During the period ended June 30, 2013, the Company recorded accretion expense of $196,602, increasing the carrying value to $7,788,645 as at June 30, 2013.

87

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

9.	Related Party Transactions
(a)	During the six months ended June 30, 2013, the Company incurred consulting fees of $55,000 (2012 - $nil) to the President of the Company.
(b)	During the six months ended June 30, 2013, the Company incurred consulting fees of $68,000 (2012 - $nil) to the Chief Financial Officer of the Company.
(c)	During the six months ended June 30, 2013, the Company incurred consulting fees of $20,000 (2012 - $nil) to the Chairman of the Board of the Company.
(d)	During the six months ended June 30, 2013, the Company incurred consulting fees of $10,000 (2012 - $nil) to the President of Aero.
(e)	During the six months ended June 30, 2013, the Company incurred management fees of $nil (2012 - $15,900) to a company controlled by the former Chief Executive Officer of the Company.
(f)	As at June 30, 2013, the amount of $94,517 (December 31, 2012 - $nil) is owed to the President and a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand.
(g)	As at June 30, 2013, the amount of $10,000 (December 31, 2012 - $nil) is owed to the Chief Financial Officer of the Company, which is non-interest bearing, unsecured, and due on demand.
(h)	As at June 30, 2013, the amount of $121,757 (December 31, 2012 - $106,557) is owed to the Chairman of the Board of the Company and companies controlled by the Chairman, which is non-interest bearing, unsecured, and due on demand.
(i)	As at June 30, 2013, the amount of $22,948 (December 31, 2012 - $22,948) is owed to a former director and a company controlled by a former director of the Company, which is non-interest bearing, unsecured, and due on demand.
(j)	As at June 30, 2013, the amount of $44,717 (December 31, 2012 - $44,717) is owed to a former director and a company controlled by a former director of the Company, which is non-interest bearing, unsecured, and due on demand.
(k)	As at June 30, 2013, the amount of $38,465 (December 31, 2012 - $nil) is owed to the President of Aero, which is non-interest bearing, unsecured, and due on demand.

88

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

10.	Common Stock
(a)	On January 3, 2013, the Company issued 300,000 shares of common stock with a fair value of $300 pursuant to the License Agreement. Refer to Note 4.
(b)	On March 8, 2013, the Company effected a 1 for 50 reverse split of the issued and outstanding shares of common stock. All share amounts have been retroactively restated for all periods presented. The Company also increased the number of authorized shares of common stock from 500,000,000 shares to 750,000,000 shares with no change in par value.
(c)	On March 22, 2013, the Company issued 20,000,000 shares of common stock with a fair value of $20,000 pursuant to the acquisition of intellectual property. Refer to Note 4.
(d)	On March 27, 2013, the Company issued 20,000,000 shares of common stock with a fair value of $20,000 to settle debt of $20,000.
(e)	On May 17, 2013, the Company issued 200,000 shares of common stock with a fair value of $58,000 to the Chief Financial Officer of the Company. Refer to Note 12(a).
(f)	On May 17, 2013, the Company issued 200,000 shares of common stock with a fair value of $58,000 to a consultant, of which $7,150 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The remaining $50,850 was recorded as deferred compensation and will be expensed pro-rata over the remaining term of the agreement ending on May 15, 2014. Refer to Note 12(d).
(g)	On May 17, 2013, the Company issued 275,000 shares of common stock with a fair value of $79,750 to a consultant, of which $9,832 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The remaining $69,918 was recorded as deferred compensation and will be expensed pro-rata over the remaining term of the agreement ending on May 15, 2014. Refer to Note 12(e).
(h)	On May 29, 2013, the Company issued 2,400,000 shares of common stock with a fair value of $600,000 to acquire Aero. Refer to Note 3.
(i)	On May 29, 2013, the Company issued 300,000 shares of common stock with a fair value of $75,000 to the management team of Aero. Refer to Note 12(f).
(j)	On June 1, 2013, the Company issued 50,000 shares of common stock with a fair value of $12,500 to a consultant. Refer to Note 12(h).
(k)	On June 3, 2013, the Company issued 50,000 shares of common stock with a fair value of $13,500 to two consultants. Refer to Note 12(g).
(l)	On June 12, 2013, the Company issued 500,000 of common stock with a fair value of $170,000 to a consultant, of which $18,580 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The remaining $151,420 was recorded as deferred compensation and will be expensed pro-rata over the remaining term of the agreement ending on December 11, 2013.

89

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

10. Common Stock (continued)

(m)	On June 12, 2013, the Company issued 250,000 shares of common stock with a fair value of $92,500 to a consultant, of which $9,604 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The remaining $82,896 was recorded as deferred compensation and will be expensed pro-rata over the remaining term of the agreement ending on December 11, 2013.
(n)	On June 27, 2013, the Company issued 500,000 shares of common stock with a fair value of $170,000 to a consultant, of which $3,716 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The remaining $166,284 was recorded as deferred compensation and will be expensed pro-rata over the remaining term of the agreement ending on December 27, 2013.
(o)	On June 28, 2013, the Company issued 96,000 shares of common stock with a fair value of $45,120 to a consultant which was recorded as deferred compensation which will be expensed on the vesting date of July 1, 2013. Refer to Note 13(a).
(p)	As at June 30, 2013, the Company has share subscriptions proceeds of $60,000 which were received in 2010.

11.	Share Purchase Warrants

On June 1, 2013, the Company issued 250,000 share purchase warrants at an exercise price of $0.50 per share expiring on May 31, 2014 to a consultant. The fair value of $44,884 was determined using the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 0.14%, expected life of 1 year, expected volatility of 254%, and no expected dividends.

The Company also issued share purchase warrants as part of the acquisition of Aero. Refer to Note 3.

The following table summarizes the continuity of share purchase warrants:

	Number of warrants	Weighted average exercise price $

Balance, December 31, 2012	–	–

Issued	3,250,000	0.73

Balance, June 30, 2013	3,250,000	0.73

As at June 30, 2013, the following share purchase warrants were outstanding:

Number of warrants	Exercise price $	Expiry date

250,000	0.50	May 31, 2014
1,000,000	0.50	December 31, 2014
1,000,000	0.75	December 31, 2015
1,000,000	1.00	December 31, 2016

3,250,000
90

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

12. Commitments

(a)	On April 17, 2013, the Company entered into an agreement with a consultant to become the Chief Financial Officer and director of the Company. Commending May 1, 2013, the Company is to pay the Chief Financial Officer $5,000 per month for the first year, $8,000 per month for the second year, and $10,000 per month for the third year. The Chief Financial Officer has the right to convert all or part of the consulting fee or outstanding accrued amount plus interest into shares of common stock of the Company at $1.00 per share Upon execution of the agreement, the Company issued 200,000 shares of common stock (refer to Note 10(e)) and must pay $10,000 signing bonus prior to the end of the first year of the agreement. The signing bonus bears interest at 1% per month until it is paid in full.

(b)	On April 17, 2013, the Company entered into an agreement with a director to become the President and Chief Executive Officer of the Company (the “President”). Commending May 1, 2013, the Company is to pay the President $15,000 per month for the first year, $18,000 per month for the second year, and $20,000 per month for the third year. The President has the right to convert all or part of the consulting fee or outstanding accrued amount plus interest into shares of common stock of the Company at $0.01 per share The Company must pay the President a $25,000 signing bonus prior to the end of the first year of the agreement. The signing bonus bears interest at 1% per month until it is paid in full.
(c)	On April 17, 2013, the Company entered into an agreement with a director to become the Chairman of the Board of Directors of the Company (the “Chairman”). Commending May 1, 2013, the Company is to pay the Chairman $10,000 per month for the first year, $12,000 per month for the second year, and $15,000 per month for the third year. The Chairman has the right to convert all or part of the consulting fee or outstanding accrued amount plus interest into shares of common stock of the Company at $0.01 per share The Company must pay a $10,000 signing bonus prior to the end of the first year of the agreement. The signing bonus bears interest at 1% per month until it is paid in full.

(d)	On May 15, 2013, the Company entered into an agreement with a consultant whereby the Company issued 200,000 shares of common stock for services to be provided over a period of one year. Refer to Note 10(f). The Company will pay a finder’s fee of 10% on any financing brought to the Company by the consultant.
(e)	On May 15, 2013, the Company entered into an agreement with a consultant whereby the Company issued 275,000 shares of common stock for services to be provided over a period of one year. Refer to Note 10(g). The Company will pay a finder’s fee of 10% on any financing brought to the Company by the consultant.
(f)	On May 28, 2013, as part of the acquisition of Aero, the Company agreed to issue performance bonus shares to the former shareholders of Aero based on Aero’s revenue growth over a three year period. The increase in gross revenue over the previous year is converted to shares of common stock of the Company at $1.00 per share.

91

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

12. Commitments (continued)

The Company will also pay finders’ fee shares to the former shareholders of Aero if they introduce an acquisition target to the Company. The finders’ fee shares will be calculated as a percentage of the Company’s valuation purchase price of each acquisition target as follows: (i) 1.5% for the first $2,000,000 and (ii) 0.75% on the balance.

In addition, commencing June 1, 2013, the Company is to pay consulting fees to three members of Aero’s management team. Each member is to be paid $10,000 per month for the first year, $12,000 per month for the second year, and $15,000 per month for the third year. Any unpaid amounts bear interest at 1% per month. The members have the right to convert all or part of the consulting fee or outstanding accrued amount plus interest into shares of common stock of the Company at $1.00 per share. Upon execution of the agreement, the Company issued 100,000 shares of common stock to each of the three individuals as a signing bonus (issued). Refer to Note 10(i).

(g)	On June 1, 2013, the Company entered into an agreement with two consultants whereby the Company issued a total of 50,000 shares of common stock (refer to Note 10(k) and is to pay a total of $1,000 per month for a period of six months. The agreement can be extended for an additional six month term at the option of the Company for a total of $1,500 per month. The Company will pay a commission of 10% of any iPMine sales and a 5% finder’s fee for any financing brought to the Company by the consultants.
(h)	On June 1, 2013, the Company entered into an agreement with a consultant whereby the Company is to pay the consultant $5,000 per month with either party able to terminate the agreement on two months written notice to the other party. Upon execution of the agreement, the Company issued 50,000 shares of common stock and 250,000 share purchase warrants exercisable at $0.50 per share expiring on May 31, 2014. Refer to Notes 10(i) and Note 11.
(i)	On June 1, 2013, the Company entered into an agreement with a consultant whereby the Company is to pay the consultant $15,000 per quarter over a period of one year. The Company will pay a finder’s fee of 10% on any financing brought to the Company by the consultant.

92

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

13. Restatement

The Company has restated its financial statements as at June 30, 2013 and for the three and six months then ended. These financial statements have been restated to reflect a write-down of the technology intellectual property (and corresponding adjustment to amortization) and adjustment to the fair value of shares issued for the technology intellectual property. The Company also corrected the accounting for the modification of related party debt. These restatements resulted in an increase in net loss per share from $0.04 to $0.44 for the six months ended June 30, 2013 and a decrease from $0.02 to $0.01 for the three months ended June 30, 2013.

Balance sheet

	As at June 30, 2013
	As reported $	Adjustment $	As restated $

Assets

Current assets

Cash	2,413	–	2,413
Accounts receivable	82,800	–	82,800
Loans receivable	28,620	–	28,620

Total current assets	113,833	–	113,833

Technology intellectual property	9,774,862	(9,745,414)	29,448
Property and equipment	1,682	–	1,682
Goodwill	1,352,212	–	1,352,212

Total assets	11,242,589	(9,745,414)	1,497,175

Liabilities

Current liabilities

Accounts payable	581,294	–	581,294
Accrued liabilities	132,339	–	132,339
Loans payable	673,624	–	673,624
Due to related parties	332,404	–	332,404

Total current liabilities	1,719,661	–	1,719,661

Convertible debt, net of unamortized discount	8,038,096	(249,451)	7,788,645

Total liabilities	9,757,757	(249,451)	9,508,306

Stockholders’ equity (deficit)

Common stock	463	–	463
Additional paid-in capital	13,711,742	243,255	13,954,997
Shares to be issued	60,000	–	60,000
Deferred compensation	(566,488)	–	(566,488)
Accumulated other comprehensive loss	(5,776)	–	(5,776)
Deficit accumulated during the exploration stage	(11,715,109)	(9,739,218)	(21,454,327)

Total stockholders’ equity (deficit)	1,484,832	(9,495,963)	(8,011,131)

Total liabilities and stockholders’ equity (deficit)	11,242,589	(9,745,414)	1,497,175

93

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

13. Restatement (continued)

Income statement

	Six months ended June 30, 2013
	As reported $	Adjustment $	As restated $

Revenue	117,800	–	117,800

Cost of sales	112,670	–	112,670

Gross profit	5,130	–	5,130

Expenses

Amortization of intangible assets	250,638	(249,806)	832
Depreciation of property and equipment	329	–	329
General and administrative	470,628	–	470,628
Write-down of intangible asset	–	9,970,020	9,970,020

Total expenses	721,595	9,720,214	10,441,809

Loss before other income (expense)	(716,465)	(9,720,214)	(10,436,679)

Other income (expense)

Accretion of discount on convertible debt	(177,598)	(19,004)	(196,602)
Interest expense	(29,138)	–	(29,138)
Write-off of accounts payable	42,550	–	42,550
		(19,004)	(183,190)
Total other income (expense)	(164,186)	(19,004)	(183,190)

Net loss and comprehensive loss for the period	(880,651)	(9,739,218)	(10,619,869)

	Three months ended June 30, 2013
	As reported $	Adjustment $	As restated $

Revenue	117,800	–	117,800

Cost of sales	112,670	–	112,670

Gross profit	5,130	–	5,130

Expenses

Amortization of intangible assets	250,638	(249,881)	757
Depreciation of property and equipment	329	–	329
General and administrative	439,290	–	439,290

Total expenses	690,257	(249,881)	440,376

Loss before other income (expense)	(685,127)	249,881	(435,246)

Other income (expense)

Accretion of discount on convertible debt	(177,598)	(19,004)	(196,602)
Interest expense	(14,478)	–	(14,478)
Write-off of accounts payable	42,550	–	42,550

Total other income (expense)	(149,526)	(19,004)	(168,530)

Net loss and comprehensive loss for the period	(834,653)	230,877	(603,776)

94

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

14. Subsequent Events

(a)	On July 1, 2013, the Company entered into a consulting agreement with an investor relations firm whereby the Company is to pay the consultant $5,500 per month until December 31, 2013 and issue 96,000 shares of common stock (issued June 28, 2013 and recorded as deferred compensation as at June 30, 2013). Refer to Note 10(l).

(b)

The United States Department of Agriculture, Rural Utilities Services Community Connect grant program offers Native American tribes and rural communities an opportunity to apply for grant funding to implement and deploy broadband infrastructure projects. Part of the grant program is for the grant recipients to show a 15% matching fund of the total cost of the project internally by the grant recipients or from a non-affiliated third party (the “Matching Funds). The Company may introduce grant recipients to an investor who wishes to provide the matching funds through a letter of credit. On July 2, 2013, the Company issued 400,000 shares of common stock to an investor who has agreed to provide a letter of credit facility to grant recipients pursuant to an agreement dated July 1, 2013.

(c)	On July 31, 2013, the Company issued a convertible note with a principal value of $405,000 for proceeds of $300,000. The note bears interest at a rate of 8% per annum and matures on January 27, 2014. The note is convertible ninety days after issuance, at the holder’s option, into shares of common stock of the Company at $0.2325 per share. Under terms of the note, the principal amount of $405,000 will be reduced to the purchase price of $300,000 if the Company meets all of their filing obligations. If the Company files a registration statement covering the resale of all of the shares issued or issuable upon conversion of the convertible note with the Securities and Exchange Commission (“SEC”) on or before September 3, 2013, $30,000 of the outstanding principal amount, together with any accrued and unpaid interest with respect to such portion of the principal amount, will be extinguished. If the registration statement is declared effective by the SEC by October 14, 2013 then a further $75,000 of the outstanding principal amount, together with any accrued and unpaid interest with respect to such portion of the principal amount, will be extinguished. The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the convertible note in cash at a price equal to 120% of the total amount of the convertible note then outstanding. In the event of default, the note has a default interest rate of 18% per annum and customary event default provisions.
(d)	On August 28, 2013, the Company entered into an agreement with an investor who has committed to purchase up to $7,500,000 (the “Total Commitment”) of the Company’s shares of common stock over a three year period following the effectiveness of a registration statement the Company has agreed to file with the U.S. Securities and Exchange Commission. The Company, in its sole discretion, can provide the investor with either “regular” draw down notices or, if certain conditions are satisfied, “fixed” draw down notices (each, a “Draw Down Notice”). In each case to purchase a specified dollar amount of shares (the “Draw Down Amount”), with each draw down subject to the limitations discussed below. The maximum amount of shares requested to be purchased pursuant to any single Regular Draw Down Notice cannot exceed 300% of the average daily trading volume of the Company’s common stock for the 20 trading days immediately preceding the date of the Regular Draw Down Notice (the “Maximum Regular Draw Down Amount”). The maximum amount of shares requested to be purchased pursuant to any single Fixed Draw Down Notice cannot exceed 200% of the average daily trading volume of the Company’s common stock for the 20 trading days immediately preceding the date of the Fixed Draw Down Notice (“Maximum Fixed Draw Down Amount”).

When the Company provides the investor with “regular” draw down notices to purchase a specified Draw Down Amount, this is up to the Maximum Regular Draw Down Amount, based over a 10 consecutive trading day period commencing on the trading day specified in the applicable Regular Draw Down Notice (the “Pricing Period”). Once presented with a Regular Draw Down Notice, the investor is required to purchase a pro rata portion of the applicable Draw Down Amount on each trading day during the applicable Pricing Period on which the daily volume weighted average price for the Company’s common stock (the “VWAP”) equals or exceeds an applicable floor price equal to the product of (i) 0.70 and (ii) the VWAP over the 10 trading days immediately preceding the date the Regular Draw Down Notice is delivered, subject to adjustment (the “Floor Price”). If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that the Investor will not be required to purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. The per share purchase price for the shares subject to a Regular Draw Down Notice shall be equal to 90% of the arithmetic average of the three lowest VWAPs that equal or exceed the applicable Floor Price during the applicable Pricing Period; provided, however, that if the VWAP does not equal or exceed the applicable Floor Price for at least three trading days during the applicable Pricing Period, then the per share purchase price shall be equal to 90% of the arithmetic average of all VWAPs that equal or exceed the applicable Floor Price during such Pricing Period.

95

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

14. Subsequent Events (continued)

When the Company provides the investor with a “fixed” draw down notice to purchase a specified Draw Down Amount, up to the Maximum Fixed Draw Down Amount, on the applicable settlement date, which will occur within one trading day following the date the Fixed Draw Down Notice is delivered. The per share purchase price for the shares subject to a Fixed Draw Down Notice (the “Fixed Purchase Price”) shall be equal to 75% of the lower of (i) the lowest trade price of a share of the Company’s common stock on the date the Fixed Draw Down Notice is delivered (the “Draw Down Exercise Date”) and (ii) the arithmetic average of the three lowest daily VWAPs during the 10 consecutive trading days ending on the trading day immediately preceding the applicable Draw Down Exercise Date. The Company may deliver a Fixed Draw Down Notice only if both of the following equity conditions shall have been satisfied as of the applicable Draw Down Exercise Date: (i) on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the lowest trade price of a share of the Company’s common stock shall have been greater than $0.20, subject to adjustment; and (ii) on each trading day during the period beginning 30 trading days prior to the applicable Draw Down Exercise Date and ending on and including the applicable Draw Down Exercise Date, the trade price of a share of the Company’s common stock shall not have declined more than 20% from an intraday high to an intraday low during such trading day.

The Company is prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Regular Draw Down Amount, in the case of a Regular Draw Down Notice, or exceeds the Maximum Fixed Draw Down Amount, in the case of a Fixed Draw Down Notice, (ii) the sale of shares pursuant to such Draw Down Notice would cause the Company to issue or sell or the investor to acquire or purchase an aggregate dollar value of shares that would exceed the Total Commitment, or (iii) the sale of shares pursuant to the Draw Down Notice would cause the Company to sell or the Investor to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by the investor of more than 4.99% of the Company’s common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder). With respect to a draw down pursuant to a Regular Draw Down Notice, the Company cannot make more than one draw down (whether pursuant to a Fixed Draw Down Notice or a Regular Draw Down Notice) in any Pricing Period and must allow 24 hours to elapse between the completion of the settlement of any one draw down pursuant to a Regular Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down. With respect to a draw down pursuant to a Fixed Draw Down Notice, the Company must allow 15 trading days to elapse between the completion of the settlement of any one draw down pursuant to a Fixed Draw Down Notice and the delivery of any Fixed Draw Down Notice or Regular Draw Down Notice for any other draw down.

96

SANWIRE CORPORATION
(FORMERLY NT MINING CORPORATION)

Notes to the consolidated financial statements

June 30, 2013

(Expressed in U.S. Dollars)

(unaudited)

14. Subsequent Events (continued)

The Company agreed to pay the investor a commitment fee equal to $150,000 (or 2% of the Total Commitment under the agreement) in the form of 454,408 shares of common stock (the “Initial Commitment Shares”). In addition, as soon as practicable following the effective date of the initial registration statement, the Company is required to issue to the investor additional shares of common stock (the “Additional Commitment Shares” and, collectively with the Initial Commitment Shares, the “Commitment Shares”) equal to the greater of (i) zero and (ii) the difference of (a) the quotient of (x) $150,000 divided by (y) the greater of (1) the lowest trade price of a share of the Company’s common stock during the period beginning two trading days immediately preceding the effective date of the initial Registration Statement and ending on such effective date and (2) $0.15, less (ii) 454,408, provided that in no event will the Company issue more than an aggregate of 545,592 shares of common stock, subject to adjustment, as Additional Commitment Shares. The Company also agreed to pay up to $20,000 of reasonable legal and expenses incurred by the investor in connection with this agreement.

97

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Sanwire Corporation

(formerly NT Mining Corporation)

(An Exploration Stage Company)

Vancouver, British Columbia, Canada

We have audited the accompanying consolidated balance sheets of Sanwire Corporation and its subsidiary (An Exploration Stage Company) (collectively, the “Company”) as of December, 31 2012 and 2011 and the related consolidated statements of operations, stockholders’ equity(deficit), and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sanwire Corporation and its subsidiary as of December 31, 2012 and 2011 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

April 16, 2013

98

SANWIRE CORPORATION (FORMERLY, NT MINING CORPORATION)

(An Exploration Stage Company)

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

.

	December 31, 2012	December 31, 2011
	$	$
Assets

Cash and cash equivalents	1,094	1,136
Accounts receivable	—	41

	1,094	1,177

Mineral property interests (Note 4)	—	78,000

	1,094	79,177

Liabilities

Accounts payable and accrued liabilities (Note 5)	530,352	317,783
Debenture payable (Note 7)	480,624	469,785
Note payable to related party (Note 6)	187,931	172,973
Due to related parties (Note 9)	174,222	113,243

	1,373,129	1,073,784

Stockholders' Deficiency
Capital stock (Note 8)
Authorized - 750,000,000 common shares, $0.00001 par value
Issued and outstanding
December 31, 2012 – 1,151,937 common shares, $0.00001 par value
December 31, 2011 – 951,937 common shares, $0.00001 par value	12	10
Shares to be issued	60,000	60,000
Additional paid-in capital	9,408,187	9,321,188
Accumulated other comprehensive loss	(5,776)	(5,776)
Deficit, accumulated during the exploration stage	(10,834,458)	(10,370,029)

	(1,372,035)	(994,607)

	1,094	79,177

Nature and Continuance of Operations (Note 1), Commitments and Contingencies (Note 11) and Subsequent Event (Note 14)

On behalf of the Board:

“Carman Parente” Director

Carman Parente

The accompanying notes are an integral part of these consolidated financial statements.

99

SANWIRE CORPORATION (FORMERLY, NT MINING CORPORATION)

(An Exploration Stage Company)

Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Expressed in U.S. Dollars)

	For the year ended December 31, 2012	For the year ended December 31, 2011	For the period from the date of inception on February 10, 1997 to December 31, 2012 (Unaudited)
	$	$	$
Expenses
Selling, general and administrative expenses	221,786	173,426	689,106
Exploration and field expense	—	—	43,518
Royalty expense	18,000	36,000	126,000
Loss on settlement of accounts payable (Note 8)	77,000	—	77,000
Write-down of amounts receivable	—	—	4,985
Write-down of furniture, fixtures and office equipment	191	—	5,356
Write-down of intangible asset (Note 4)	78,000	—	2,671,199
Write-off of accounts payable (Notes 4 and 5)	—	(90,000)	(90,000)
Depreciation of furniture, fixtures and office equipment	—	—	4,923

Net loss before other items	(394,977)	(299,426)	(3,532,087)

Other items
Interest expense (Notes 6 and 7)	(69,452)	(70,315)	(264,259)

Net loss before discontinued operations	(464,429)	(189,741)	(3,796,346)

Discontinued operations	—	—	(7,038,112)

Net loss for the period	(464,429)	(189,741)	(10,834,458)

Basic and diluted loss per common share	(0.46)	(0.20)	n/a

Weighted average number of shares outstanding	1,004,540	957,142	n/a

Comprehensive loss
Net loss for the period	(464,429)	(189,741)	(10,834,458)
Foreign exchange translation	—	248	(5,776)

Total comprehensive loss for the period	(464,429)	(189,493)	(10,840,234)

The accompanying notes are an integral part of these consolidated financial statements.

100

SANWIRE CORPORATION (FORMERLY, NT MINING CORPORATION)

(An Exploration Stage Company)

Consolidated Statements of Changes in Stockholders’ Deficiency

Inception to December 31, 2012

(Expressed in U.S. Dollars)

	Preferred share issued	Amount	Common shares issued	Amount	Shares to be issued	Additional paid-in capital	Deficit, accumulated during the exploration stage	Accumulated other comprehensive income (loss)	Stockholders’ deficiency
		$		$	$	$	$	$	$
Balances, December 31, 2004 (Unaudited)	—	—	1	—	—	6,013,753	(6,088,963)	—	(75,210)
Shares returned for lease	—	—	—	—	—	—	—	—	—
Shares issued for services	—	—	17	—	—	8,030	—	—	8,030
Shares issued to settle debt	—	—	76	—	—	67,759	—	—	67,759
Shares sold for cash	—	—	200	—	—	10,000	—	—	10,000
Net loss for the year	—	—	—	—	—	—	(420,703)	—	(420,703)

Balances, December 31, 2005 (Unaudited)	—	—	294	—	—	6,099,542	(6,509,666)	—	(410,124)
Shares issued to settle debt	—	—	7	—	—	18,500	—	—	18,500
Shares issued for services	—	—	17	—	—	8,975	—	—	8,975
Net loss for the year	—	—	—	—	—	—	(528,446)	—	(528,446)

Balances, December 31, 2006 (Unaudited)	—	—	318	—	—	6,127,017	(7,038,112)	—	(911,095)
Shares issued to settle debt	—	—	1,504	—	—	485,805	—	—	485,805
Net loss for the year	—	—	—	—	—	—	(16,508)	—	(16,508)

Balances, December 31, 2007 (Unaudited)	—	—	1,822	—	—	6,612,822	(7,054,620)	—	(441,798)
Shares issued to settle debt	—	—	808,435	9	—	332,867	—	—	332,876
Shares issued to acquire
Bullmoose Mines Ltd.	—	—	120,000	1	—	2,999	—	—	3,000
Shares sold for cash	—	—	11,200	—	—	154,000	—	—	154,000
Net loss for the year	—	—	—	—	—	—	(57,829)		(57,829)
Foreign exchange translation	—	—	—	—	—	—	—	(72)	(72)

Balances, December 31, 2008 (Unaudited)	—	—	941,457	10	—	7,102,688	(7,112,449)	(72)	(9,823)
Shares issued to round out	—	—	—	—	—	—	—	—
Shares issued for cash	—	—	400	—	—	5,500	—	—	5,500
Shares issued for cash	—	—	4,000	—	—	25,000	—	—	25,000
Net loss for the year	—	—	—	—	—	—	(202,692)	—	(202,692)
Foreign exchange translation	—	—	—	—	—	—	—	72	72

Balances, December 31, 2009 (Unaudited)	—	—	945,857	10	—	7,133,188	(7,315,141)	—	(181,943)
Shares issued for cash	—	—	6,080	—	—	38,000			38,000
Shares to be issued for cash	—	—	—	—	60,000	—	—	—	60,000
Shares issued for mineral property	—	—	100,000	1	—	2,149,999	—	—	2,150,000
Net loss for the year	—	—	—	—	—	—	(2,865,147)	—	(2,865,147)
Foreign exchange translation	—	—	—	—	—	—	—	(6,024)	(6,024)

Balances, December 31, 2010 (Unaudited)	—	—	1,051,937	11	60,000	9,321,187	(10,180,288)	(6,024)	(805,114)
Shares cancelled	—	—	(100,000)	(1)	—	1	—	—	—
Net loss for the year	—	—	—	—	—	—	(189,741)	—	(189,741)
Foreign exchange translation	—	—	—	—	—	—	—	248	248
Balances, December 31, 2011	—	—	951,937	10	60,000	9,321,188	(10,370,029)	(5,776)	(994,607)
Shares issued for debt	—	—	200,000	2	—	86,998	—	—	87,000
Preferred shares issued for debt	50,000	50	—	—		434,950	—	—	435,000
Cancellation of preferred shares issued for debt	(50,000)	(50)	—	—	—	(434,950)	—	—	(435,000)
Net loss for the period	—	—	—	—	—	—	—	—	(464,429)
Balances, December 31, 2012	—	—	1,151,937	12	60,000	9,408,187	(10,834,458)	(5,776)	(1,372,035)

The accompanying notes are an integral part of these consolidated financial statements.

101

SANWIRE CORPORATION (FORMERLY, NT MINING CORPORATION)

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

	For the year ended December 31, 2012	For the year ended December 31, 2011	For the period from the date of inception on February 10, 1997 to December 31, 2012 (Unaudited)
	$	$	$

Cash flows used in operating activities
Net loss for the period	(464,429)	(189,741)	(10,834,458)
Adjustments to reconcile loss to net cash used by operating activities
Depreciation	—	—	4,923
Amortization of debt discount (Note 7)	10,839	23,145	132,854
Accrued interest expense (Notes 5 and 6)	58,234	46,995	123,244
Loss on settlement of accounts payable	77,000	—	77,000
Write-down of accounts receivable	41	—	5,026
Write-down of furniture, fixture and office equipment	—	—	5,165
Write-down of mineral property (Note 4)	78,000	—	2,671,199
Write-off of accounts payable (Note 5)	—	(90,000)	(90,000)
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	—	—	(5,026)
(Increase) decrease in prepaid expense	—	—	26
Accrued interest expense (Notes 5 and 6)	58,234	46,995	123,244
Increase (decrease) in accounts payable and accrued liabilities	179,294	155,579	417,784

	(61,021)	(54,022)	(7,492,263)

Cash flows used in investing activities
Purchase of furniture, fixtures, and office equipment	—	—	(15,763)
Cash acquisition of mineral property (Note 4)	—	—	(21,835)

	—	—	(37,598)

Cash flows from financing activities
Common shares issued for cash	—	—	7,171,198
Subscription received in advance (Note 8)	—	—	60,000
Note payable issued for cash (Note 6)	—	—	150,000
Increase (decrease) in due to related parties (Note 9)	60,979	53,954	155,533

	60,979	53,954	7,536,731

Effect of exchange rate changes on cash	—	248	(5,776)

Increase (decrease) in cash and cash equivalents	(42)	180	1,094

Cash and cash equivalents, beginning of period	1,136	956	—

Cash and cash equivalents, end of period	1,094	1,136	1,094

Supplemental Disclosures with Respect to Cash Flows (Note 12)

The accompanying notes are an integral part of these consolidated financial statements.

102

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS

Sanwire Corporation (formerly, NT Mining Corporation) (“the Company”) was incorporated in the state of Nevada on February 10, 1997. Its wholly owned subsidiary, Bullmoose Mines Ltd. (“BML”), was incorporated in the Northwest Territories, Canada on February 29, 2000. On October 14, 2008, the Company acquired BML (Note 3).

The Company was formerly named Clear Water Mining, Inc. (to March 11, 1999), E-Casino Gaming Corporation (to June 21, 1999), E-Vegas.com Inc. (to July 20, 2000), 1st Genx.com Inc. (to October 18, 2001), Oasis Information Systems, Inc. (to January 27, 2005), 777 Sports Entertainment, Corp. (to September 26, 2008) and NT Mining Corporation (to March 8, 2013). On December 15, 2007, the Company’s former president passed away and the Company then discontinued its business operations.

BML owns Mineral Lease #2775 plus 4 mineral claims located in the South MacKenzie Mining District, Northwest Territories, Canada (the “Bullmoose Gold Mine Property”). According to a geological report issued May 6, 2008, from 1985 until shutdown in January 1987, approximately 54,000 tons of ore were mined and milled to produce approximately 20,001 ounces of gold by a former owner of the Bullmoose Gold Mine Property.

As part of the acquisition of BML, the Company is obligated to pay annual royalties of $36,000 and to pay down a debenture liability as disclosed in Note 7. Since the Company continues to retain title to Bullmoose Gold Mine Property as at December 31, 2012, these obligations continue to be reflected in the consolidated financial statements of the Company.

On or about December 15, 2010, the Company entered into an agreement to settle litigation related to the ownership of BML and to rescind its acquisition of BML (the “Settlement Agreement”). More particularly, the 120,000 common shares issued by the Company in consideration for the acquisition will be cancelled and $75,000 of the $85,000 paid as part consideration for the acquisition will be returned to the Company. The closing date was set for June 30, 2012 (the “Closing Date”). As at December 31, 2012, the Company retains title to BML.

On the Closing Date (July 3, 2012, the first business day after June 30, 2012) all parties to the Settlement Agreement, except those responsible to return the $75,000 to the Company tendered signed settlement documents. As a result, the Company cancelled the 120,000 common shares and commenced an action to recover the $75,000. The Company takes the position that until this sum is paid, it continues to hold title to Bullmoose Gold Mine Property through its ownership of all issued shares of BML (Notes 3, 4, 7, 8, 11 and 14).

The Company is an exploration stage enterprise, as defined in Accounting Standards Codification (the “Codification” or “ASC”) 915-10, “Development Stage Entities”. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principle operations have not commenced, and, accordingly, no revenue has been derived during the organization period.

The consolidated financial statements as at December 31, 2012 and for the year then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $464,429 for the year ended December 31, 2012 (2011 – $189,741) and has a working capital deficit of $1,372,035 at December 31, 2012 (2011 – $1,072,607).

103

The Company was subject to a cease trade order, which was pronounced by the British Columbia Securities Commission on August 18, 2009, by reason of the Company’s failure to file financial statements in British Columbia. The order was rescinded on December 27, 2012.

These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Effective February 2, 2005, the Company affected a one (1) for three hundred (300) reverse stock split. Effective September 11, 2008, the Company affected a one (1) for two thousand (2,000) reverse stock split. Effective March 15, 2010, the Company affected a two (2) for one (1) forward stock split.

Effective March 8, 2013, the Company affected a one (1) for fifty (50) reverse stock split. All share and warrant amounts presented in the consolidated financial statements and in the notes thereto have been adjusted to reflect the reverse and forward stock splits (Note 8).

Management cannot provide assurance that the Company will ultimately achieve profitable operations, become cash flow positive, or raise additional debt and/or equity capital. Based on its prior demonstrated ability to raise capital, management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ending 2012. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary BML from the date of its acquisition on October 14, 2008. All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable for an exploration stage company for financial information and are expressed in U.S. dollars.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

104

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Foreign Currency Translation

The Company’s functional and reporting currency is U.S. dollars. The consolidated financial statements of the Company are translated to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters.” Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Long-Lived Assets

Long-lived assets, including mining property, are evaluated for impairment whenever events or conditions indicate that the carrying value of an asset may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets.

Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes in accordance with ASC 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

Comprehensive Income (Loss)

ASC 220, “Comprehensive Income”, establishes standards for the reporting and disclosure of comprehensive income (loss) and its components in the financial statements. As at December 31, 2012, the Company has items that represent a comprehensive loss and, therefore, has included a schedule of comprehensive loss in the consolidated financial statements.

105

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income , an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for the Company fiscal years, and interim periods within those years beginning after December 15, 2012. The Company will comply with the disclosure requirements of this ASU for the quarter ending March 31, 2013. The Company does not expect the impact of adopting this ASU to be material to the Company’s financial position, results of operations or cash flows.

NOTE 3 – ACQUISITION OF BULLMOOSE MINES LTD.

In accordance with ASC 805, “Business Combinations”, acquisitions are accounted for under the purchase method of accounting. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired at the date of the acquisition.

On October 14, 2008, the Company acquired BML in exchange for $12,000 cash, 120,000 shares of the Company common stock valued at $3,000 (Notes 8 and 11), a debenture in the face amount of $480,624 valued at fair value of $359,371 (Note 7) or for total consideration of $374,371.

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The purchase price allocation has been determined as follows:

Assets purchased:	$
Cash and cash equivalents	165
Prepaid expenses	26
Mineral property interests	421,199

Total assets acquired	421,390

Liabilities assumed:
Accounts payable	47,019

Net assets acquired	374,371

Purchase price	374,371

The related share purchase agreement also provides for payment of future royalties to the seller of BML equivalent to 6% of the Net Smelter Returns, as defined, from Bullmoose Gold Mine Property, with minimum royalty payments of $36,000 payable each year in advance on May 1. The seller of BML was Hughes Maritime Corp. (“HMC”), owner of approximately 12.61% of the issued and outstanding common stock of the Company at December 31, 2012.

During the year ended December 31, 2010, the Company filed a lawsuit against HMC related to its interest in BML. The Company has entered into the Settlement Agreement to settle litigation related to the ownership of BML and to rescind its acquisition of BML. More particularly, the 120,000 common shares issued by the Company in consideration for the acquisition will be cancelled and $75,000 of the $85,000 paid as part consideration for the acquisition will be returned to the Company.

On the Closing Date (July 3, 2012, the first business day after June 30, 2012) all parties to the Settlement Agreement, except those responsible to return the $75,000 to the Company tendered signed settlement documents. As a result, the Company cancelled the 120,000 common shares and commenced an action to recover the $75,000. The Company takes the position that until this sum is paid, it continues to hold title to Bullmoose Gold Mine Property through its ownership of all issued shares of BML (Notes 1, 4, 7, 8, 11 and 14).

NOTE 4 – MINERAL PROPERTY INTERESTS

Bullmoose Gold Mine Property

On October 14, 2008, the Company acquired BML for total consideration of $374,371. BML owns Mineral Lease #2775 plus 4 mineral claims located in the South MacKenzie Mining District, Northwest Territories, Canada.

During the year ended December 31, 2010, the Company filed a lawsuit against HMC related to its interest in BML. The Company has entered into the Settlement Agreement underwhich the Company would rescind its acquisition of BML in exchange for the return of the 120,000 common shares previously issued to HMC and $75,000 of the $85,000 the Company had paid in consideration for the acquisition (Notes 1, 3, 7, 8, 11 and 14).

During the year ended December 31, 2012, the Company has recorded a provision for mineral property write-down of $78,000 (2011 – $Nil) to a carrying value of $Nil related to the Bullmoose Gold Mine Property (Note 12), as the Company believes that the mineral property has no commercial value.

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Valentine Gold Claim

On June 22, 2010, the Company enter into a mineral property option agreement with Mill Bay Ventures Inc. (“Mill Bay”) in which the Company could acquire 100% interest in certain mineral property interest located in Vancouver, British Columbia, Canada (the “Valentine Gold Claim”).

In order to exercise the option agreement and to earn its interest in the Valentine Gold Claim, the Company shall:

i. Issue 100,000 common shares to Mill Bay within 21 business days of approval of the agreement (issued) (Notes 8 and 12);
ii. Issue 30,000 common shares to Mill Bay on the 1st anniversary date of the signing of the agreement;
iii. Make cash payment of $10,000 on the execution date (paid);
iv. Make $90,000 within 21 business days of approval of the agreement;
v. Incur $25,000 expenditure on or before June 30, 2011;
vi. Incur $500,000 within one year from July 1, 2011; and

         vii.   Incur $750,000 within one year from July 1, 2012.

The Company has given up the interest in the Valentine Gold Claim and has cancelled the 100,000 common shares issued (Notes 8 and 12).

During the year ended December 31, 2011, the Company recorded a write-off of accounts payable of $90,000 related to the Valentine Gold Claim (Notes 5 and 12).

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Included in accounts payable and accrued liabilities is accrued interest of $75,270 related to debenture payable (2011 – $52,485) (Note 7).

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

During the year ended December 31, 2012, the Company recorded a write-off of accounts payable in the amount of $Nil related to the Valentine Gold Claim (2011 – $90,000) (Notes 4 and 12).

During the year ended December 31, 2012, the Company recorded a loss on settlement of accounts payable in the amount of $77,000. (2011 – $Nil) (Note 8).

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NOTE 6 – NOTE PAYABLE TO RELATED PARTY

	December 31, 2012	December 31, 2011
	$	$

On June 20, 2010, the Company accepted a loan from a company owned by a family member of a director of the Company in the amount of $150,000 bearing interest at a rate of 10% per annum (Note 9). The loan is unsecured and is due on demand. During the year ended December 31, 2012, the Company accrued interest expense of $15,000 (2010 – $15,000, 2010 – $7,973) related to the note payable. The balance as at December 31, 2012 consists of principal of $150,000 (2011 – $150,000) and accrued interest of $37,931 (2011 – $22,973).	187,931	172,973

NOTE 7 – DEBENTURE PAYABLE

Debenture payable at December 31, 2012 consists of:

$
Amount due October 14, 2009	120,624
Amount due October 14, 2010	120,000
Amount due October 14, 2011	120,000
Amount due October 14, 2012	120,000

Total face amount	480,624
Initial present value discount of $121,253	-
less accumulated amortization of $121,253	-

Net value as at December 31, 2012	480,624
Current portion	480,624

Non-current portion	-

On October 14, 2008, the Company recorded the debenture at the $359,371 present value (discounted at a 12% annual interest rate) of the $480,624 total payments due and amortized the $121,253 debt discount as interest expense using the interest method over the four year term of the debenture.

During the year ended December 31, 2012, the Company recorded interest expense of $10,839 (2011 – $23,145) related to amortization of the discount. As at December 31, 2012, the present value of the debenture is $480,624 (2011 – $469,785).

The Company did not meet the repayment schedule as noted above. Interest is accrued on the overdue principal amounts at 12% per annum from the due dates. During the year ended December 31, 2012, the Company accrued interest expense of $75,270 (2011 – $31,995) (Note 5).

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The debenture is secured by the assets of the Company, including the issued and outstanding shares of BML, which were sold to the Company, and the Bullmoose Gold Mine Property.

The debenture is convertible at the option of the holders into Units of the Company at a conversion rate of $25 per Unit; each Unit consists of one share of the Company common stock and one warrant exercisable into one share of the Company common stock at a price of $30 per share at any time from the exercise of the Conversion Option to two years thereafter. There were no beneficial conversion features related to the Conversion Option.

During the year ended December 31, 2010, the Company filed a lawsuit against HMC to protect its interest in BML. The Company is in the process of settling the lawsuit by rescinding the October 14, 2008 agreement under which the Company acquired BML. More particularly, 120,000 common shares issued by the Company in consideration for the acquisition will be cancelled and $75,000 of the $85,000 paid as part consideration for the acquisition will be returned to the Company. In addition, as part of the rescission, the debenture obligation of the Company to the seller of BML, will be released on closing.

On the Closing Date (July 3, 2012, the first business day after June 30, 2012) all parties to the Settlement Agreement, except those responsible to return the $75,000 to the Company tendered signed settlement documents. As a result, the Company cancelled the 120,000 common shares and commenced an action to recover the $75,000. The Company takes the position that until this sum is paid, it continues to hold title to Bullmoose Gold Mine Property through its ownership of all issued shares of BML (Notes 1, 3, 4, 8, 11 and 14).

NOTE 8 – CAPITAL STOCK

Effective February 2, 2005, the Company affected a one (1) for three hundred (300) reverse stock split. Effective September 11, 2008, the Company affected a one (1) for two thousand (2,000) reverse stock split. Effective March 15, 2010, the Company affected a two (2) for one (1) forward stock split.

Effective March 8, 2013, the Company affected a one (1) for fifty (50) reverse stock split. (Note 14). All share and warrant amounts presented in the consolidated financial statements and in the notes thereto have been adjusted to reflect the reverse and forward stock splits.

Authorized

Authorized capital stock consists of 750,000,000 common shares with par value of $0.00001 per share. (Note 14)

Share Issuance

i.	On August 16, 2011, the Company cancelled 100,000 common shares issued on June 22, 2010 in relation to the Valentine Gold Claim (Notes 4 and 12).

ii.	On September 29, 2012, the Company issued 50,000 preferred shares at a fair value of $435,000 to settle debt of $50,000 on September 29, 2012 and subsequently cancelled all of 50,000 preferred shares in December, 2012 restoring the $50,000 of debt.
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iii.    On September 27, 2012, the Company issued 200,000 common shares at a fair value of $87,000 to settle debt in the amount of $10,000. The Company recognized loss of $77,000 on settlement of debt during the year-end December 31, 2012.

Shares to Be Issued

During the year ended December 31, 2010, the Company received $60,000 for the purchase of 4,000 common shares in the Company. These shares were yet to be issued by the Company as at December 31, 2012.

NOTE 9 – DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

Amounts due to related parties are non-interest bearing, unsecured and due on demand.

As at December 31, 2012, the amount due to related parties includes $23,080 (2011 – $23,080) payable to a company controlled by a director of the Company for exploration and field expenses paid on behalf of the Company.

As at December 31, 2012, the amount due to related parties includes $21,637 (2011 – $11,625) payable to a director of the Company related to unpaid consulting fees.

As at December 31, 2012, the amount due to related parties includes $2,948 (2011 – $2,948) payable to, a company controlled by a director of the Company related unpaid management fees.

As at December 31, 2012, the amount due to related parties includes $20,000 (2011 – $20,000) payable to a director of the Company related to unpaid management fees.

As at December 31, 2012, the amount due to related parties include $100 (2011 – $100) payable to a company controlled by the Chief Executive Officer of the Company related to expenses paid on behalf of the Company.

As at December 31, 2012, the amount due to related parties include $75,041 (2011 – $33,600) payable to a company controlled by the Chief Executive Officer of the Company related to unpaid management fees.

As at December 31, 2012, the amount due to related parties include $31,412 (2011 – $21,890) payable to the Chief Executive Officer of the Company related to expenses paid on behalf of the Company.

During the year ended December 31, 2012, the Company paid or accrued management fees of $10,000 (2011 – $Nil) to a company controlled by the director of the Company.

During the year ended December 31, 2012, the Company paid or accrued management fees of $55,980 (2011 – $33,600) to a company controlled by the Chief Executive Officer of the Company.

During the year ended 31 December 2010, the Company accepted a loan from a company owned by a family member of a director of the Company in the amount of $150,000 bearing interest at a rate of 10% per annum (Note 6).

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NOTE 10 - INCOME TAXES

The Company has losses carried forward for income tax purposes to December 31, 2012. There are no current or deferred tax expenses for the year ended December 31, 2012 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The composition of the Company’s deferred tax assets as at December 31, 2012 and 2011 are as follows:

	As at December 31, 2012	As at December 31, 2011
	$	$

Net income tax operating loss carry-forward	10,679,267	10,370,029

Statutory federal income tax rate	34%	34%
Effective income tax rate	0%	0%

Deferred tax assets	3,630,951	3,525,810
Less: Valuation allowance	(3,630,951)	(3,525,810)

Net deferred tax asset	-	-

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at December 31, 2012, the Company has an unused net operating loss carry-forward balance of approximately $10,679,267 that is available to offset future taxable income. This unused net operating loss carry-forward balance expires between 2017 and 2032.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

On October 14, 2008, the Company and HMC entered into a share purchase agreement in which the Company acquired 100% of the issued and outstanding shares of BML in exchange of $15,000 on execution, by $12,000 in cash and 120,000 shares of the Company’s common stock valued at $3,000 (Notes 3, 8 and 14) (the “Share Purchase Agreement”). Under the Share Purchase Agreement, the Company assumed the liabilities of BML totalling $535,126 to be paid over four years from the sale of the shares. HMC could repossess BML shares if the Company failed to pay for the liabilities assumed.

On June 23, 2010, the Company acted to its detriment and made an $85,000 payment to HMC under the Share Purchase Agreement, implying the understanding that it was and would remain in good standing and HMC thereby waived any such default and is estopped from claiming otherwise.

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On or about August 10, 2010, HMC purportedly sold the BML shares it previously had sold to the Company to Maple Management Investments Ltd. (“Maple”) in exchange for cash and shares of Maple.

On October 22, 2010, the Company has filed a lawsuit against HMC, Maple, a former officer of the Company and certain other companies controlled directly or indirectly by the former officer (the “Claim”) in which the Company seeks a declaration that the Company is the legal and beneficial owner of all issued and outstanding shares of BML.

On November 17, 2010, HMC, a former officer of the Company and certain other companies controlled directly or indirectly by the former officer filed a counter claim against the Company and one of its directors (the “Counterclaim”). The Counterclaim alleges that the Company owes HMC, the sum of $32,765 under a service contract entered into in 2006. HMC also alleges that the Company defaulted on the Share Purchase Agreement. The Company entered into the Settlement Agreement, the particulars of which are set out in Note 4. As a result, no accrual has been recorded related to the alleged amounts due to HMC.

On the Closing Date (July 3, 2012, the first business day after June 30 2012) all parties to the Settlement Agreement, except those responsible to return the $75,000 to the Company, tendered signed Settlement documents. As a result, the Company cancelled the 120,000 shares and commenced an action in the Supreme Court of British Columbia to recover the $75,000. The Company takes the position that until this sum is paid, it continues to hold title to the mineral properties through its ownership of all issued Bullmoose shares (Notes 1, 3, 4, 7, 8 and 14).

As at December 31, 2012, the Company was still the owner of BML until the settlement closes.

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NOTE 12 – SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	For the year ended December 31, 2012	For the year ended December 31, 2011	For the period from the date of inception on February 10, 1997 to December 31, 2012 (Unaudited)
	$	$	$

Cash paid during the year for interest	-	174	12,480
Cash paid during the year for income taxes	-	-	-

Non-cash investing and financing activities
Common shares issued on acquisition of BML	-	-	421,390
Common shares issued on acquisition of Valentine Gold Claim	-	-	2,150,000
Common shares issued for debt	87,000	-	419,876

During the year ended December 31, 2012, the Company recorded a provision for mineral property write-down of $78,000 related to the Bullmoose Gold Mine Property.

During the year ended December 31, 2011, the Company recorded write-off of accounts payable in the amount of $90,000 (2010 – $Nil, 2009 – $Nil) related to the Valentine Gold Claim (Notes 4 and 5).

On August 16, 2011, the Company cancelled 100,000 common shares issued on June 22, 2010 in relation to the Valentine Gold Claim. This amount is recorded as an increase in additional paid-in capital (Notes 4 and 8).

NOTE 13 – FINANCIAL INSTRUMENTS

The carrying values of cash and cash equivalents, accounts payable, debenture payable, note payable and due to related parties approximate fair values due to the short term maturity of these financial instruments.

Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions as determined by rating agencies. As a result, credit risk is considered insignificant.

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Currency Risk

The Company’s major expenses and payables are in United States dollars and are expected to continue to incur in United States dollars. Fluctuations in the exchange rate between the United States dollar and other currency may have a material effect on the Company’s business, financial condition and results of operations. The Company does not actively hedge against foreign currency fluctuations.

Interest Rate Risk

The Company has non-interest paying cash balances and interest-bearing debt with interest rates fixed at 10% to 12% (Notes 6 and 7).  It is management’s opinion that the Company is not exposed to significant interest rate risk arising from these financial instruments.

Liquidity Risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with its financial liabilities. The Company manages liquidity risk by continuously monitoring actual and projected cash flows and matching the maturity profile of financial assets and liabilities. As at December 31, 2012, the Company had a working capital deficit of $1,372,035 (2011 – $1,072,607). The Company plans to improve its financial condition by obtaining new financing through loans. There is no assurance that the Company will be successful in accomplishing this objective.

NOTE 14 – SUBSEQUENT EVENTS

The following event occurred during the period from the year ended December 31, 2012 to the date the consolidated financial statements were available to be issued on April 16, 2013:

i.                 On January 2, 2013, the Company signed an exclusive licensing and distribution agreement to sell and market the iPMine communication and mine-safety system for underground mines for the European continent. The terms of the agreement includes exclusivity for the European market for a 5-year term renewable for an additional 5-year term and first right of refusal to acquire the entire iPMine intellectual property. The Company issued 300,000 common shares (i.e. post-the reverse stock split) of the Company to the licensor.

ii.               On January 10, 2013, the Board of Directors of the Company approved the followings:

1.                       One (1) for fifty (50) reverse split of the issued and outstanding shares of Sanwire common stock;

2.                       To amend the Company’s Article of Incorporation to change the name of the Company to “Sanwire Corporation,” and

3.                       To amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.00001 per share, of the Company from 500,000,000 shares to 750,000,000 shares after the Reverse Split.

The actions became effective on or about March 8, 2013.

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iii.              On January 14, 2013, the Company signed a purchase agreement to acquire all of the ownership in iPTerra Technologies, Inc. for cash consideration of $5,500, which shall be paid to a seller within a 12 month period from a closing date.

iv.             On March 22, 2013, the Company issued 20,000,000 shares after the Reverse Split to the Company controlled by Naiel Kanno as payment for fulfillment of the Company’s exercise of the option agreement that is part of the Licensing and Distribution Agreement dated January 16, 2013.

v.       On March 26, 2013, the Company exercised its option under the recently executed License and Distribution Agreement for 100% ownership of the iPMine communications and mine-safety system. The iPMine system will continue to operate under the Company’s wholly owned subsidiary, iPTerra Technologies, Inc.

vi.        On March 27, 2013, the Company issued 20,000,000 shares after the Reverse Split to converted $20,000 debt owing to a third party by the Company.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.        Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$354.82
Accounting fees and expenses	$1,500.00
Legal fees and expenses	$25,000.00
Total	$26,854.82

Item 14.        Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense

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Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;
(b)	the establishment of a program of self-insurance;
(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and
(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;
(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or
(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

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Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under General Corporation Law of the State of Nevada time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as it's representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and amend the Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Item 15. Recent Sales of Unregistered Securities

On June 22, 2010, the Company issued 100,000 common shares in relation to the acquisition of a mineral property option agreement pursuant to which the Company had the rights to certain mineral property interest located in Vancouver, British Columbia, Canada, which shares were later cancelled on August 15, 2011. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).

On September 29, 2012, the Company issued 50,000 preferred shares at a fair value of $435,000 to settle debt of $50,000 on September 29, 2012 and subsequently cancelled all of 50,000 preferred shares in December, 2012 restoring the $50,000 of debt. The issuance of these shares of preferred stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On September 27, 2012, the Company issued 200,000 common shares at a fair value of $87,000 to settle debt in the amount of $10,000. The Company recognized loss of $77,000 on settlement of debt during the year-end December 31, 2012. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

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On January 3, 2013, the Company issued 300,000 shares of common stock with a fair value of $300 pursuant to the License Agreement. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On March 22, 2013, the Company exercised its option under the License Agreement to acquire 100% ownership of the iPMine communication and mine safety system. As consideration, the Company issued 20,000,000 shares of common stock with a fair value of $20,000. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On March 27, 2013, the Company issued 20,000,000 shares of common stock with a fair value of $20,000 to settle debt of $20,000. The shares were issued to Senso Investments (15,000,00 shares for $15,000 fair value) and, Northwest Management Anstalt (5,000,00 shares for $5,000 fair value). The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On May 17, 2013, the Company issued 200,000 shares of common stock with a fair value of $58,000 to J R Vetter Consulting, Inc., a company controlled by J R Roland Vetter, the Chief Financial Officer of the Company as compensation under this consultant agreement. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On May 17, 2013, the Company issued 200,000 shares of common stock with a fair value of $58,000 to Biarritz Productions, of which $7,150 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On May 17, 2013, the Company issued 275,000 shares of common stock with a fair value of $79,750 to Lloyd Donner, of which $9,832 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On May 29, 2013, the Company issued 2,400,000 shares of common stock with a fair value of $600,000 to acquire Aero. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On May 29, 2013, the Company issued 300,000 shares of common stock with a fair value of $75,000 to the management team of Aero, which consists of Richard Bjorklund, James Bradley and Samuel Sibala. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On June 1, 2013, the Company issued 50,000 shares of common stock with a fair value of $12,500 to Les Matthews, a consultant. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

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On June 3, 2013, the Company issued 50,000 shares of common stock with a fair value of $13,500 to George Naylor and John Sisk, both of whom are consultant. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On June 12, 2013, the Company issued 500,000 of common stock with a fair value of $170,000 to C Dillow & Co., of which $18,580 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On June 12, 2013, the Company issued 250,000 shares of common stock with a fair value of $92,500 to Core Consulting, of which $9,604 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The remaining $82,896 was recorded as deferred compensation and will be expensed pro-rata over the remaining term of the agreement ending on December 11, 2013. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On June 27, 2013, the Company issued 500,000 shares of common stock with a fair value of $170,000 to Rovert Consulting, of which $3,716 was expensed as consulting fees for the pro-rate portion of services rendered to June 30, 2013. The remaining $166,284 was recorded as deferred compensation and will be expensed pro-rata over the remaining term of the agreement ending on December 27, 2013. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On June 28, 2013, the Company issued 96,000 shares of common stock with a fair value of $45,120 to Gross Capital which was recorded as deferred compensation which will be expensed on the vesting date of July 1, 2013. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D.

On June 1, 2013, the Company issued 250,000 share purchase warrants at an exercise price of $0.50 per share expiring on May 31, 2014 to Les Matthews, a consultant. The issuance of the share purchase warrants was exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).

On July 31, 2013, we entered into the Note Purchase Agreement with Hanover.  The Note Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover shall purchase from us a senior convertible note with an initial principal amount of $405,000 (the “Convertible Note”) for a purchase price of $300,000 (an approximately 25.93% original issue discount). The issuance of the Convertible Note to Hanover under the Note Purchase Agreement was exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act.  The Company made this determination based on the representations of Hanover that Hanover is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

On August 28, 2013, we entered into the Purchase Agreement with Hanover.  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Hanover is committed to purchase up to $7,500,000 worth of our common stock over the 36-month term of the Purchase Agreement.  The issuances of the Commitment Shares and the sale of the Shares to Hanover under the Purchase Agreement are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Regulation D under the Securities Act.

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Item 16.        Exhibit Index

            The following exhibits are included as part of this registration statement by reference:

(b)     Exhibits

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
2.1	Purchase Agreement between the Company and Naiel P. Kanno, dated January 14, 2013		10-Q/A		2.1	9/10/2013
2.2	Purchase Agreement by and among the Company, Richard Bjorklund, James Bradley and Samuel Sibala, dated May 28, 2013		10-Q/A		2.2	9/10/2013
3.1	Articles of Incorporation, as amended		10-Q/A		3.1	9/10/2013
3.2	By-Laws		10-SB		3.2	11/19/1999
5.1	Opinion of Greenberg Traurig, LLP	X
10.1	Note Purchase Agreement by and between Hanover Holdings I, LLC and the Company, dated as of July 31, 2013		8-K		10.1	8/5/2013
10.2	Senior Convertible Note, dated July 31, 2013		8-K		10.2	8/5/2013
10.3	Registration Rights Agreement by and between Hanover Holdings I, LLC and the Company, dated as of July 31, 2013		8-K		10.3	8/5/2013
10.4	Common Stock Purchase Agreement by and between Hanover Holdings I, LLC and the Company, dated as of August 28, 2013		8-K		10.1	9/4/2013
10.5	Registration Rights Agreement by and between Hanover Holdings I, LLC and the Company, dated as of August 28, 2013		8-K		10.2	9/4/2013
10.6	Exclusive License and Distribution Agreement between Naiel Kanno and NT Mining Corporation, dated January 2, 2013		10-Q/A		10.6	9/10/2013
10.7	Consulting Agreement with Naiel Kanno, dated April 17, 2013		10-Q/A		10.7	9/10/2013
10.8	Consulting Agreement with J Roland Vetter, dated April 17, 2013		10-Q/A		10.8	9/10/2013
10.9	Consulting Agreement with Carman Parente, dated April 17, 2013		10-Q/A		10.9	9/10/2013
10.10	Convertible Promissory Note by the Company in favor of Kanno Group Holdings, Ltd. in the amount of $2,345,300, dated May 10, 2013		10-Q/A		10.10	9/10/2013
10.11	Convertible Promissory Note by the Company in favor of Kanno Group Holdings II, Ltd. in the amount of $7,634,700, dated May 10, 2013		10-Q/A		10.11	9/10/2013
10.12	Consulting Agreement with Richard Bjorklund, dated May 28, 2013		10-Q/A		10.12	9/10/2013
10.13	Consulting Agreement with James Bradley, dated May 28, 2013		10-Q/A		10.13	9/10/2013
10.14	Consulting Agreement with Samuel Sibala, dated May 28, 2013		10-Q/A		10.14	9/10/2013
10.15	Community Connect Grant Contractor Agreement, between Aeronetworks LLC and Oso Vista Ranch Project, dated June 17, 2013		10-Q/A		10.15	9/10/2013
10.16	Commercial Lease and Deposit Receipt, by and among Richard Bjorklund & Sam Siabala (d/b/a Aero Networks) and JCI, LLC, dated April 19, 2013		10-Q/A		10.16	9/10/2013
21	List of Subsidiaries	X
23.1	Consent of Malone Bailey LLP	X
23.2	Consent of Greenberg Traurig, LLP (filed as part of Exhibit 5.1)	X
24	Power of Attorney	X
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Definition

* In accordance with Regulation S-T, the XBRL-related information on Exhibit No. 101 to this Registration Statement on Form S-1 shall be deemed “furnished” herewith and not “filed.”

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Item 17.        Undertakings

The undersigned registrant hereby undertakes to:

(a)        Rule 415 Offering:

            1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424 of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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                          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

                          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

                          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

                          (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)) ..

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3 –19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

            5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (§230.430B of this chapter):

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                          ii. If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

                          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

            Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SANWIRE CORPORATION
a Nevada corporation

Dated: September 19, 2013	/s/ Naiel Kanno
By: Naiel Kanno
Its: President, Chief Executive Officer, and Director
(Principal Executive Officer)
Dated: September 19, 2013	/s/ J Roland Vetter _____________________________________________
By: J Roland Vetter
Its: Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

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